     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2000

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               NATIONAL CITY BANK
                   (Originator of the Trust described herein)
             (Exact Name of Registrant as Specified in Its Charter)
                     NATIONAL CITY CREDIT CARD MASTER TRUST
              (FORMERLY FIRST OF AMERICA CREDIT CARD MASTER TRUST)
                          (Issuer of the Certificates)

                       UNITED STATES                                                  34-0420310
       (State or Other Jurisdiction of Organization)                   (I.R.S. Employer Identification Number)

                              1900 EAST 9TH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 575-2000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Office)

                                DAVID L. ZOELLER
                               NATIONAL CITY BANK
                              1900 EAST 9TH STREET
                             CLEVELAND, OHIO 44114
                                 (216) 575-2978
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

               GLENN S. ARDEN, ESQ.                               CAMERON L. COWAN, ESQ.
            JONES, DAY, REAVIS & POGUE                      ORRICK, HERRINGTON & SUTCLIFFE LLP
               599 LEXINGTON AVENUE                                 WASHINGTON HARBOUR
             NEW YORK, NEW YORK 10022                         3050 K STREET, N.W., SUITE 200
                  (212) 326-3939                                   WASHINGTON, DC 20007
                                                                      (202) 339-8400

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                                                             ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                             ---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                AMOUNT TO BE       PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                 REGISTERED        AGGREGATE PRICE     AGGREGATE OFFERING       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED            (A)(B)         PER CERTIFICATE(C)        PRICE(C)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Asset Backed Certificates..................      $1,000,000              100%              $1,000,000              $264


-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(a) With respect to any Asset Backed Certificates issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b) With respect to any Asset Backed Certificates denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such Asset Backed Certificate is first offered.
(c) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

     This Registration Statement includes:

     - a representative form of prospectus supplement to the base prospectus relating to the offering by National City Credit Card Master Trust of a series of asset backed certificates; and

     - a form of base prospectus relating to asset backed certificates of National City Credit Card Master Trust.

       THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. WE MAY NOT SELL THESE CERTIFICATES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND AN ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  REPRESENTATIVE FORM OF PROSPECTUS SUPPLEMENT

                   SUBJECT TO COMPLETION, DATED JUNE 15, 2000
             Prospectus Supplement to Prospectus Dated [-][-], 2000

                              [National City Logo]

                     NATIONAL CITY CREDIT CARD MASTER TRUST
                                     ISSUER

                               NATIONAL CITY BANK
                              SELLER AND SERVICER

     $[-] CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2000-[-] $[-] CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2000-[-]

                                  CLASS A CERTIFICATES          CLASS B CERTIFICATES
                              ----------------------------  ----------------------------
Certificate rate              [One-Month LIBOR plus [-]%    [One-Month LIBOR plus [-]%
                              per year]                     per year]
Interest paid                 Monthly on the 15th,          Monthly on the 15th,
                              beginning [-] [-], 2000       beginning [-] [-], 2000
Scheduled principal payment   [-] [-], 200[-]               [-] [-], 200[-]
  date
Legal final maturity date     [-] [-], 200[-]               [-] [-], 200[-]
Price to public               $[-] (or [-]%)                $[-] (or [-]%)
Underwriting discount         $[-] (or [-]%)                $[-] (or [-]%)
Proceeds to seller            $[-] (or [-]%)                $[-] (or [-]%)

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS
                                   SUPPLEMENT
                         AND PAGE 6 IN THE PROSPECTUS.

The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the National City Credit Card Master Trust only and will not represent interests in or obligations of National City Bank or any of its affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

CREDIT ENHANCEMENT:

- The Class B certificates will be subordinated to the Class A certificates.

- The trust is also issuing a collateral interest in the amount of $[-]. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A certificates

A CO.
                                     B CO.
                                                                           C CO.

                    Underwriter of the Class B certificates

                                     A CO.
                                  [-][-], 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of certificates, (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates.

     If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page S-25 in this document and on page 63 in the accompanying prospectus. To assist you in understanding this prospectus supplement and the accompanying prospectus, the terms that are defined in the "Glossary of Defined Terms" in this prospectus supplement and in the accompanying prospectus appear in bold typeface the first time they appear in each of the sections and subsections, beginning on page S-9 in this prospectus supplement and beginning on page 14 in the accompanying prospectus.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary of Terms.....................    S-2
  The Trust..........................    S-2
  Offered Securities.................    S-2
     Interest Payments...............    S-2
     Principal Payments..............    S-2
  The Collateral Interest............    S-3
  Credit Enhancement.................    S-3
  Other Interests in the Trust.......    S-3
     Other Series of Certificates....    S-3
     The Seller Interest.............    S-3
  Information about the
     Receivables.....................    S-3
  Allocations........................    S-4
     Your Series.....................    S-4
     Among Classes...................    S-4
  Application of Collections.........    S-4
     Finance Charge Receivables
       Collections...................    S-4
     Excess Spread...................    S-4
     Principal Collections...........    S-5
  Pay Out Events.....................    S-5
  Optional Repurchase................    S-5
  Registration, Clearance and
     Settlement......................    S-5
  Tax Status.........................    S-6
  ERISA Considerations...............    S-6
  Certificate Ratings................    S-6
  Exchange Listing...................    S-6
Risk Factors.........................    S-7
  Ability to Resell Series 2000-[-]
     Certificates Not Assured........    S-7
  Credit Enhancement May Not Be
     Sufficient to Prevent Loss......    S-7
  Class B Certificates are
     Subordinate to the Class A
     Certificates; Trust Assets May
     Be Diverted from Class B to Pay
     Class A.........................    S-7
  Ratings Can Be Lowered or Withdrawn
     After You Purchase Your
     Certificates and the Market
     Value of Your Certificates May
     Be Reduced......................    S-8
Introduction.........................    S-9
Maturity Considerations..............    S-9
  Controlled Accumulation Period.....    S-9
  Early Amortization Period..........   S-10

                                        PAGE
                                        ----
Use of Proceeds......................   S-11
National City Bank...................   S-11
Series Provisions....................   S-11
  Interest Payments..................   S-11
  Principal Payments.................   S-12
     Revolving Period................   S-12
     Controlled Accumulation
       Period........................   S-12
     Early Amortization Period.......   S-13
  Postponement of Controlled
     Accumulation Period.............   S-13
  Subordination......................   S-13
  Allocation Percentages.............   S-13
  Reallocation of Cash Flows.........   S-14
     Class A Required Amount.........   S-14
     Class B Required Amount.........   S-15
  Application of Collections.........   S-15
     Payment of Interest, Fees and
       Other Items...................   S-15
     Excess Spread and Excess Finance
       Charge Collections............   S-16
     Payments of Principal...........   S-17
  Sharing of Excess Finance Charge
     Collections.....................   S-18
  Shared Principal Collections.......   S-18
  Defaulted Receivables; Investor
     Charge-Offs.....................   S-18
     Class A Investor Default
       Amount........................   S-18
     Class B Investor Default
       Amount........................   S-19
     Collateral Default Amount.......   S-19
  Principal Funding Account..........   S-20
  Reserve Account....................   S-20
  Pay Out Events.....................   S-21
  Servicing Compensation.............   S-22
  Series Termination.................   S-22
ERISA Considerations.................   S-23
  General............................   S-23
  Class A Certificates...............   S-23
  Class B Certificates...............   S-24
Underwriting.........................   S-24
Glossary of Defined Terms............   S-25
Annex I: Previous Issuances of
  Certificates.......................    I-1
Annex II: The Bank Portfolio.........   II-1

                              TRANSACTION SUMMARY

Trust and Issuer:               National City Credit Card Master Trust
Seller:                         National City Bank
Servicer:                       National City Bank
Trustee:                        The Bank of New York
Closing Date:                   [-][-], 2000
Series Servicing Fee
Percentage:                     2% per annum
Clearance and Settlement:       DTC/Clearstream/Euroclear
Primary Trust Assets:           Receivables originated in MasterCard(R) and
                                VISA(R)* accounts

                                           CLASS A                         CLASS B
                                           -------                         -------
Principal Amount:               $[-]                            $[-]
Percentage of Series:**         [-]%                            [-]%
Anticipated Ratings:***         [Aaa/AAA/AAA]                   [A2/A/A]
([Moody's/Standard & Poor's/
  Fitch])
Credit Enhancement:             subordination of Class B and    subordination of collateral
                                collateral interest             interest
Certificate Rate:               [one-month                      [one-month
                                LIBOR plus                      LIBOR plus
                                [-]% per year]                  [-]% per year]
Interest Accrual Method:        actual/360                      actual/360
Interest Payment Dates:         monthly (15th)                  monthly (15th)
Certificate Rate Index Reset    2 London business days before   2 London business days before
  Date:                         each interest payment date      each interest payment date
First Interest Payment Date:    [-] [-], 2000                   [-] [-], 2000
Commencement of Controlled      [-] [-], 200[-]                 [-] [-], 200[-]
  Accumulation Period
  (subject to adjustment):
Scheduled Principal Payment     [-] [-], 200[-]                 [-] [-], 200[-]
  Date:
Final Maturity Date:            [-] [-], 200[-]                 [-] [-], 200[-]
ERISA eligibility               Yes, subject to important       No
  (investors should consult     considerations described under
  with their counsel):          "ERISA Considerations" in this
                                prospectus supplement and the
                                accompanying prospectus.
Debt for United States Federal  Yes, subject to important       Yes, subject to important
  Income Tax Purposes           considerations described under  considerations described under
  (investors should consult     "Federal Income Tax             "Federal Income Tax
  with their tax counsel):      Consequences" in the            Consequences" in the
                                accompanying prospectus.        accompanying prospectus.

---------------

  * MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

 ** The percentage of Series 2000-[-] comprised by the collateral interest is [-]%.

*** It is a condition to issuance of the Series 2000-[-] certificates that one of these ratings be obtained.

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THE TRUST

National City Credit Card Master Trust will issue the certificates. The trustee is The Bank of New York.

OFFERED SECURITIES

National City Credit Card Master Trust is offering the Class A certificates and the Class B certificates as part of Series 2000-[-]. The Class A certificates and the Class B certificates represent an interest in the assets of the trust.

The Class B certificates are subordinated to the Class A certificates.

  INTEREST PAYMENTS

The Class A certificates will accrue interest for each interest period at an annual rate equal to [LIBOR plus -%.]

The Class B certificates will accrue interest for each interest period at an annual rate equal to [LIBOR plus -%.]

Interest accrued during each interest period will be due on each distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2.0% per annum.

- A distribution date is the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date is [-] [-], 2000.

- Each interest period begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include, [-] [-], 2000, which is the closing date, and end on but exclude [-] [-], 2000, the first distribution date.

- LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on Telerate Page 3750 (or similar replacement page) as of 11:00 a.m., London time, on the related LIBOR determination date. See "Series
  Provisions -- Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Telerate Page 3750 (or similar replacement page).

See "Series Provisions -- Interest Payments" in this prospectus supplement for a discussion of the LIBOR determination date, and the determination of amounts available to pay interest.

You may obtain the certificate rates for the current and immediately preceding interest periods by telephoning The Bank of New York, the trustee, at (212) 815-5738.

  PRINCIPAL PAYMENTS

You are expected to receive payment of principal in full on [-] [-], 200[-], or, if that date is not a business day, the next business day, which is called the scheduled principal payment date. However, principal could be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full. For a discussion of how amounts are allocated and the timing of principal payments, see "Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Series Provisions -- Allocation Percentages" in this prospectus supplement.

The final payment of principal and interest on the certificates will be made no later than [-] [-], 200[-], or, if that date is not a business day, the next business day, which is called the Series 2000-[-] termination date.

See "Series Provisions -- Principal Payments" in this prospectus supplement for a discussion of amounts available to pay principal.

THE COLLATERAL INTEREST

The trust is also issuing an interest in the assets of the trust that is subordinated to the certificates, called the collateral interest. The initial collateral invested amount is $[-], representing [-]% of the sum of the initial aggregate principal amount of the certificates and the initial collateral invested amount. As a subordinated interest, the collateral interest is a form of credit enhancement for the certificates. The collateral interest holder will have voting and certain other rights as if the collateral interest were a subordinated class of certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

CREDIT ENHANCEMENT

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of any credit enhancement available to other series.

Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for the Class A certificates and the Class B certificates. The collateral invested amount and the interest of the Class B certificateholders, the Class B invested amount, must be reduced to zero before the Class A certificateholders will suffer any loss of principal. The collateral invested amount must be reduced to zero before the Class B certificateholders will suffer any loss of principal. For a description of the events which may lead to a reduction of Class A, Class B and the collateral invested amounts, see "Series Provisions -- Reallocation of Cash Flows," "-- Application of Collections" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

OTHER INTERESTS IN THE TRUST

  OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust, the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Previous Issuances of Certificates" included at the end of this prospectus supplement. The trust may issue additional series with terms that may be different from any other series without prior review or consent by any certificateholders.

  THE SELLER INTEREST

National City Bank will own the seller interest, which represents the remaining interest in the assets of the trust not represented by the certificates, the collateral interest and the other interests issued by the trust. The seller interest does not provide credit enhancement for your series or any other series.

INFORMATION ABOUT THE RECEIVABLES

The trust assets include receivables from certain MasterCard(R) and VISA(R)* revolving credit card accounts selected from National City Bank's credit card account portfolio.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

Finance charge receivables are (a) the related finance charges and credit card fees, (b) for your series, certain amounts of fees, called interchange, collected through MasterCard and VISA and annual membership fees collected from cardholders and (c) amounts that are recovered after they were previously considered defaulted.

National City Bank, as servicer, will collect payments on the receivables in the trust and will deposit those collections in a collection account. The servicer will keep track of those collections

---------------

* MasterCard and VISA are federally registered servicemarks of MasterCard International Incorporated and Visa U.S.A., Inc., respectively.

that are finance charge receivables and those collections that are principal receivables.

ALLOCATIONS

  YOUR SERIES

Each month National City Bank, as servicer, will allocate collections received among:

- Series 2000-[-];

- other series outstanding; and

- the seller interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 2000-[-] will be $[-].

  AMONG CLASSES

Amounts allocated to your series will be further allocated among the holders of the Class A certificates, the holders of the Class B certificates and the holder of the collateral interest on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of the class.

See "Series Provisions -- Allocation Percentages" in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of
(a) the Class A invested amount, (b) the Class B invested amount and (c) the collateral invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders and the collateral interest holder on the expected final payment date. For a description of the events which may lead to these reductions, see "Series Provisions -- Allocation Percentages" and
"-- Reallocation of Cash Flows" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  FINANCE CHARGE RECEIVABLES COLLECTIONS

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

- Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described in "-- Excess Spread" below.

- Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described in "-- Excess Spread" below.

- Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described in "-- Excess Spread" below.

  EXCESS SPREAD

Each month the trust will distribute the excess spread and your series' share of excess finance charges from other series in the following order of priority:

- first to make up deficiencies with respect to Class A;

- then to make up deficiencies with respect to Class B;

- then to pay interest on the collateral interest and to make up deficiencies with respect to the collateral interest;

- then, in limited circumstances, to fund a reserve account to cover interest payment deficits during the accumulation period;

- finally to make payments to the holder of the collateral interest.

See "Series Provisions -- Application of Collections" in this prospectus supplement.

  PRINCIPAL COLLECTIONS

The trust will apply your series' share of principal collections each month as follows:

- First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates not made from finance charge collections, excess spread, excess finance charge collections or funds in the reserve account.

- During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will then be treated as shared principal collections and may be available to make principal payments for other series.

- The accumulation period is scheduled to begin on [-][-], 20[-], but may begin at a later date. During the accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A certificates, the Class B certificates and the collateral interest on the expected final payment date.

- If a pay out event (described below) that applies to Series 2000-[-]or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will then be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the collateral interest holder.

- Any remaining principal collections will be first made available to other series and then paid to the holder of the seller interest or deposited in the excess funding account.

PAY OUT EVENTS

The documents under which the Class A certificates, the Class B certificates and the collateral interest will be issued include a list of adverse events known as pay out events. If a pay out event that applies to Series 2000-[-] or to all series occurs, the trust will use collections of principal receivables allocated to Series 2000-[-] each month to pay principal.

The following are pay out events:

- the seller fails to make required payments, fails to make required deposits, or violates other covenants and agreements;

- any representation or warranty of the seller is materially incorrect;

- the seller does not transfer additional assets to the trust when required;

- the yield on the trust portfolio averaged over three months is less than the weighted average interest rate for Series 2000-[-], calculated by dividing the interest rate for the Class A, Class B and collateral interest, plus the series servicing fee percentage for Series 2000-[-] by the invested amount averaged over the same three months;

- certain defaults of the servicer;

- the occurrence of certain events of insolvency or receivership relating to the seller (including any additional seller);

- the seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; and

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of pay out events, see "Series Provisions -- Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates -- Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

National City Bank has the option to repurchase your certificates when the invested amount for your series has been reduced to 5.0% or less of the initial invested amount. See "Description of the Certificates -- Optional Termination; Final Payment of Principal" in the accompanying prospectus.

REGISTRATION, CLEARANCE AND SETTLEMENT

Your certificates will be registered in the name of Cede & Co., as the nominee of the Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus when certificates in fully registered, certificated form are issued. See "Description of the Certificates -- Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly or indirectly through DTC and counterparties holding directly or indirectly through Clearstream or Euroclear will be made in DTC through the relevant depositaries of Clearstream or Euroclear. See "Description of the Certificates -- Book-Entry Registration" in the accompanying prospectus.

We expect that the certificates will be delivered in book-entry form through the facilities of DTC, Clearstream and Euroclear on or about the closing date.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. The seller has agreed, and, by the purchase of your certificates, you agree, to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws and information regarding certain state tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Certificate Ratings" in the accompanying prospectus for a discussion of the primary factors upon which the ratings are based. See also "Risk
Factors -- Credit Ratings Assigned to Your Certificates are Limited in Nature" in the accompanying prospectus.

EXCHANGE LISTING

[We will not apply to list the certificates on any exchange.]

                                  RISK FACTORS

     In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

     You should consider the risk factors discussed under the caption "Risk Factors" in the accompanying prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 2000-[-]certificates.

ABILITY TO RESELL SERIES 2000-[-] CERTIFICATES NOT ASSURED

If you purchase Series 2000-[-] certificates, you may not be able to sell them. There is currently no secondary market for the certificates. A secondary market for your certificates may not develop. If a secondary market does develop, it may not continue or it may not provide sufficient liquidity to allow you to resell all or a part of your certificates if you want to do so. The underwriters of the Class A certificates and the underwriter of the Class B certificates may assist in resales of the certificates, but they are not required to do so.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT TO PREVENT LOSS

Credit enhancement for the Class A certificates is provided through the subordination of the Class B certificates and the collateral interest. However, this credit enhancement is limited. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive. See "Series Provisions -- Allocation Percentages" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

CLASS B CERTIFICATES ARE SUBORDINATE TO THE CLASS A CERTIFICATES; TRUST ASSETS MAY BE DIVERTED FROM CLASS B TO PAY CLASS A

If you purchase a Class B certificate, your right to receive principal payments is subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A's share of collections of finance charge receivables allocated to Series 2000-[-], excess spread and the collateral interest's share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A's share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the collateral invested amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payment of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you. See "Series
Provisions -- Reallocation of Cash Flows" and "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

RATINGS CAN BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE YOUR CERTIFICATES AND THE MARKET VALUE OF YOUR CERTIFICATES MAY BE REDUCED

The ratings assigned to the Series 2000-[-]certificates are based upon many factors, including the credit quality of the receivables and the amount of credit enhancement provided. The ratings are not a recommendation to purchase, hold or sell any of the Series 2000-[-] certificates. The ratings also are not intended and should not be relied upon to determine the marketability of the Series 2000-[-]certificates, the market value of the Series 2000-[-]certificates or whether the Series 2000-[-]certificates are a suitable investment for you.

Any rating agency may lower its rating or withdraw its rating entirely if, in the sole judgment of the rating agency, the credit quality of the certificates has declined or is in question. If any rating assigned to your certificates is lowered or withdrawn, the market value of your certificates may be reduced.

                                  INTRODUCTION

     The following provisions of this prospectus supplement contain more detailed information concerning the asset backed certificates offered by this prospectus supplement and the accompanying prospectus. The Class A certificates, the Class B certificates and the COLLATERAL INTEREST will be issued by National City Credit Card Master Trust pursuant to the SERIES 2000-[-] SUPPLEMENT to the pooling and servicing agreement. The Series 2000-[-] supplement will specify the principal terms of the Class A certificates, the Class B certificates and the collateral interest. Forms of a series supplement and pooling and servicing agreement have been filed as exhibits to the registration statement for the National City Credit Card Master Trust.

     The property of the trust includes receivables generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts. A description of the bank portfolio and the trust portfolio is provided in Annex II. Annex II is incorporated into this prospectus supplement by reference.

     Series 2000-[-] will be the second series issued by the trust and the second series outstanding, as of the CLOSING DATE, included in GROUP ONE. See "Annex I: Previous Issuances of Certificates." Annex I is incorporated into this prospectus supplement by reference. Other series issued in the future may be included in group one.

     The Class A and Class B certificates offered by this prospectus supplement and the accompanying prospectus are investment grade asset backed securities within the meaning of the Securities Act of 1933, as amended and the rules promulgated under the Securities Act.

     To assist you in understanding this prospectus supplement and the accompanying prospectus, the terms that are defined in the "Glossary of Defined Terms" appear in bold typeface the first time they appear in each of the following sections and subsections.

                            MATURITY CONSIDERATIONS

     You are expected to receive payment of principal in full on [-] [-], 200[-], the SCHEDULED PRINCIPAL PAYMENT DATE. You may, however, receive payments of principal earlier than the scheduled principal payment date if a PAY OUT EVENT occurs and the EARLY AMORTIZATION PERIOD begins. The holders of the Class B certificates will not begin to receive principal payments until the final principal payment on the Class A certificates has been made.

CONTROLLED ACCUMULATION PERIOD

     Series 2000-[-] will have a period of time, called the CONTROLLED ACCUMULATION PERIOD when payments of principal are deposited in the PRINCIPAL FUNDING ACCOUNT to pay the certificates and the COLLATERAL INTEREST in full on the SCHEDULED PRINCIPAL PAYMENT DATE. The controlled accumulation period is scheduled to begin at the close of business on [-] [-], 200[-], but in some cases may be delayed to no later than the close of business on [-] [-], 200[-]. The controlled accumulation period will end when any one of the following occurs:

     - the INVESTED AMOUNT is paid in full;

     - the EARLY AMORTIZATION PERIOD begins; or

     - the SERIES 2000-[-] TERMINATION DATE.

     On each distribution date during the controlled accumulation period, an amount equal to, for each MONTHLY PERIOD, the least of:

          (a) the AVAILABLE PRINCIPAL COLLECTIONS;

          (b) the applicable CONTROLLED DEPOSIT AMOUNT; and

          (c) the ADJUSTED INVESTED AMOUNT prior to any deposits on that date;

will be deposited in the principal funding account established by the trustee until the amount on deposit in the principal funding account equals the invested amount. Amounts in the principal funding account are expected to be available to pay in full the CLASS A INVESTED AMOUNT and, after the payment of the Class A invested amount in full, the CLASS B INVESTED AMOUNT on the scheduled principal payment date. After the deposit of the Class A invested amount and the Class B invested amount in full in the distribution account, we expect the COLLATERAL INVESTED AMOUNT to be paid on that date.

     We cannot assure you that collections of PRINCIPAL RECEIVABLES in the trust portfolio will be similar to the payment rate experience shown in the table under "The Bank Portfolio -- Payment Rates" in Annex II of this prospectus supplement, or that, therefore, deposits into the principal funding account will equal the CONTROLLED ACCUMULATION AMOUNT. In addition, as described under "Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement, the servicer may shorten the controlled accumulation period and, in that event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the invested amount on the scheduled principal payment date. See "Maturity Considerations" and "Risk Factors" in the accompanying prospectus. If the amount required to pay the Class A invested amount, the Class B invested amount and the collateral invested amount in full is not available on the scheduled principal payment date, a PAY OUT EVENT will occur and the early amortization period will commence.

EARLY AMORTIZATION PERIOD

     A PAY OUT EVENT occurs, either automatically or after specified notice, if one of the adverse events described in "Series Provisions -- Pay Out Events" in this prospectus supplement or in "Description of the Certificates -- Pay Out Events" in the accompanying prospectus occurs. If a pay out event occurs during either the REVOLVING PERIOD or the CONTROLLED ACCUMULATION PERIOD, the EARLY AMORTIZATION PERIOD will commence. If a pay out event occurs during the controlled accumulation period, any amount on deposit in the PRINCIPAL FUNDING ACCOUNT will be paid to the Class A certificateholders and, after the CLASS A INVESTED AMOUNT has been paid in full, to the Class B certificateholders on the first distribution date during the early amortization period.

     During the early amortization period, AVAILABLE PRINCIPAL COLLECTIONS will be paid to the Class A certificateholders on each distribution date until the earliest of:

          (a) the date on which the Class A certificates are paid in full;

          (b) the SERIES 2000-[-] TERMINATION DATE; and

          (c) the TRUST TERMINATION DATE.

     After the Class A certificates have been paid in full and if the Series 2000-[-] termination date or the trust termination date has not occurred, available principal collections will be paid to the Class B certificateholders on each distribution date until the earliest of:

          (a) the date on which the Class B certificates are paid in full;

          (b) the Series 2000-[-] termination date; and

          (c) the trust termination date.

                                USE OF PROCEEDS

     The net proceeds from the sale of the certificates will be paid to the bank. The bank will use the proceeds for general corporate purposes.

                               NATIONAL CITY BANK

     At its [-][-], 200[-] Call Report, the bank had total deposits of approximately $[-] billion, total assets of approximately $[-] billion and total equity of approximately $[-] million. A call report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles. See "The Bank's Credit Card Activities" in the accompanying prospectus.

                               SERIES PROVISIONS

     The following summary describes certain material terms applicable to the certificates. Reference should be made to the prospectus for additional information concerning the certificates, the SERIES 2000-[-] SUPPLEMENT and the pooling and servicing agreement.

INTEREST PAYMENTS

     The Class A certificates will accrue interest from and including the CLOSING DATE through but excluding [-][-], 2000, from and including [-][-], 2000 through but excluding [-][-], 2000 and for each following INTEREST PERIOD, at a rate of [-]% per annum above LIBOR prevailing on the related LIBOR DETERMINATION DATE for each period.

     The Class B certificates will accrue interest from and including the closing date through but excluding [-][-], 2000, from and including [-][-], 2000 through but excluding [-][-], 2000 and for each following interest period, at a rate of [-] % per annum above LIBOR prevailing on the related LIBOR determination date for each period.

     The trustee will determine LIBOR on [-][-], 2000 for the period from and including the closing date through but excluding [-][-], 2000, on [-][-], 2000 for the period from and including [-][-], 2000 through but excluding [-][-], 2000 and, for each following interest period, on the second London BUSINESS DAY prior to each distribution date on which the interest period commences. We refer to this DETERMINATION DATE as a LIBOR determination date.

     The Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding interest period may be obtained by telephoning the trustee at (212) 815-5738.

     Interest on the certificates will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest will be paid on each distribution date which will be [-] [-], 2000 and the [-] day of each following month, or, if such [-] day is not a business day, the next succeeding business day.

     Interest payments on the Class A certificates and the Class B certificates on any distribution date will be calculated on the outstanding principal balance of the Class A certificates and the outstanding principal balance of the Class B certificates, as applicable, as of the last day of the preceding calendar month. However, interest for the first distribution date will accrue at the applicable certificate rate on the initial outstanding principal balance of the Class A certificates and the initial outstanding principal balance of the Class B certificates, as applicable, from the closing date.

     CLASS A MONTHLY INTEREST and CLASS B MONTHLY INTEREST due on the certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with ADDITIONAL INTEREST on that amount at the applicable certificate rate plus 2% per year. This CLASS A ADDITIONAL INTEREST and CLASS B ADDITIONAL INTEREST will accrue on the same basis as interest on the certificates and will accrue from the distribution date the overdue interest became due to but excluding the distribution date on which the additional interest is paid.

     Interest payments on the Class A certificates on any distribution date will be paid from CLASS A AVAILABLE FUNDS for the related MONTHLY PERIOD and, to the extent these Class A available funds are insufficient to pay the interest, from EXCESS SPREAD, EXCESS FINANCE CHARGE COLLECTIONS and REALLOCATED PRINCIPAL COLLECTIONS (to the extent available) for the monthly period. Interest payments on the Class B certificates on any distribution date will be paid from CLASS B AVAILABLE FUNDS for the related monthly period and, to the extent these Class B available funds are insufficient to pay the interest, from excess spread, excess finance charge collections and REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS (to the extent available) remaining after certain other payments have been made with respect to the Class A certificates.

PRINCIPAL PAYMENTS

     REVOLVING PERIOD

     Series 2000-[-] will have a period of time, called the REVOLVING PERIOD, when the trust will not pay, or accumulate, principal for certificateholders or the holder of the COLLATERAL INTEREST. The revolving period starts on the CLOSING DATE and ends on the earlier to begin of:

     - the CONTROLLED ACCUMULATION PERIOD; or

     - the EARLY AMORTIZATION PERIOD.

     During the revolving period, collections of PRINCIPAL RECEIVABLES allocable to the INVESTED AMOUNT will be treated as SHARED PRINCIPAL COLLECTIONS, subject to certain limitations, including the allocation of any REALLOCATED PRINCIPAL COLLECTIONS for the related MONTHLY PERIOD to pay the CLASS A REQUIRED AMOUNT and the CLASS B REQUIRED AMOUNT.

     CONTROLLED ACCUMULATION PERIOD

     On each distribution date relating to the controlled accumulation period, the trustee will deposit in the PRINCIPAL FUNDING ACCOUNT an amount equal to the least of:

          (a) AVAILABLE PRINCIPAL COLLECTIONS on the distribution date;

          (b) the applicable CONTROLLED DEPOSIT AMOUNT; and

          (c) the ADJUSTED INVESTED AMOUNT prior to any deposits on that date.

     Unless a PAY OUT EVENT has occurred, amounts in the principal funding account will be paid:

          - first to Class A certificateholders (in an amount not to exceed the CLASS A INVESTED AMOUNT) on the SCHEDULED PRINCIPAL PAYMENT DATE;

          - then to Class B certificateholders (to the extent the funds exceed the Class A invested amount and in an amount not to exceed the CLASS B INVESTED AMOUNT) on the scheduled principal payment date; and

          - lastly, to the collateral interest holder (to the extent the funds exceed the sum of the Class A invested amount and the Class B invested amount and in an amount not to exceed the COLLATERAL INVESTED AMOUNT) on the scheduled principal payment date.

     During the controlled accumulation period, the portion of available principal collections not applied to CLASS A MONTHLY PRINCIPAL, CLASS B MONTHLY PRINCIPAL or COLLATERAL MONTHLY PRINCIPAL on a distribution date will generally be treated as shared principal collections. See "-- Shared Principal Collections" below.

     If funds on deposit in the principal funding account are insufficient to pay in full the invested amount on the scheduled principal payment date, the early amortization period will commence.

     EARLY AMORTIZATION PERIOD

     On each distribution date with respect to the early amortization period, the Class A certificateholders will be entitled to receive available principal collections for the related monthly period in an amount up to the Class A invested amount until the earliest of the date the Class A certificates are paid in full, the SERIES 2000-[-] TERMINATION DATE and the TRUST TERMINATION DATE.

     After payment in full of the Class A invested amount, the Class B certificateholders will be entitled to receive, on each distribution date with respect to the early amortization period, available principal collections for the related monthly period in an amount up to the Class B invested amount until the earliest of the date the Class B certificates are paid in full, the Series 2000-[-] termination date and the trust termination date.

     After payment in full of the Class B invested amount, the collateral interest holder will be entitled to receive on each distribution date, available principal collections until the earliest of the date the collateral interest is paid in full, the Series 2000-[-] termination date and the trust termination date.

POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

     Upon written notice to the trustee, the servicer may elect to postpone the commencement of the CONTROLLED ACCUMULATION PERIOD and extend the length of the REVOLVING PERIOD, subject to certain conditions including those set forth below.

     On the DETERMINATION DATE immediately preceding the [-] 200[-]distribution date, and each following determination date until the controlled accumulation period begins, the servicer will determine the ACCUMULATION PERIOD LENGTH.

     If the accumulation period length is less than [-] months, the servicer may, at its option, postpone the commencement of the controlled accumulation period so that the number of months included in the controlled accumulation period will be equal to or exceed the accumulation period length. This will permit the servicer to shorten the controlled accumulation period based on the INVESTED AMOUNT of other series in GROUP ONE which are scheduled to be in their revolving periods at such time and based on increases in the principal payment rate occurring after the CLOSING DATE. The length of the controlled accumulation period will not be shortened to less than one month.

SUBORDINATION

     The Class B certificates and the COLLATERAL INTEREST will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the collateral interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to cover amounts in respect of the Class A certificates, and the CLASS B INVESTED AMOUNT may be reduced if the COLLATERAL INVESTED AMOUNT is equal to zero. Similarly, certain principal payments allocable to the collateral interest may be reallocated to cover amounts in respect of the Class A certificates and the Class B certificates, and the collateral invested amount may be reduced.

     To the extent the Class B invested amount is reduced, the percentage of collections of FINANCE CHARGE RECEIVABLES allocated to the Class B certificates in subsequent MONTHLY PERIODS will be reduced. Moreover, to the extent the amount of this reduction in the Class B invested amount is not reimbursed, the amount of principal distributable to the Class B certificateholders, and the amounts available to be distributed with respect to interest on the Class B certificates, will be reduced. See "-- Allocation Percentages," "-- Reallocation of Cash Flows" and "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

ALLOCATION PERCENTAGES

     The servicer will allocate among the INVESTED AMOUNT for Series 2000-[-], the invested amount for all other series issued and outstanding and the SELLER INTEREST, all amounts collected on FINANCE CHARGE

RECEIVABLES, all amounts collected on PRINCIPAL RECEIVABLES and all DEFAULT AMOUNTS for each MONTHLY PERIOD. Collections of finance charge receivables and default amounts will be allocated to the invested amount based on the FLOATING ALLOCATION PERCENTAGE. These amounts so allocated will be further allocated among the Class A certificateholders, Class B certificateholders and the collateral interest holder based on the CLASS A FLOATING PERCENTAGE, the CLASS B FLOATING PERCENTAGE and the COLLATERAL FLOATING PERCENTAGE, respectively.

     Collections of principal receivables will be allocated to the invested amount based on the PRINCIPAL ALLOCATION PERCENTAGE. During the CONTROLLED ACCUMULATION PERIOD and the EARLY AMORTIZATION PERIOD, the principal allocation percentage will be a fixed percentage. These amounts so allocated will be further allocated among the Class A certificateholders, the Class B certificateholders and the collateral interest holder based on the CLASS A PRINCIPAL PERCENTAGE, the CLASS B PRINCIPAL PERCENTAGE and the COLLATERAL PRINCIPAL PERCENTAGE, respectively.

REALLOCATION OF CASH FLOWS

     CLASS A REQUIRED AMOUNT

     For each distribution date, the servicer will determine the CLASS A REQUIRED AMOUNT. If the Class A required amount is greater than zero, the following reallocations will occur:

          (i) EXCESS SPREAD and EXCESS FINANCE CHARGE COLLECTIONS allocated to Series 2000-[-] and available for such purpose will be used to fund the Class A required amount with respect to the distribution date;

          (ii) if this excess spread and excess finance charge collections are insufficient to fund the Class A required amount, first, REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS and then, REALLOCATED CLASS B PRINCIPAL COLLECTIONS will be used to fund the remaining Class A required amount; and

          (iii) if REALLOCATED PRINCIPAL COLLECTIONS for the related MONTHLY PERIOD, together with excess spread and excess finance charge collections, are insufficient to fund the remaining Class A required amount for the related monthly period, then the COLLATERAL INVESTED AMOUNT (after giving effect to reductions for any COLLATERAL CHARGE-OFFS and reallocated principal collections on the distribution date) will be reduced by the amount of this excess (but not by more than the CLASS A INVESTOR DEFAULT AMOUNT for the monthly period).

     In the event that this reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the CLASS B INVESTED AMOUNT (after giving effect to reductions for any CLASS B INVESTOR CHARGE-OFFS and any reallocated Class B principal collections for which the collateral invested amount was not reduced on such distribution date) will be reduced by the amount by which the collateral invested amount would have been reduced below zero (but not by more than the excess of the Class A investor default amount, if any, for the monthly period over the amount of this reduction, if any, of the collateral invested amount for the monthly period).

     In the event that this reduction would cause the Class B invested amount to be a negative number, the Class B invested amount will be reduced to zero and the CLASS A INVESTED AMOUNT will be reduced by the amount by which the Class B invested amount would have been reduced below zero (but not by more than the excess, if any, of the Class A investor default amount for the monthly period over the amount of the reductions, if any, of the collateral invested amount and the Class B invested amount for the monthly period). This reduction in the Class A invested amount will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In that case, the Class A certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     CLASS B REQUIRED AMOUNT

     For each distribution date, the servicer will determine the CLASS B REQUIRED AMOUNT. If the Class B required amount is greater than zero, the following reallocations will occur:

          (a) excess spread and excess finance charge collections allocated to Series 2000-[-] not required to pay the Class A required amount or reimburse CLASS A INVESTOR CHARGE-OFFS will be used to fund the Class B required amount with respect to the distribution date;

          (b) if this excess spread and excess finance charge collections are insufficient to fund the Class B required amount, reallocated collateral principal collections not required to fund the Class A required amount for the related monthly period will be used to fund the remaining Class B required amount; and

          (c) if this reallocated collateral principal collections with respect to the related monthly period are insufficient to fund the remaining Class B required amount, then the collateral invested amount (after giving effect to reductions for any collateral charge-offs and reallocated principal collections on the distribution date and after any adjustments made thereto for the benefit of the Class A certificateholders) will be reduced by the amount of the deficiency (but not by more than the CLASS B INVESTOR DEFAULT AMOUNT for the monthly period).

     In the event that this reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the Class B invested amount will be reduced by the amount by which the collateral invested amount would have been reduced below zero (but not by more than the excess of the Class B investor default amount for the monthly period over the amount of the reduction of the collateral invested amount). In that case, the Class B certificateholders will bear directly the credit and other risks associated with their interests in the trust. See "-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

     Reductions of the Class A invested amount or Class B invested amount described above shall be reimbursed by, and the Class A invested amount or Class B invested amount increased to the extent of, excess spread and excess finance charge collections available for these purposes on each distribution date. See "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement. When these reductions of the Class A invested amount and Class B invested amount have been fully reimbursed, reductions of the collateral invested amount shall be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     PAYMENT OF INTEREST, FEES AND OTHER ITEMS

     On each distribution date, the trustee, acting under the servicer's instructions, will apply the CLASS A AVAILABLE FUNDS, CLASS B AVAILABLE FUNDS and COLLATERAL AVAILABLE FUNDS in the COLLECTION ACCOUNT on each distribution date in the following priority:

          (A) An amount equal to the Class A available funds on the distribution date will be distributed in the following priority:

             (i) an amount equal to CLASS A MONTHLY INTEREST for the distribution date plus the amount of any overdue Class A monthly interest, plus any CLASS A ADDITIONAL INTEREST will be distributed to holders of the Class A certificates;

             (ii) an amount equal to the Class A servicing fee for the distribution date, plus the amount of any overdue Class A servicing fee, will be distributed to the servicer;

             (iii) an amount equal to the CLASS A INVESTOR DEFAULT AMOUNT for the distribution date will be treated as a portion of AVAILABLE PRINCIPAL COLLECTIONS for the distribution date; and

             (iv) the balance, if any, will constitute a portion of EXCESS SPREAD and will be allocated and distributed as described under "-- Excess Spread and Excess Finance Charge Collections" below.

          (B) An amount equal to the Class B available funds on the distribution date will be distributed or deposited in the following priority:

             (i) an amount equal to CLASS B MONTHLY INTEREST for the distribution date, plus the amount of any overdue Class B monthly interest, plus any CLASS B ADDITIONAL INTEREST will be distributed to the holders of the Class B certificates;

             (ii) an amount equal to the Class B servicing fee for the distribution date, plus the amount of any overdue Class B servicing fee, will be distributed to the servicer; and

             (iii) the balance, if any, will constitute a portion of excess spread and will be allocated and distributed as described under "-- Excess Spread and Excess Finance Charge Collections" below.

          (C) An amount equal to the collateral available funds will be distributed in the following priority:

             (i) if the bank or The Bank of New York is no longer the servicer, an amount equal to the collateral servicing fee, plus the amount of any overdue collateral servicing fee, for the related MONTHLY PERIOD will be paid to the servicer; and

             (ii) the balance, if any, will constitute a portion of excess spread and will be allocated and distributed as described under "-- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

     EXCESS SPREAD AND EXCESS FINANCE CHARGE COLLECTIONS

     On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply excess spread and EXCESS FINANCE CHARGE COLLECTIONS for the related monthly period, to make the following distributions in the following priority:

          (a) an amount equal to the CLASS A REQUIRED AMOUNT, if any, for the distribution date will be used to fund the Class A required amount, and if the Class A required amount for the distribution date exceeds the amount of excess spread and excess finance charge collections, such excess spread and excess finance charge collections will be applied:

             (i) first to pay any deficiency in the application described in clause (A)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second to pay any deficiency in the application described in clause (A)(ii) above under "-- Payment of Interest, Fees and Other Items," and

             (iii) third to pay any deficiency in the application described in clause (A)(iii) above under "-- Payment of Interest, Fees and Other Items;"

          (b) an amount equal to the aggregate amount of CLASS A INVESTOR CHARGE-OFFS which have not been previously reimbursed will be treated as a portion of available principal collections for the distribution date and applied as described under "-- Payments of Principal" below;

          (c) an amount equal to the CLASS B REQUIRED AMOUNT, if any, for the distribution date will be used to fund the Class B required amount and will be applied:

             (i) first to pay any deficiency in the application described in clause (B)(i) above under "-- Payment of Interest, Fees and Other Items,"

             (ii) second to pay any deficiency in the application described in clause (B)(ii) above under "-- Payment of Interest, Fees and Other Items," and

             (iii) third, the amount remaining, up to the CLASS B INVESTOR DEFAULT AMOUNT, will be treated as a portion of available principal collections for the distribution date and applied as described under "-- Payments of Principal" below;

          (d) an amount equal to the aggregate amount by which the CLASS B INVESTED AMOUNT has been reduced below the initial Class B invested amount for reasons other than the payment of principal to the Class B certificateholders (but not in excess of the aggregate amount of those reductions which have not been previously reimbursed) will be treated as a portion of available principal collections for the distribution date and applied as described under "-- Payments of Principal" below;

          (e) an amount equal to COLLATERAL MINIMUM MONTHLY INTEREST for the distribution date, plus the amount of any collateral minimum monthly interest previously due but not distributed to the collateral interest holder on a prior distribution date, will be distributed to the collateral interest holder;

          (f) an amount equal to any due but unpaid collateral servicing fee will be paid to the servicer;

          (g) an amount equal to the aggregate COLLATERAL DEFAULT AMOUNT, if any, for the distribution date will be treated as a portion of available principal collections for the distribution date and applied as described under "-- Payments of Principal" below;

          (h) an amount equal to the aggregate amount by which the COLLATERAL INVESTED AMOUNT has been reduced for reasons other than the payment of principal to the collateral interest holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of available principal collections for the distribution date and applied as described under "-- Payments of Principal" below;

          (i) on each distribution date from and after the funding of the RESERVE ACCOUNT, but prior to the date on which the reserve account terminates as described under "-- Reserve Account" in this prospectus supplement, an amount up to the excess, if any, of the REQUIRED RESERVE ACCOUNT AMOUNT over the amount available to be withdrawn from the reserve account will be deposited into the reserve account; and

          (j) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (i) above will be distributed to the collateral interest holder.

     PAYMENTS OF PRINCIPAL

     On each distribution date, the trustee, acting under the servicer's instructions, will distribute available principal collections on deposit in the COLLECTION ACCOUNT in the following priority:

          (a) on each distribution date in the REVOLVING PERIOD, all available principal collections will be treated as SHARED PRINCIPAL COLLECTIONS and applied as described under "Description of the Certificates -- Shared Principal Collections" in the accompanying prospectus;

          (b) on each distribution date in the CONTROLLED ACCUMULATION PERIOD or the EARLY AMORTIZATION PERIOD, all available principal collections will be distributed or deposited in the following priority:

             (i) an amount equal to CLASS A MONTHLY PRINCIPAL will be deposited in the principal funding account (during the controlled accumulation period) or will be distributed to the Class A certificateholders (during the early amortization period);

             (ii) an amount equal to CLASS B MONTHLY PRINCIPAL will be:

                (x) after an amount equal to the CLASS A INVESTED AMOUNT has been deposited in the PRINCIPAL FUNDING ACCOUNT, deposited in the principal funding account (during the controlled accumulation period); or

                (y) after the Class A invested amount has been paid in full, distributed to the Class B certificateholders (during the early amortization period); and

             (iii) an amount equal to COLLATERAL MONTHLY PRINCIPAL will be:

                (x) after an amount equal to the sum of the Class A invested amount and the Class B invested amount has been deposited in the principal funding account, deposited in the principal funding account (during the controlled accumulation period); or

                (y) after the Class B invested amount has been paid in full, distributed to the collateral interest holder (during the early amortization period);

          (c) during the controlled accumulation period and the early amortization period, the balance of available principal collections not applied as described in clause (b) above, if any, will be treated as shared principal collections and applied as described under "-- Shared Principal Collections" in this prospectus supplement and "Description of the Certificates-- Shared Principal Collections" in the accompanying prospectus.

     The final payment of principal and interest on the certificates will be made no later than the SERIES 2000-[-] TERMINATION DATE.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     The servicer will determine the amount of EXCESS FINANCE CHARGE COLLECTIONS for each MONTHLY PERIOD. The servicer will allocate these excess finance charge collections to cover any shortfalls with respect to amounts payable from collections of FINANCE CHARGE RECEIVABLES for any series in GROUP ONE which have not been covered out of the collections of finance charge receivables allocable to such series and certain other amounts for such series, pro rata based on the amount of the shortfall, if any, with respect to each series in group one. See "Description of the Certificates -- Shared Excess Finance Charge Collections" in the accompanying prospectus.

SHARED PRINCIPAL COLLECTIONS

     The servicer will determine the amount of SHARED PRINCIPAL COLLECTIONS for each MONTHLY PERIOD. The servicer will allocate these shared principal collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to PRINCIPAL FUNDING ACCOUNTS, if any, for any series in GROUP ONE which have not been covered out of the collections of PRINCIPAL RECEIVABLES allocable to such series and certain other amounts for such series. If these PRINCIPAL SHORTFALLS exceed shared principal collections for any monthly period, shared principal collections will be allocated pro rata among the applicable series in group one based on the relative amounts of principal shortfalls. To the extent that shared principal collections exceed principal shortfalls, the balance will, subject to certain limitations, be paid to the holder of the SELLER INTEREST.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

     On each DETERMINATION DATE the servicer will calculate the INVESTOR DEFAULT AMOUNT for the preceding MONTHLY PERIOD. A portion of the investor default amount will be allocated to the Class A certificates, the Class B certificates and the COLLATERAL INTEREST.

     CLASS A INVESTOR DEFAULT AMOUNT

     On each distribution date, if the CLASS A INVESTOR DEFAULT AMOUNT exceeds the amount of CLASS A AVAILABLE FUNDS, EXCESS SPREAD, EXCESS FINANCE CHARGE COLLECTIONS and REALLOCATED PRINCIPAL COLLECTIONS available to fund such amount for the monthly period immediately preceding such distribution date, as described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement, the COLLATERAL INVESTED AMOUNT (after giving effect to reductions for any COLLATERAL CHARGE-OFFS and any reallocated principal collections on the distribution date) will be reduced by the amount of this excess. The amount of this reduction, however, will not be more than the Class A investor default amount for the distribution date.

     In the event that this reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the CLASS B INVESTED AMOUNT (after giving effect to reductions for any CLASS B INVESTOR CHARGE-OFFS and any REALLOCATED CLASS B PRINCIPAL COLLECTIONS on the distribution date for which the collateral invested amount is not reduced) will be reduced by the amount by which the collateral invested amount would have been reduced below zero.

     In the event that this reduction would cause the Class B invested amount to be a negative number, the Class B invested amount will be reduced to zero, and the CLASS A INVESTED AMOUNT will be reduced by the amount by which the Class B invested amount would have been reduced below zero. The amount of this reduction, however, will not be more than the Class A investor default amount.

     If the Class A invested amount has been reduced by the amount of any CLASS A INVESTOR CHARGE-OFFS, it will be reimbursed on any distribution date (but not by an amount in excess of the aggregate Class A investor charge-offs) by the amount of excess spread and excess finance charge collections allocated and available for the purpose described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

     CLASS B INVESTOR DEFAULT AMOUNT

     On each distribution date, if the CLASS B INVESTOR DEFAULT AMOUNT exceeds the amount of excess spread, excess finance charge collections and REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS available to fund such amount for the monthly period preceding such distribution date, as described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement, the collateral invested amount (after giving effect to reductions for any collateral charge-offs and any reallocated principal collections on the distribution date and after giving effect to any adjustments as described in the preceding paragraph) will be reduced by the amount of this excess. The amount of this reduction, however, will not be more than the Class B investor default amount for the distribution date.

     In the event that this reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero and the Class B invested amount will be reduced by the amount by which the collateral invested amount would have been reduced below zero. The amount of this reduction, however, will not be more than the Class B investor default amount.

     The Class B invested amount will also be reduced by the amount of reallocated Class B principal collections in excess of the collateral invested amount (after giving effect to reductions for any collateral charge-offs and any reallocated collateral principal collections on the distribution date) and the amount of any portion of the Class B invested amount allocated to the Class A certificates to avoid a reduction in the Class A invested amount. The Class B invested amount will then be reimbursed (but not in excess of the unpaid principal balance of the Class B certificates) on any distribution date by the amount of excess spread and excess finance charge collections allocated and available for the purpose described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

     COLLATERAL DEFAULT AMOUNT

     On each distribution date, if the COLLATERAL DEFAULT AMOUNT exceeds the amount of excess spread and excess finance charge collections available to fund such amount, as described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement, the collateral invested amount will be reduced by the amount of such excess. The amount of this reduction, however, will not be more than the lesser of the collateral invested amount and the collateral default amount.

     The collateral invested amount will also be reduced by the amount of reallocated principal collections and the amount of any portion of the collateral invested amount allocated to the Class A certificates to avoid a reduction in the Class A invested amount or to the Class B certificates to avoid a reduction in the Class B invested amount. The collateral invested amount will then be reimbursed on any distribution date by the amount of excess spread and excess finance charge collections allocated and available for the purpose described under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

PRINCIPAL FUNDING ACCOUNT

     The servicer will establish the PRINCIPAL FUNDING ACCOUNT, which shall be an ELIGIBLE DEPOSIT ACCOUNT, to be maintained and controlled by the trustee for the benefit of the certificateholders and the collateral interest holder. During the CONTROLLED ACCUMULATION PERIOD, the trustee at the direction of the servicer will transfer collections in respect of PRINCIPAL RECEIVABLES (other than REALLOCATED PRINCIPAL COLLECTIONS) and SHARED PRINCIPAL COLLECTIONS from other series, if any, allocated to the Series 2000-[-] certificates from the collection account to the principal funding account as described under "-- Application of Collections" in this prospectus supplement.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in ELIGIBLE INVESTMENTS. During the controlled accumulation period, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be deposited in the finance charge account and included in CLASS A AVAILABLE FUNDS and CLASS B AVAILABLE FUNDS. If, for any distribution date, these amounts are less than the COVERED AMOUNT, the amount of the deficiency shall be withdrawn, to the extent required and available, from the RESERVE ACCOUNT and included as Class A available funds or Class B available funds, as applicable, for the distribution date. See "-- Reserve Account" in this prospectus supplement.

RESERVE ACCOUNT

     The servicer will establish the RESERVE ACCOUNT, which shall be an ELIGIBLE DEPOSIT ACCOUNT, to be maintained and controlled by the trustee for the benefit of the certificateholders and the collateral interest holder. The reserve account is established to assist with the distribution of interest on the certificates during the CONTROLLED ACCUMULATION PERIOD and on the first distribution date for the EARLY AMORTIZATION PERIOD. The reserve account will begin to be funded no later than three months prior to the commencement of the controlled accumulation period, or such earlier date as the servicer may determine. On each distribution date from and after the distribution date on which funding of the reserve account begins, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will deposit EXCESS SPREAD and EXCESS FINANCE CHARGE COLLECTIONS (to the extent described above under "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement) in the reserve account until the amount on deposit in the reserve account is equal to the REQUIRED RESERVE ACCOUNT AMOUNT.

     On each distribution date, after giving effect to any deposits to, and any withdrawals from, the reserve account to be made on the distribution date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount and will distribute this excess to the collateral interest holder. Any amounts withdrawn from the reserve account and distributed to the collateral interest holder will not be available for distribution to the certificateholders.

     So long as the reserve account is not terminated as described below, all amounts on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on the distribution date) will be invested to the following distribution date by the trustee at the direction of the servicer in ELIGIBLE INVESTMENTS. The interest and other investment income (net of investment expenses and losses) earned on these investments will be retained in the reserve account (to the extent the amount on deposit is less than the required reserve account amount) or treated as CLASS A AVAILABLE FUNDS.

     On or before each distribution date for the controlled accumulation period and on the first distribution date for the early amortization period, a withdrawal will be made from the reserve account, and the amount of this withdrawal will be deposited in the finance charge account and included as Class A available funds or CLASS B AVAILABLE FUNDS, as provided in the SERIES 2000-[-] SUPPLEMENT. However, the amount of this withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on the distribution date.

     The reserve account will be terminated upon the earliest to occur of:

          (a) the termination of the trust pursuant to the pooling and servicing agreement;

          (b) the first distribution date for the early amortization period; and

          (c) the distribution date immediately preceding the SCHEDULED PRINCIPAL PAYMENT DATE.

     Upon the termination of the reserve account, all amounts on deposit in the reserve account (after giving effect to any withdrawal from the reserve account on the date as described above) will be distributed to the collateral interest holder. Any amounts withdrawn from the reserve account and distributed to the collateral interest holder will not be available for distribution to the certificateholders.

PAY OUT EVENTS

     The REVOLVING PERIOD will continue through [-] [-], 200[-] (unless this date is postponed as described under "-- Postponement of Controlled Accumulation Period" in this prospectus supplement), unless a PAY OUT EVENT occurs prior to this date. The pay out events with respect to the certificates will include each of the events specified in the prospectus under "Description of the Certificates -- Pay Out Events" and the following:

          (a) a failure on the part of the seller:

             (i) to make any payment or deposit required under the pooling and servicing agreement or the SERIES 2000-[-] SUPPLEMENT within five BUSINESS DAYS after the day the payment or deposit is required to be made; or

             (ii) to observe or perform any other covenants or agreements of the seller set forth in the pooling and servicing agreement or the Series 2000-[-] supplement, which failure has a material adverse effect on the certificateholders and which continues unremedied for sixty days after written notice;

          (b) any representation or warranty made by the seller in the pooling and servicing agreement or the Series 2000-[-] supplement or any information required to be given by the seller to the trustee to identify the ACCOUNTS proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for sixty days after written notice and as a result of which the interests of the certificateholders are materially and adversely affected, except that a pay out event will not be deemed to occur if the bank has repurchased the related receivables or all the receivables, if applicable, during the period in accordance with the provisions of the pooling and servicing agreement;

          (c) a failure by the seller to make an addition to the trust within five business days after the day on which it is required to make the addition pursuant to the pooling and servicing agreement or the Series 2000-[-] supplement;

          (d) any SERVICER DEFAULT occurs;

          (e) the average PORTFOLIO YIELDS for any three consecutive MONTHLY PERIODS is less than the average of the BASE RATES for such period; and

          (f) insufficient moneys available to pay the INVESTED AMOUNT on the SCHEDULED PRINCIPAL PAYMENT DATE.

     In the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in these subparagraphs, either the trustee or the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of certificates by written notice then given to the seller and the servicer, and to the trustee if given by the certificateholders, may declare that a pay out event has occurred with respect to Series 2000-[-] as of the date of this notice, and, in the case of an event described in subparagraphs (c), (e) or (f) a pay out event shall occur with respect to Series 2000-[-] without any notice or other action on the part of the trustee immediately upon the occurrence of this event.

     On the date on which a pay out event occurs, the early amortization period will commence.

     If the proceeds of any sale of the receivables following the occurrence of an INSOLVENCY EVENT with respect to the seller, as described in the accompanying prospectus under "Description of the Certificates -- Pay Out Events," allocated to the CLASS A INVESTED AMOUNT and the proceeds of any collections on the receivables in the COLLECTION ACCOUNT are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and none of the proceeds will be available to the Class B certificateholders. See "Certain Legal Aspects of the
Receivables -- Certain Matters Relating to Receivership" in the accompanying prospectus for a discussion of the impact of recent federal legislation on the trustee's ability to liquidate the receivables. Once Series 1995-1, a series of certificates previously issued by the trust, is no longer outstanding, the trustee will not liquidate the receivables following an insolvency event with respect to the seller as described in "Description of the Certificates -- Pay Out Events" in the accompanying prospectus.

SERVICING COMPENSATION

     The share of the servicing fee allocable to Series 2000-[-] with respect to any distribution date shall be paid from SERVICER INTERCHANGE and the MONTHLY SERVICING FEE.

     The share of the monthly servicing fee allocable to the Class A certificateholders for any distribution date and is equal to one-twelfth of the product of:

          (a) the CLASS A FLOATING PERCENTAGE;

          (b) NET SERVICING FEE RATE; and

          (c) the SERVICING BASE AMOUNT.

However, for the first distribution date the Class A servicing fee will be equal to $[-].

     The share of the monthly servicing fee allocable to the Class B certificateholders for any distribution date and is equal to one-twelfth of the product of:

          (a) the CLASS B FLOATING PERCENTAGE;

          (b) the net servicing fee rate; and

          (c) the servicing base amount.

However, for the first distribution date the Class B servicing fee will be equal to $[-].

     The share of the monthly servicing fee allocable to the collateral interest holder for any distribution date and is equal to one-twelfth of the product of:

          (a) the COLLATERAL FLOATING PERCENTAGE;

          (b) the net servicing fee rate; and

          (c) the servicing base amount.

However, for the first distribution date the collateral servicing fee will be equal to $[-].

     The Class A servicing fee, the Class B servicing fee and the collateral servicing fee will be payable to the servicer solely to the extent amounts are available for distribution as described under "-- Application of Collections -- Payment of Interest, Fees and Other Items" and "-- Application of Collections -- Excess Spread and Excess Finance Charge Collections" in this prospectus supplement.

SERIES TERMINATION

     If, on the distribution date that is two months prior to the SERIES 2000-[-] TERMINATION DATE, the INVESTED AMOUNT, after giving effect to all changes therein on that date, exceeds zero, the servicer will, within the 40-day period beginning on that date, solicit bids for the sale of interests in the PRINCIPAL RECEIVABLES or certain principal receivables, together in each case with the related FINANCE CHARGE

RECEIVABLES, in an amount equal to the invested amount at the close of business on the last day of the MONTHLY PERIOD preceding the Series 2000-[-] termination date, after giving effect to all distributions required to be made on the Series 2000-[-] termination date. The seller may be entitled to participate in, and to receive notice of each bid submitted in connection with, this bidding process. Upon the expiration of the 40-day period, the trustee will determine:

          (a) which bid is the highest cash purchase offer; and

          (b) the available final distribution amount which otherwise would be available in the COLLECTION ACCOUNT on the Series 2000-[-] termination date for distribution to the certificateholders.

The servicer will sell the receivables on the Series 2000-[-]termination date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of the sale in the collection account for allocation, together with the available final distribution amount, to the certificateholders' interest.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the consideration described below and in the prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

     The Class B certificates may not be acquired or held by or with "plan assets" of any plan. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either
(i) it is not and will not be a plan or (ii) it will not hold the Class B certificates with "plan assets" of any plan.

CLASS A CERTIFICATES

     It is anticipated that the Class A certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A certificates. It is expected that the Class A certificates will be held by at least 100 independent investors at the conclusion of the initial public offering made hereby although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

     If the foregoing exception under the plan asset regulation were not satisfied, transactions involving the trust and parties in interest with respect to a plan that purchases or holds the Class A certificates might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of Class A certificates by a plan. See "ERISA Considerations" in the accompanying prospectus.

     Any plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of, a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a plan fiduciary should make its own determination as to the availability of any prohibited transaction exemptions.

CLASS B CERTIFICATES

     The underwriter of the Class B certificates does not expect that the Class B certificates will be held by at least 100 independent investors and, therefore, does not expect that the Class B certificates will qualify as publicly-offered securities under the plan asset regulation. Accordingly, the Class B certificates may not be acquired by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Internal Revenue Code or (c) any entity whose underlying assets include "plan assets" under the plan asset regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. See "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement between the seller and the underwriters named below, the seller has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Class A certificates and Class B certificates set forth opposite its name:

                    CLASS A UNDERWRITERS                      PRINCIPAL AMOUNT
                    --------------------                      ----------------
     A Co...................................................        $[-]
     B Co...................................................         [-]
     C Co...................................................         [-]
                                                                    ----
               Total........................................        $[-]
                                                                    ====

                    CLASS B UNDERWRITER                       PRINCIPAL AMOUNT
                    -------------------                       ----------------
     A Co...................................................        $[-]
                                                                    ----
               Total........................................        $[-]
                                                                    ====

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the certificates offered hereby will be issued if any are issued.

     The Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at a price less concessions not in excess of [-]% of the principal amount of the Class A certificates. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of [-]% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriter proposes initially to offer the Class B certificates to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at such price less concessions not in excess of [-]% of the principal amount of the Class B certificates. The Class B underwriter may allow, and such dealers may reallow, concessions not in excess of [-]% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriter.

     The seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make.

                           GLOSSARY OF DEFINED TERMS

     Many of the defined terms below contain terms that are defined elsewhere in this glossary and in the "Glossary of Defined Terms" in the accompanying prospectus.

     "ACCUMULATION PERIOD LENGTH" means the number of whole months expected to be required to fully fund the principal funding account no later than the scheduled payment date, based on:

          (a) the expected monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding [-] months; and

          (b) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the controlled accumulation period.

However, the calculation of accumulation period length may be changed at any time if the rating of the certificates is withdrawn or reduced.

     "ADJUSTED INVESTED AMOUNT" means, for any date of determination, the sum of
(a) the Class A adjusted invested amount, (b) the Class B adjusted invested amount and (c) the collateral adjusted invested amount.

     "AVAILABLE PRINCIPAL COLLECTIONS" means, for any monthly period, an amount equal to the sum of:

     (1) (a) the principal allocation percentage of collections of principal receivables received during the monthly period; minus

         (b) the amount of reallocated principal collections for the monthly period used to fund the Class A required amount and the Class B required amount; plus

     (2) any shared principal collections with respect to other series in group one that are allocated to the Series 2000-[-]; plus

     (3) any other amounts to be treated as available principal collections pursuant to the Series 2000-[-] supplement.

     "BASE RATE" means, for purposes of a pay out event, for any monthly period, the annualized percentage equivalent of a fraction:

     (1) the numerator of which is equal to the sum of Class A monthly interest, Class B monthly interest, collateral minimum monthly interest and the monthly servicing fee for the related distribution date; and

     (2) the denominator of which is the invested amount as of the last day of the preceding monthly period.

     "BUSINESS DAY" means (a) any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed or (b) for purposed of determining LIBOR, a day on which dealings in United States dollars are transacted in the London interbank market in London.

     "CLASS A ADDITIONAL INTEREST" means, for any distribution date, an amount equal to the product of:

     (1) the Class A certificate rate for the related interest period plus 2.0%;

     (2) the actual number of days in such interest period divided by 360; and

     (3) any Class A monthly interest that was due on any prior distribution date and not paid on or prior to the preceding distribution date.

     "CLASS A ADJUSTED INVESTED AMOUNT" means, for any date of determination, an amount equal to the Class A invested amount, minus the funds on deposit in the principal funding account on such date (up to the Class A invested amount).

     "CLASS A AVAILABLE FUNDS" means, for any monthly period, an amount equal to the sum of:

     (1) the Class A floating percentage of collections of finance charge receivables including recoveries and annual membership fees, allocated to the invested amount and deposited in the finance charge account with respect to the monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to servicer interchange);

     (2) the aggregate amount of net investment earnings, if any, in the principal funding account which are required to be treated as Class A available funds pursuant to the Series 2000-[-] supplement with respect to the related distribution date; and

     (3) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class A available funds pursuant to the Series 2000-[-] supplement for the distribution date.

     "CLASS A FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     (1) the numerator of which is equal to the Class A adjusted invested amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     (2) the denominator of which is equal to the adjusted invested amount as of the close of business on such day.

     "CLASS A INVESTED AMOUNT" for any date means an amount equal to:

     (1) the aggregate initial principal amount of the Class A certificates;
         minus

     (2) the aggregate amount of principal payments made to Class A certificateholders prior to such date; minus

     (3) the excess, if any, of the aggregate amount of Class A investor charge-offs for all distribution dates preceding such date over the aggregate amount of any reimbursements of Class A investor charge-offs for all distribution dates preceding such date.

However, the Class A invested amount may not be reduced below zero.

     "CLASS A INVESTOR CHARGE-OFFS" means, for any distribution date, the amount of any reductions in the Class A invested amount as described in "Series Provisions -- Defaulted Receivables; Investor Charge-Offs -- Class A Investor Default Amount" in this prospectus supplement.

     "CLASS A INVESTOR DEFAULT AMOUNT" means, for each distribution date, an amount equal to the product of:

     (1) the investor default amount for the related monthly period; and

     (2) the Class A floating percentage for the related monthly period.

     "CLASS A MONTHLY INTEREST" means, for any distribution date, an amount equal to the product of:

     (1) the Class A certificate rate for the related interest period;

     (2) the actual number of days in such interest period divided by 360; and

     (3) the outstanding principal balance of the Class A certificates as of the close of business on the last day of the preceding monthly period.

However, for the first distribution date, Class A monthly interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A certificates at the Class A certificate rate for the period from and including the closing date through but excluding [-] [-], 2000.

     "CLASS A MONTHLY PRINCIPAL" means, for any distribution date beginning with the first distribution date of the earlier to begin of the controlled accumulation period and the early amortization period, an amount equal to the least of:

     (1) the available principal collections on deposit in the collection account on the distribution date;

     (2) for each distribution date relating to the controlled accumulation period, the applicable controlled deposit amount for the distribution date; and

     (3) the Class A adjusted invested amount on the distribution date.

     "CLASS A PRINCIPAL PERCENTAGE" means, for any monthly period,

          (a) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

             (i) the numerator of which is the Class A adjusted invested amount as of the last day of the immediately preceding monthly period, and

             (ii) the denominator of which is the adjusted invested amount as of such day, and

          (b) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

             (i) the numerator of which is the Class A invested amount as of the end of the revolving period, and

             (ii) the denominator of which is the invested amount as of the end of the revolving period.

However, for the first monthly period, the Class A principal percentage shall mean the percentage equivalent of a fraction, the numerator of which is the initial principal amount of the Class A certificates and denominator of which is the initial invested amount.

     "CLASS A REQUIRED AMOUNT" means:

          (a) Class A monthly interest due on the related distribution date and overdue Class A monthly interest and Class A additional interest, if any; plus

          (b) the Class A servicing fee for the related monthly period and overdue Class A servicing fee, if any; plus

          (c) the Class A investor default amount, if any, for the related monthly period; minus

          (d) the Class A available funds for the related monthly period.

     "CLASS B ADDITIONAL INTEREST" means, for any distribution date, an amount equal to the product of:

     (1) the Class B certificate rate for the related interest period plus 2.0%;

     (2) the actual number of days in such interest period divided by 360; and

     (3) any Class B monthly interest that was due on any prior distribution date and not paid on or prior to the preceding distribution date.

     "CLASS B ADJUSTED INVESTED AMOUNT" means, for any date of determination, an amount equal to the Class B invested amount, minus the funds on deposit in the principal funding account in excess of the Class A invested amount on such date (up to the Class B invested amount).

     "CLASS B AVAILABLE FUNDS" means, for any monthly period, an amount equal to the sum of:

     (1) the Class B floating percentage of collections of finance charge receivables including recoveries and annual membership fees, allocated to the invested amount and deposited in the finance charge account with respect to the monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to servicer interchange);

     (2) the aggregate amount of net investment earnings, if any, in the principal funding account which are required to be treated as Class B available funds pursuant to the Series 2000-[-] supplement with respect to the related distribution date; and

     (3) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class B available funds pursuant to the Series 2000-[-] supplement for the distribution date.

     "CLASS B FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

     (1) the numerator of which is equal to the Class B adjusted invested amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date); and

     (2) denominator of which is equal to the adjusted invested amount as of the close of business on that day.

     "CLASS B INVESTED AMOUNT" for any date means an amount equal to:

     (1) the aggregate initial principal amount of the Class B certificates;
         minus

     (2) the aggregate amount of principal payments made to Class B certificateholders prior to such date; minus

     (3) the aggregate amount of Class B investor charge-offs for all prior distribution dates; minus

     (4) the aggregate amount of reallocated Class B principal collections for all prior distribution dates for which the collateral invested amount has not been reduced; minus

     (5) the aggregate amount by which the Class B invested amount has been reduced to fund the Class A investor default amount on all prior distribution dates as described under "Series Provisions -- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

     (6) the aggregate amount of excess spread and excess finance charge collections allocated and available on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5).

However, the Class B invested amount may not be reduced below zero.

     "CLASS B INVESTOR CHARGE-OFFS" means, for any distribution date, the amount of any reduction of the Class B invested amount as described in the second paragraph of "Series Provisions -- Defaulted Receivables; Investor
Charge-Offs -- Class B Investor Default Amount" in this prospectus supplement.

     "CLASS B INVESTOR DEFAULT AMOUNT" means, for each distribution date, an amount equal to the product of:

     (1) the investor default amount for the related monthly period; and

     (2) the Class B floating percentage for the related monthly period.

     "CLASS B MONTHLY INTEREST" means, for any distribution date, an amount equal to the product of:

     (1) the Class B certificate rate for the related interest period;

     (2) the actual number of days in the interest period divided by 360; and

     (3) the outstanding principal balance of the Class B certificates as of the close of business on the last day of the preceding monthly period.

However, for the first distribution date, Class B monthly interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B certificates at the Class B certificate rate for the period from and including the closing date through but excluding [-] [-], 2000.

     "CLASS B MONTHLY PRINCIPAL" means, for any distribution date beginning with the first to occur of (a) the distribution date during the controlled accumulation period on which an amount equal to the Class A invested amount has been deposited in the principal funding account (after taking into account deposits to be made on the distribution date), or (b) the distribution date during the early amortization period immediately preceding the distribution date on which the Class A certificates will be paid in full (after taking into account payments to be made on the related distribution date), an amount equal to the least of:

     (1) the available principal collections on deposit in the collection account on the distribution date (minus the portion of such available principal collections applied to Class A monthly principal on the distribution date);

     (2) for each distribution date relating to the controlled accumulation period, the applicable controlled deposit amount for the distribution date (minus the Class A monthly principal for the distribution date); and

     (3) the Class B adjusted invested amount prior to any deposits on the distribution date.

     "CLASS B PRINCIPAL PERCENTAGE" means, for any monthly period,

          (a) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

             (i) the numerator of which is the Class B adjusted invested amount as of the last day of the immediately preceding monthly period; and

             (ii) the denominator of which is the adjusted invested amount as of such day, and

          (b) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

             (i) the numerator of which is the Class B invested amount as of the end of the revolving period, and

             (ii) the denominator of which is the invested amount as of the end of the revolving period.

However, for the first monthly period, the Class B principal percentage shall mean the percentage equivalent of a fraction, the numerator of which is the initial principal amount of the Class B certificates and denominator of which is the initial invested amount.

     "CLASS B REQUIRED AMOUNT" means:

          (a) the amount, if any, equal to:

             (i) Class B monthly interest due on the related distribution date and overdue Class B monthly interest and Class B additional interest, if any; plus

             (ii) the Class B servicing fee for the related monthly period and overdue Class B servicing fee, if any; minus

             (iii) the Class B available funds for the related monthly period; plus

          (b) the Class B investor default amount, if any, for the related monthly period.

     "CLOSING DATE" means [-] [-], 2000

     "COLLATERAL ADJUSTED INVESTED AMOUNT" means, for any date of determination, an amount equal to the collateral invested amount, minus the funds on deposit in the principal funding account in excess of the sum of the Class A invested amount and the Class B invested amount on that date (up to the collateral invested amount).

     "COLLATERAL AVAILABLE FUNDS" means, for any monthly period, an amount equal to the collateral floating percentage of collections of finance charge receivables and annual membership fees allocated to the invested amount with respect to the monthly period (excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to servicer interchange).

     "COLLATERAL CHARGE-OFFS" means, for any distribution date, the amount of any reductions in the collateral invested amount as described in the first paragraph of "Series Provisions -- Defaulted Receivables; Investor Charge-Offs -- Collateral Default Amount" in this prospectus supplement.

     "COLLATERAL DEFAULT AMOUNT" means, for each distribution date, an amount equal to the product of:

     (1) the investor default amount for the related monthly period; and

     (2) the collateral floating percentage for the related monthly period.

     "COLLATERAL FLOATING PERCENTAGE" means, for any monthly period, the percentage equivalent (which shall never exceed 100%) of a fraction:

     (1) the numerator of which is equal to the collateral adjusted invested amount as of the close of business on the last day of the prior monthly period; and

     (2) the denominator of which is equal to the invested amount as of the close of business on the same day;

except that for the first monthly period, the collateral floating percentage shall mean the percentage equivalent of a fraction, the numerator of which is the initial collateral invested amount and the denominator of which it the initial invested amount.

     "COLLATERAL INVESTED AMOUNT" for any date means an amount equal to:

     (1) the initial collateral invested amount, which shall be $[-]; minus

     (2) the aggregate amount of principal payments made to the collateral interest holder prior to that date; minus

     (3) the aggregate amount of collateral charge-offs for all prior distribution dates; minus

     (4) the aggregate amount of reallocated principal collections for all prior distribution dates; minus

     (5) the aggregate amount by which the collateral invested amount has been reduced to fund the Class A investor default amount and the Class B investor default amount on all prior distribution dates as described under "Series Provisions-- Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement; plus

     (6) the aggregate amount of excess spread and excess finance charge collections allocated and available on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (3), (4) and (5).

     However, the collateral invested amount may not be reduced below zero.

     "COLLATERAL MINIMUM MONTHLY INTEREST" for any distribution date will equal the product of:

     (1) an amount equal to the London interbank offered rate for one-month United States dollar deposits plus 1.00% per annum or such lesser amount as may be designated in the transfer agreement among the bank and the collateral interest holder relating to the transfer of the collateral interest to the collateral interest holder;

     (2) the actual number of days in the related interest period divided by 360; and

     (3) the collateral initial invested amount less the aggregate amount distributed to the collateral interest holder in respect of collateral monthly principal for all prior distribution dates.

     "COLLATERAL MONTHLY PRINCIPAL" means, for any distribution date beginning with the first to occur of (a) the distribution date during the controlled accumulation period on which an amount equal to the sum of (i) the Class A invested amount and (ii) the Class B invested amount has been deposited in the principal funding account (after taking into account deposits to be made on such distribution date), or (b) the distribution date during the early amortization period immediately preceding the distribution date on which the Class B certificates will be paid in full (after taking into account payments to be made on the related distribution date), an amount equal to the least of:

     (1) the available principal collections on deposit in the collection account with respect to the distribution date (minus the portion of such available principal collections applied to Class A monthly principal and Class B monthly principal on the distribution date);

     (2) for each distribution date with respect to the controlled accumulation period, the controlled deposit amount for such distribution date (minus the sum of the Class A monthly principal and the Class B monthly principal for the distribution date); and

     (3) the collateral adjusted invested amount prior to any deposits on the distribution date.

     "COLLATERAL PRINCIPAL PERCENTAGE" means, for any monthly period,

     (a) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

        (i) the numerator of which is the collateral adjusted invested amount as of the last day of the immediately preceding monthly period; and

        (ii) the denominator of which is the adjusted invested amount as of such day, and

     (b) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

        (i) the numerator of which is the collateral invested amount as of the end of the revolving period, and

        (ii) the denominator of which is the invested amount as of the end of the revolving period.

However, for the first monthly period, the Class B principal percentage shall mean the percentage equivalent of a fraction, the numerator of which is the initial collateral invested amount and denominator of which is the initial invested amount.

     "CONTROLLED ACCUMULATION AMOUNT" means for any distribution date during the controlled accumulation period, $[-]. However, if the commencement of the controlled accumulation period is delayed as described above under "Series Provisions -- Postponement of Controlled Accumulation Period" in this prospectus supplement, the controlled accumulation amount may be higher than the amount stated above for each distribution date with respect to the controlled accumulation period and will be determined by the servicer in accordance with the Series 2000-[-] supplement based on the principal payment rates for the accounts of the trust and on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods and then scheduled to create shared principal collections during the controlled accumulation period.

     "CONTROLLED ACCUMULATION PERIOD" means the period of time described under "Series Provisions -- Principal Payments -- Controlled Accumulation Period" in this prospectus supplement.

     "CONTROLLED DEPOSIT AMOUNT" means for any distribution date during the controlled accumulation period, the sum of the applicable controlled accumulation amount and any controlled accumulation amount for any prior monthly period not deposited in the principal funding account.

     "COVERED AMOUNT" means, for any distribution date, the sum of:

     (1) the product of:

         (a) the Class A certificate rate for the related interest period;

         (b) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

         (c) the aggregate amount on deposit in the principal funding account with respect to Class A monthly principal as of the record date immediately preceding the distribution date; and

     (2) the product of:

         (a) the Class B certificate rate for the related interest period;

         (b) a fraction, the numerator of which is the actual number of days in the related interest period, and the denominator of which is 360; and

         (c) the aggregate amount on deposit in the principal funding account with respect to Class B monthly principal as of the record date immediately preceding the distribution date.

     "EARLY AMORTIZATION PERIOD" means the period of time described under "Series Provisions -- Principal Payments -- Early Amortization Period" in this prospectus supplement.

     "EXCESS SPREAD" means, with respect to any distribution date, an amount equal to the sum of the amounts described in clause (A)(iv), clause (B)(iii) and clause (C)(ii) of "Series Provisions -- Application of Collections -- Payment of Interest, Fees and Other Items" in this prospectus supplement.

     "FLOATING ALLOCATION PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction:

     (1) the numerator of which is the adjusted invested amount as of the close of business on the last day of the preceding monthly period; and

     (2) the denominator of which is the greater of:

         (x) the sum of (1) the total amount of principal receivables in the trust as of the close of business on the last day of the preceding monthly period and (2) the principal amount on deposit in the special funding account on the close of business on the last day of the preceding monthly period; and

         (y) the sum of the numerators used to calculate the floating allocation percentages for all outstanding series on the date of such determination.

However, for any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs, the amount in clause (x)(1) above shall be the average of following amounts, weighted by the number of days in the respective periods referred to in the following clauses:

         (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of the monthly period to but excluding the related addition date or removal date; and

         (ii) the aggregate amount of principal receivables in the trust at the end of the day on the related addition date or removal date for the period from and including the related addition date or removal date to and including the last day of the monthly period.

     "GROUP ONE" means the group of series issued by the trust which includes Series 2000-[-] and the series listed on Annex I.

     "INTEREST PERIOD" means the period in which interest accrues beginning with any distribution date until the succeeding distribution date, but in the case of the first distribution date, beginning on the closing date until the first distribution date, but excluding the interest payment date.

     "INVESTED AMOUNT" for any date means an amount equal to the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount on that date.

     "INVESTOR DEFAULT AMOUNT" means, for any monthly period, the product of:

     (1) the floating allocation percentage for the monthly period; and

     (2) the amount of receivables in accounts, the receivables in which have been written of as uncollectible for the monthly period.

     "LIBOR" means, as of any LIBOR determination date, the rate for one-month United States dollar deposits that appears on Telerate Page 3750 as of 11:00 a. m., London time, on that date. If this rate does not appear on Telerate Page 3750, the rate for that date will be determined on the basis of the rates at which one month United States dollar deposits are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for such one-month period. The trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for one-month loans in United States dollars to leading European banks for the one-month period. If on a LIBOR determination date, the banks selected by the servicer are not quoting rates, LIBOR for the interest period will be LIBOR as determined on the previous LIBOR determination date (or [-]%, in the case of the first LIBOR determination date).

     "LIBOR DETERMINATION DATE" means the second London business day prior to the commencement of each interest period.

     "MONTHLY PERIOD" means the period from and including the first day of a calendar month to and including the last day of such calendar month (other than the initial monthly period, which will commence on and include the closing date and end on and include [-] [-], 2000).

     "MONTHLY SERVICING FEE" means, with respect to any distribution date, an amount equal to one-twelfth of (a) the product of (i) the series servicing fee percentage and (ii) servicing base amount, minus (b) the product of the servicer interchange percentage and the servicing base amount. However, for the first distribution date, the monthly servicing fee will be equal to $[-].

     "NET SERVICING FEE RATE" means the series servicing fee percentage less the servicer interchange percentage.

     "PAY OUT EVENT" means any of the events described in clauses (a) through
(f) of "Series Provisions -- Pay Out Events" in this prospectus supplement and any of the events described in clauses (a) through (c) of "Description of the Certificates -- Pay Out Events" in the accompanying prospectus.

     "PORTFOLIO YIELD" means, for any monthly period, the annualized percentage equivalent of a fraction:

     (a) the numerator of which is equal to:

        (i) the floating allocation percentage of collections of finance charge receivables (including recoveries, interchange and annual membership fees), plus

        (ii) any excess finance charge collections that are allocated to Series 2000-[-] for such monthly period, plus

        (iii) net investment earnings on amounts in the principal funding account deposited into the collection account for such monthly period, plus

        (iv) the amount withdrawn from the reserve account deposited into the collection account for such monthly period as described in "Series Provisions -- Reserve Account" in this prospectus supplement, minus

        (v) the investor default amount for such monthly period, and

     (b) the denominator of which is the invested amount as of the last day of the preceding monthly period (or for the first monthly period, the invested amount as of the closing date).

     "PRINCIPAL ALLOCATION PERCENTAGE" means, for any monthly period, the percentage equivalent of a fraction (which percentage shall never exceed 100%):

     (1) the numerator of which is, during the revolving period, the invested amount as of the last day of the immediately preceding monthly period, and, during the controlled accumulation period or the early amortization period, the invested amount as of the close of business on the last day of the revolving period; and

     (2) the denominator of which is the greater of:

         (x) the sum of (1) the total amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period and (2) the principal amount on deposit in the special funding account on the close of business on the last day of the prior monthly period; and

         (y) the sum of the numerators used to calculate the principal allocation percentages for all outstanding series as of the date as to which such determination is being made.

However, for any monthly period in which an addition of accounts occurs or in which a removal of accounts occurs, the amount in clause (x)(1) above shall be the average of following amounts, weighted by the number of days in the respective periods referred to in the following clauses:

         (i) the aggregate amount of principal receivables in the trust as of the close of business on the last day of the prior monthly period for the period from and including the first day of the monthly period to but excluding the related addition date or removal date; and

         (ii) the aggregate amount of principal receivables in the trust at the end of the day on the related addition date or removal date for the period from and including the related addition date or removal date to and including the last day of the monthly period.

However, if the controlled accumulation period or the early amortization period has commenced and a pay out event occurs with respect to another Series that was designated as a Series that is "paired" with respect to Series 2000-[-], the seller may, upon satisfaction of certain conditions, designate a different numerator for the above fraction.

     "PRINCIPAL FUNDING ACCOUNT" means the account established as described under "Series Provisions -- Principal Funding Account" in this prospectus supplement.

     "PRINCIPAL SHORTFALLS" means any principal distributions to certificateholders and deposits to principal funding accounts for any series that are either scheduled or permitted and that have not been covered out of the investor principal collections and certain other amounts for a series.

     "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the Class B invested amount for that monthly period in an amount not to exceed the amount applied to fund the Class A required amount, if any; provided that this amount will not exceed the Class B invested amount after giving effect to any Class B investor charge-offs for the related distribution date.

     "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" for any monthly period means collections of principal receivables allocable to the collateral invested amount for that monthly period in an amount not to exceed the amount applied to fund the Class A required amount and the Class B required amount, if any;

provided that this amount will not exceed the collateral invested amount after giving effect to any collateral charge-offs for the related distribution date.

     "REALLOCATED PRINCIPAL COLLECTIONS" for any monthly period means the sum of
(a) the reallocated Class B principal collections for the monthly period, if any, and (b) the reallocated collateral principal collections for the monthly period, if any.

     "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any distribution date, an amount equal to:

     (1) [-] of the outstanding principal balance of the Class A certificates;
         or

     (2) any other amount designated by the seller, except that if the designation is of a lesser amount, the seller will provide the servicer, the collateral interest holder and the trustee with evidence that the rating of the certificates has been withdrawn or reduced, and the seller will deliver to the trustee a certificate of an authorized officer of the seller to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the seller, the designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur with respect to Series 2000-[-].

     "RESERVE ACCOUNT" means the account established as described under "Series Provisions -- Reserve Account" in this prospectus supplement.

     "REVOLVING PERIOD" means the period of time described under "Series Provisions -- Principal Payments -- Revolving Period" in this prospectus supplement.

     "SCHEDULED PRINCIPAL PAYMENT DATE" means [-] [-], 200[-], the date the trust is expected to pay available principal amounts to the certificateholders.

     "SERIES 2000-[-] SUPPLEMENT" means the supplement to the pooling and servicing agreement dated as of the closing date.

     "SERIES 2000-[-] TERMINATION DATE" means [-] [-], 200[-], which is the final payment of principal and interest on the certificates will be made, or, if that date is not a business day, the next business day.

     "SERIES SERVICING FEE PERCENTAGE" means [-]%.

     "SERVICER INTERCHANGE" means for any monthly period, the lesser of:

     (1) the floating allocation percentage of interchange deposited in the collection account during the monthly period; and

     (2) the servicer interchange percentage of the servicing base amount.

     "SERVICER INTERCHANGE PERCENTAGE" means [-]%.

     "SERVICING BASE AMOUNT" means an amount equal to:

     (1) the invested amount as of the last day of the monthly period preceding the distribution date; minus

     (2) the product of the amount, if any, on deposit in the special funding account as of the last day of the monthly period preceding the distribution date and the floating allocation percentage for the monthly period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                                                         ANNEX I

                       PREVIOUS ISSUANCES OF CERTIFICATES

     The table below sets forth the principal characteristics of the other series previously issued by the trust that are currently outstanding, all of which are in GROUP ONE. For more specific information with respect to any series, any prospective investor should contact the bank at 1-800-622-4204. The bank will provide, without charge, to any prospective purchaser of the certificates, a copy of the disclosure documents for any previous publicly-issued series.

1. Series 1995-1


Initial Class A Invested Amount..............  $470,000,000
Class A Certificate Rate.....................  One-Month LIBOR plus 0.18% per annum
Initial Class B Invested Amount..............  $30,000,000
Class B Certificate Rate.....................  One-Month LIBOR plus 0.30% per annum
Class A Expected Final Payment Date..........  December 2000 Distribution Date
Class B Expected Final Payment Date..........  February 2001 Distribution Date
Cash Collateral Amount.......................  $32,500,000
Other Enhancement for the Class A              Subordination of Class B Certificates
  Certificates...............................
Series 1995-1 Termination Date...............  February 2002 Distribution Date
Series Issuance Date.........................  June 14, 1995

                                                                        ANNEX II

                               THE BANK PORTFOLIO

GENERAL

     Set forth below is certain information with respect to the bank portfolio. See "The Bank's Credit Card Activities" in the prospectus. The ACCOUNTS have been selected from ELIGIBLE ACCOUNTS, determined as of the TRUST CUT-OFF DATE in the designated portfolio. The designated portfolio is a portion of the bank portfolio that consists of accounts owned by the bank and originated by the bank or institutions now a part of the bank. The seller believes that the designated portfolio has delinquency, loss, yield and payment rate characteristics that are not materially less favorable to certificateholders than such characteristics for the bank portfolio as a whole. Because the designated portfolio differs from the bank portfolio, and due to the possibility of future changes in these characteristics due to changes in circumstances as discussed in this prospectus supplement, there can be no assurance that the yield, loss, payment rate and delinquency experience with respect to the receivables will be comparable to the historical experience set forth below with respect to the entire bank portfolio.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency experience for the bank portfolio at the date shown and loss experience for the bank portfolio for each of the periods shown.

                             DELINQUENCY EXPERIENCE
                               THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31,
                                                   ---------------------------------------------------------------------------------
                                 2000                        1999                        1998                        1997
                       -------------------------   -------------------------   -------------------------   -------------------------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding........  $                    %      $                    %      $                    %      $                    %
Receivables
  Delinquent:
  30 to 59 Days......  $                    %      $                    %      $                    %      $                    %
  60 to 89 Days......
  90 Days or More....
                       ----------       -----      ----------       -----      ----------       -----      ----------       -----
        TOTAL........  $                    %      $                    %      $                    %      $                    %
                       ==========       =====      ==========       =====      ==========       =====      ==========       =====

                                LOSS EXPERIENCE
                               THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                              THREE MONTHS         YEAR ENDED DECEMBER 31,
                                                                 ENDED       ------------------------------------
                                                                 , 2000         1999         1998         1997
                                                              ------------   ----------   ----------   ----------
Average Receivables Outstanding.............................   $             $            $            $
Gross Charge-Offs...........................................
Recoveries..................................................
Net Charge-Offs.............................................
Net Charge-Offs as a percentage of Average Receivables
  Outstanding...............................................             %            %            %            %

REVENUE EXPERIENCE

     The following table sets forth the revenues from finance charges and fees billed with respect to the bank portfolio for each of the periods shown.

                                YIELD EXPERIENCE
                               THE BANK PORTFOLIO

                                                          THREE MONTHS         YEAR ENDED DECEMBER 31,
                                                             ENDED       ------------------------------------
                                                             , 2000         1999         1998         1997
                                                          ------------   ----------   ----------   ----------
Average Account Monthly Accrued Finance Charges and
  Fees..................................................   $             $            $            $
Average Account Balance.................................   $             $            $            $
Yield from Finance Charges and Fees.....................            %             %            %            %
Yield from Interchange..................................            %             %            %            %
Yield from Finance Charges, Fees and Interchange........            %             %            %            %

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the bank portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on payments of PRINCIPAL RECEIVABLES and FINANCE CHARGE RECEIVABLES with respect to the ACCOUNTS.

                        CARDHOLDER MONTHLY PAYMENT RATES
                               THE BANK PORTFOLIO

                                                          THREE MONTHS         YEAR ENDED DECEMBER 31,
                                                             ENDED       ------------------------------------
                                                             , 2000         1999         1998         1997
                                                          ------------   ----------   ----------   ----------
Lowest Month............................................             %            %            %            %
Highest Month...........................................             %            %            %            %
Monthly Average.........................................             %            %            %            %

                                THE RECEIVABLES

     As of [-] [-], 2000:

     - the trust portfolio included $[-] of PRINCIPAL RECEIVABLES and $[-] of FINANCE CHARGE RECEIVABLES;

     - the ACCOUNTS had an average principal balance of $[-] and an average credit limit of $[-];

     - the percentage of the aggregate total receivables balance to the aggregate total credit limit was [-]%;

     - the average age of the accounts was approximately [-] months;

     - [-]% of the accounts were premium accounts and [-]% of the accounts were standard accounts; and

     - the aggregate principal receivable balances of premium accounts and standard accounts, as a percentage of the total aggregate principal receivables, were [-]% and [-]%, respectively.

     The following tables summarize the trust portfolio by various criteria as of [-] [-], 2000. References to "Receivables Outstanding" in the following tables include both finance charge receivables and principal receivables. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   NUMBER                   PERCENTAGE
                                                    NUMBER OF        OF                      OF TOTAL
              ACCOUNT BALANCE RANGE                  ACCOUNT      ACCOUNTS    RECEIVABLES   RECEIVABLES
              ---------------------                 ----------   ----------   -----------   -----------
Credit Balance....................................                       %    $                      %
Zero Balance......................................
$0 to $500........................................
$500 - $1,000.....................................
$1,000.01 - $1,500................................
$1,500.01 - $5,000................................
$5,000.01 - $10,000...............................
$10,000.01 or More................................
                                                    ----------     ------     -----------     -------
          TOTAL...................................                 100.00%    $                100.00%
                                                    ==========     ======     ===========     =======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   NUMBER                   PERCENTAGE
                                                    NUMBER OF        OF                      OF TOTAL
                CREDIT LIMIT RANGE                   ACCOUNT      ACCOUNTS    RECEIVABLES   RECEIVABLES
                ------------------                  ----------   ----------   -----------   -----------
$0 to $500........................................                       %    $                      %
$500.01 to $1,000.................................
$1,000.01 to $1,500...............................
$1,500.01 to $5,000...............................
$5,000.01 to $10,000..............................
$10,000.01 or More................................
                                                    ----------     ------     -----------     -------
          TOTAL...................................                 100.00%    $                100.00%
                                                    ==========     ======     ===========     =======

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   NUMBER                   PERCENTAGE
                                                    NUMBER OF        OF                      OF TOTAL
              PERIOD OF DELINQUENCY                  ACCOUNT      ACCOUNTS    RECEIVABLES   RECEIVABLES
              ---------------------                 ----------   ----------   -----------   -----------
Not Delinquent....................................                       %    $                      %
30 to 59 Days.....................................
60 to 89 Days.....................................
90 Days or More...................................
                                                    ----------     ------     -----------     -------
          TOTAL...................................                 100.00%    $                100.00%
                                                    ==========     ======     ===========     =======

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   NUMBER                   PERCENTAGE
                                                    NUMBER OF        OF                      OF TOTAL
                   ACCOUNT AGE                       ACCOUNT      ACCOUNTS    RECEIVABLES   RECEIVABLES
                   -----------                      ----------   ----------   -----------   -----------
6 Months or Less..................................                       %    $                      %
Over 6 to 12 Months...............................
Over 12 to 24 Months..............................
Over 24 to 36 Months..............................
Over 36 to 48 Months..............................
Over 48 to 60 Months..............................
Over 60 to 72 Months..............................
Over 72 Months....................................
                                                    ----------     ------     -----------     -------
          TOTAL...................................                 100.00%    $                100.00%
                                                    ==========     ======     ===========     =======

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                 PERCENTAGE
                                                                  OF TOTAL
                                                                   NUMBER                   PERCENTAGE
                                                    NUMBER OF        OF                      OF TOTAL
                STATE OR TERRITORY                   ACCOUNT      ACCOUNTS    RECEIVABLES   RECEIVABLES
                ------------------                  ----------   ----------   -----------   -----------
[List States]                                                            %    $                      %
                                                    ----------     ------     -----------     -------
          TOTAL...................................                 100.00%    $                100.00%
                                                    ==========     ======     ===========     =======

      THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES UNTIL WE DELIVER A FINAL PROSPECTUS AND ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION DATED JUNE 15, 2000

                                   PROSPECTUS

                              [NATIONAL CITY LOGO]

                     National City Credit Card Master Trust
                                     ISSUER

                               National City Bank
                              SELLER AND SERVICER

                           ASSET BACKED CERTIFICATES

THE TRUST --

- may periodically issue asset backed certificates in one or more series with one or more classes; and

- will own --

     - receivables in a portfolio of consumer revolving credit card accounts;

     - payments due on those receivables; and

     - other property described in this prospectus and in the accompanying prospectus supplement.

THE CERTIFICATES --

- will represent interests in the trust and will be paid only from the trust assets;

- offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

- may have one or more forms of enhancement; and

- will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS --

- will receive interest and principal payments from a varying percentage of credit card account collections.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [-] IN THIS PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of National City Bank or any of its affiliates.

This prospectus may be used to offer and sell certificates of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [-] [-], 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     - the timing of interest and principal payments;

     - financial and other information about the receivables;

     - information about enhancement for each class;

     - the ratings for each class; and

     - the method for selling the certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Parts of this prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" on page [-] in this prospectus. To assist you in understanding this document, the terms that are defined in the "Glossary of Defined Terms" appear in bold typeface the first time they appear in each of the sections and subsections, beginning on page 14 in this prospectus.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary..................      1
  The Trust and the Trustee.........      1
  Trust Assets......................      1
  Information about the
     Receivables....................      1
  Collections by the Servicer.......      2
  Allocation of Trust Assets........      2
  Interest Payments on the
     Certificates...................      2
  Principal Payments on the
     Certificates...................      2
     Revolving Period...............      2
     Controlled Accumulation
       Period.......................      2
     Scheduled Amortization
       Period.......................      3
     Principal Amortization
       Period.......................      3
     Rapid Accumulation Period......      3
     Early Amortization Period......      3
     Pay Out Events.................      3
  Special Funding Account...........      4
  Shared Excess Finance Charge
     Collections....................      4
  Shared Principal Collections......      4
  Credit Enhancement................      4
  Optional Repurchase...............      4
  Tax Status........................      4
  Certificate Ratings...............      5
Risk Factors........................      6
  It May Not be Possible to Find an
     Investor to Purchase Your
     Certificates...................      6
  Issuance of Additional Series by
     the Trust may Affect the Timing
     of Payments....................      6
  Credit Quality of Trust Assets May
     be Eroded by the Addition of
     New Assets.....................      6
  Recharacterization of the Transfer
     from the Seller to the Trust or
     the Conservatorship or
     Receivership of the Seller,
     Could Delay or Reduce Payments
     to You.........................      6
  The FDIC Has Special Powers under
     Banking Laws to Take Actions
     during the Insolvency of the
     Seller That Could Delay or
     Reduce Payments to You.........      7
  Changes to Consumer Protection
     Laws May Impede Collection
     Efforts or Reduce
     Collections....................      8
  The Effect on Certificateholders
     of Certain Litigation Against
     the Seller is Unclear..........      9

                                        PAGE
                                        ----
  Credit Ratings Assigned to Your
     Certificates are Limited in
     Nature.........................     10
  Payment Pattern of Receivables
     Could Reduce Collections.......     10
  The Interest Rate on Receivables
     May Fluctuate Differently than
     the Interest Rate on the
     Certificates, Resulting in
     Reduced Payments to You........     10
  You Will Not be Recognized as the
     Owner of Certificates on the
     Records of the Trustee and Will
     Not Be Able to Exercise Rights
     Directly as a
     Certificateholder..............     11
  Social, Economic and Geographic
     Factors Affect Credit Card
     Payments and Are Unpredictable
     and May Cause a Delay or
     Default in Payment.............     11
  Competition in the Credit Card
     Industry Could Lead to Early
     Payment of Your Certificates...     11
  The Seller May Change the Terms of
     the Accounts in a Way That
     Reduces Collections............     12
  Subordinated Classes Bear
     Additional Risks...............     13
  The Bank May Transfer Its
     Obligations to Another
     Entity.........................     13
The Trust...........................     14
Transfer And Assumption.............     14
  The Transfer......................     14
  Assumption Agreements and
     Amendments to the Pooling and
     Servicing Agreement............     14
The Bank's Credit Card Activities...     15
  General...........................     15
  New Accounts and Underwriting.....     15
  Use of Credit Cards...............     16
  Billing and Payments..............     16
  Delinquencies.....................     17
  Interchange.......................     17
The Bank and National City
  Corporation.......................     18
Assumption of the Bank's
  Obligations.......................     18
The Receivables.....................     18
Maturity Considerations.............     19
Use of Proceeds.....................     20
Description of the Certificates.....     20
  General...........................     20

                                        PAGE
                                        ----
  Book-Entry Registration...........     22
  Definitive Certificates...........     25
  Interest..........................     25
  Principal.........................     26
  Transfer and Assignment of
     Receivables....................     26
  Addition of Trust Assets..........     27
  Automatic Account Additions.......     28
  Removal of Accounts...............     29
  Collection and Other Servicing
     Procedures.....................     30
  Discount Option...................     30
  New Issuances.....................     30
  Representations and Warranties....     32
  Funding Period....................     34
  Collection Account................     35
  Allocation Percentages............     35
  Deposits in Collection Account....     36
  Shared Excess Finance Charge
     Collections....................     37
  Shared Principal Collections......     37
  Special Funding Account...........     37
  Defaulted Receivables; Rebates and
     Fraudulent Charges.............     37
  Record Date.......................     38
  Defeasance........................     38
  Optional Termination; Final
     Payment of Principal...........     38
  Pay Out Events....................     39
  Servicing Compensation and Payment
     of Expenses....................     40
  Certain Matters Regarding the
     Seller and the Servicer........     40
  Servicer Default..................     43
  Evidence as to Compliance.........     44
  Amendments........................     44
  Termination of the Trust..........     45
  List of Certificateholders........     45
  The Trustee.......................     46

                                        PAGE
                                        ----
  Certificateholders Have Limited
     Control of Actions.............     46
Credit Enhancement..................     46
  General...........................     46
  Subordination.....................     47
  Letter of Credit..................     47
  Cash Collateral Guaranty or
     Account........................     48
  Collateral Interest...............     48
  Surety Bond or Insurance Policy...     48
  Spread Account....................     48
  Reserve Account...................     48
  Swap Agreements...................     49
Certificate Ratings.................     49
Certain Legal Aspects of the
  Receivables.......................     49
  Transfer of Receivables...........     49
  Certain Matters Relating to
     Receivership and
     Conservatorship................     50
  Consumer Protection Laws..........     52
  Claims and Defenses of Cardholders
     Against the Trust..............     53
Federal Income Tax Consequences.....     53
  General...........................     53
  Treatment of the Certificates as
     Debt...........................     53
  Treatment of the Trust............     54
  Taxation of Interest Income of
     U.S. Certificate Owners........     56
  Sale or Exchange of
     Certificates...................     56
  Foreign Certificate Owners........     56
  Backup Withholding and Information
     Reporting......................     58
  State and Local Taxation..........     58
ERISA Considerations................     58
Plan of Distribution................     60
Legal Matters.......................     61
Reports to Certificateholders.......     61
Where You Can Find More
  Information.......................     62
Glossary of Defined Terms...........     63
Annex I: Global Clearance,
  Settlement and Tax Documentation
  Procedures........................    A-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST AND THE TRUSTEE

National City Credit Card Master Trust (formerly the First of America Credit Card Master Trust) was formed on June 1, 1995 under a pooling and servicing agreement between The Bank of New York, as trustee, and certain predecessors of National City Bank (First of America Bank of Michigan, N.A., as seller and as servicer, and First of America Bank of Illinois, N.A., as seller of the receivables). The trust is a master trust under which one or more series of certificates will be issued through a series supplement to the pooling and servicing agreement. Other classes or series may not be offered by this prospectus; for example, they may be offered in a private placement.

TRUST ASSETS

The bank and its predecessors have transferred to the trust the receivables from certain MasterCard(R) and VISA(R)* revolving credit card accounts. All new receivables generated in the accounts will be transferred automatically to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional similar assets may be transferred to the trust. See "The Receivables" and "Description of the Certificates -- Addition of Trust Assets" and
"-- Automatic Account Additions" in this prospectus.

The trust assets also include payments due on the receivables and other proceeds of the receivables and of related credit insurance policies. Additionally, the trust assets will include any amounts recovered from receivables previously written off as uncollectible.

Additional trust assets may include:

- rights to certain fees the bank receives through VISA and MasterCard, called interchange;

- monies deposited in certain of the trust's bank accounts and investments of those monies;

- participation interests in the trust;

- enhancements, including any credit enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, tax protection agreement, interest rate swap agreement, or other similar arrangement.

The trust assets may change over the life of the trust as receivables in revolving credit card accounts are included and others are charged-off or removed. See "Description of the Certificates -- Addition of Trust Assets" and " -- Removal of Accounts" in this prospectus.

INFORMATION ABOUT THE RECEIVABLES

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are, generally, (a) amounts charged by cardholders for goods and services and (b) cash advances.

Finance charge receivables are the related finance charges and credit card fees.

Interchange fees collected through MasterCard and VISA, annual membership fees collected from cardholders and amounts recovered from receivables previously written off as uncollectible generally are treated as collections of finance charge receivables.

---------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

COLLECTIONS BY THE SERVICER

The bank services the receivables under the pooling and servicing agreement. In limited cases, the bank may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The bank, or any new servicer, is called the servicer. The servicer receives a servicing fee from the trust for each series. See "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in this prospectus.

The servicer receives collections on the receivables, deposits those collections in a collection account and keeps track of those collections for finance charge receivables and principal receivables. The servicer then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The trust assets will be allocated to the holders of certificates and other interests of each series and to the bank, as holder of the seller interest. The remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust is called the seller interest, and, on any date, is equal to the assets in the trust not allocated to investor certificates and other interests of each series. If there is more than one class in a series, there may be a further allocation of trust assets among each class.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See "Description of the Certificates -- Allocation Percentages" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest, and rights to enhancement.

Each class of certificates may have fixed or floating interest rates. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates.

If interest is paid less frequently than monthly, collections of finance charge receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by the rating agencies until paid to certificateholders. See "Description of the Certificates -- Interest" and "Credit Enhancement" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

  REVOLVING PERIOD

Each class of certificates will begin with a period during which the trust will not pay, or accumulate, principal for the related certificateholders, called a revolving period. The trust, subject to certain limitations, will pay available principal to the holder of the seller interest and may pay amounts due to holders of certificates of other series. The revolving period for a class starts on the date that class is issued and ends at the start of an amortization period or an accumulation period.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts per month and paid on a scheduled date;

- principal is paid in fixed amounts at scheduled intervals;

- principal is paid in varying amounts at scheduled intervals;

- principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date; or

- principal is paid in varying amounts each month following certain adverse events.

  CONTROLLED ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, the trust is expected to pay available principal to those certificateholders on a date specified in the accompanying prospectus supplement. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled payment date, the trust is scheduled to deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the invested amount for a class have not been accumulated by the scheduled principal payment date for that class, a pay out event will occur and the early amortization period will begin. The controlled accumulation period for a class starts on a date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the invested amount for the series is paid in full;

- an early amortization period starts; or

- the latest date by which principal and interest for the series of certificates can be paid.

  SCHEDULED AMORTIZATION PERIOD

If a class of certificates has a scheduled amortization period, the trust will pay available principal to those certificateholders on each distribution date during the scheduled amortization period in a fixed amount plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The scheduled amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the invested amount for the series is paid in full;

- an early amortization period starts; or

- the latest date by which principal and interest for the series of certificates can be paid.

  PRINCIPAL AMORTIZATION PERIOD

If a class of certificates has a principal amortization period, the trust will pay available principal to those certificateholders on each distribution date during the principal amortization period. If a series has more than one class, each class may have a different priority for payment. The principal amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

- the invested amount for the class is paid in full;

- an early amortization period starts; or

- the latest date by which principal and interest for the series of certificates can be paid.

  RAPID ACCUMULATION PERIOD

If a class of certificates has a controlled accumulation period, it may also have a rapid accumulation period. During a rapid accumulation period, the trust will periodically deposit available principal in a trust account prior to the scheduled payment date. The rapid accumulation period for a class starts as specified in the accompanying prospectus supplement on a day on or after a designated pay out event has occurred, but in no event later than the scheduled payment date, and ends when any one of the following occurs:

- the invested amount for the class is paid in full;

- an early amortization period starts; or

- the scheduled payment date.

  EARLY AMORTIZATION PERIOD

If a class of certificates is in an early amortization period, the trust will pay available principal to those certificateholders on each distribution date. If the series has more than one class, each class may have a different priority for payment. For a class without an rapid accumulation period, the early amortization period starts on the day a pay out event occurs. For a class with a rapid accumulation period, the early amortization period starts as specified in the accompanying prospectus supplement on a day on or after a pay out event occurs, but in no event later than the scheduled payment date for that class. The early amortization period ends when any of the following occurs:

- the invested amount for the class is paid in full;

- the series termination date; or

- the trust termination date.

  PAY OUT EVENTS

A pay out event for any series of certificates will include certain adverse events described in the accompanying prospectus supplement and the following:

- certain events of insolvency or receivership relating to the seller;

- the seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates -- Pay Out Events" in this prospectus.

SPECIAL FUNDING ACCOUNT

If on any date the seller amount is less than or equal to the required seller amount or the amount of principal receivables in the trust is less than or equal to the required principal balance, the servicer will not pay to the seller shared principal collections not otherwise needed for any series of certificates, but will deposit such funds in the special funding account.

See "Description of the Certificates -- Special Funding Account" in this prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to any series are not needed for that series, those collections may be applied to certain shortfalls of another series in the same group. See "Description of the Certificates -- Shared Excess Finance Charge Collections," "-- Deposits in Collection Account" and "-- Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the invested amount for any series are not needed for that series, those collections may be applied to cover principal payments for another series in the same group. Any reallocation for this purpose will not reduce the invested amount for the series to which those collections were initially allocated. See "Description of the Certificates -- Shared Principal Collections"in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors in each class of certificates that has credit enhancement.

Credit enhancement for the certificates of any class may take the form of one or more of the following:

- subordination          - letter of credit
- collateral interest    - surety bond
- insurance policy       - spread account
- cash collateral        - reserve account
guaranty or account      - swap agreements

The type, characteristics and amount of any credit enhancement will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued, and

- established based on the requirements of each rating agency rating one or more classes of the certificates of that series.

See "Credit Enhancement" and "Certificate Ratings" in this prospectus.

OPTIONAL REPURCHASE

The bank may have the option to repurchase any series of certificates once the invested amount for the series is reduced to the percentage of the initial invested amount specified in the related prospectus supplement. See "Description of the Certificates -- Optional Termination; Final Payment of Principal" in this prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Federal Income Tax Consequences" in this prospectus and "Summary of Terms -- Tax Status" in the accompanying prospectus supplement.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. See "Risk
Factors -- Credit Ratings Assigned to Your Certificates are Limited in Nature" in this prospectus.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the certificates.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR CERTIFICATES

The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

ISSUANCE OF ADDITIONAL SERIES BY THE TRUST MAY AFFECT THE TIMING OF PAYMENTS

The trust has issued other series of certificates and is expected to issue additional series from time to time. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series.

CREDIT QUALITY OF TRUST ASSETS MAY BE ERODED BY THE ADDITION OF NEW ASSETS

The seller expects that it will periodically add additional accounts to the trust and may at times be obligated to add additional accounts. Additional accounts may include accounts which were originated using criteria that are different than those applicable to the accounts currently designated to the trust. There are many reasons which could cause these differences, including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different underwriting standards or procedures. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust.

In addition, the pooling and servicing agreement allows the seller to add participation interests in other assets to the trust. The addition of these participation interests and of additional accounts will be subject to the satisfaction of conditions described in this prospectus under "Description of the Certificates -- Addition of Trust Assets."

RECHARACTERIZATION OF THE TRANSFER FROM THE SELLER TO THE TRUST, OR THE CONSERVATORSHIP OR RECEIVERSHIP OF THE SELLER, COULD DELAY OR REDUCE PAYMENTS TO YOU

The seller has documented the transfer of the receivables to the trust as a sale. However, a court could conclude that the seller still owns the receivables subject to a security interest in favor of the trust in the receivables. The seller has taken steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes the seller still owns the receivables. Regardless of these steps, however, your interests could be impaired:

     - a tax, governmental or other nonconsensual lien on the seller's property arising before receivables come into existence may have priority over the trust's interests in the receivables;

     - if the Federal Deposit Insurance Act ("FDIC") were appointed conservator or receiver for the seller, the FDIC's administrative expenses may be paid before the certificateholders are paid; or

     - if insolvency or similar proceedings were commenced by or against the seller or, in certain circumstances, if certain time periods were to pass, the trust may not have a first priority perfected security interest in amounts held by the seller and not deposited into the collection account, which may result in a loss to the certificateholders.

See "Certain Legal Aspects of the Receivables -- Transfer of Receivables" and "Description of the Certificates -- Representations and Warranties" in this prospectus.

THE FDIC HAS SPECIAL POWERS UNDER BANKING LAWS TO TAKE ACTIONS DURING THE INSOLVENCY OF THE SELLER THAT COULD DELAY OR REDUCE PAYMENTS TO YOU

The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FDIA"), provides that a security interest granted by the seller in the receivables would be respected to the extent that:

     - the pooling and servicing agreement complies with the regulatory requirements of the FDIA;

     - the security interest granted under the pooling and servicing agreement is perfected before the FDIC is appointed as conservator or receiver for the seller; and

     - the security interest is not taken in contemplation of the seller's insolvency or with the intent to hinder, delay or defraud the seller or its creditors.

Opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the seller in the receivables. If the FDIC were to assert a different position, however, payments of principal and interest on the certificates could be delayed and possibly reduced. Furthermore, the FDIC could --

     - require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the certificates;

     - request a stay of any actions by the trustee to enforce the pooling and servicing agreement or the certificates against the seller; and

     - repudiate the pooling and servicing agreement and limit the claims of the holders of the certificates to their "actual direct compensatory damages."

If the FDIC were to take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

If a conservator or receiver were appointed for the seller, then a pay out event could occur on all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the trust and the trustee would sell the receivables (unless holders of more than 50% of the invested amount of each class of outstanding certificates, and anyone else authorized to vote on those matters in a series supplement, gave the trustee other instructions). The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power --

     - regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of an early amortization period (or, if applicable, rapid accumulation period), (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

     - regardless of the instructions of those authorized to direct the trustee's actions under the pooling and servicing agreement, (a) to require the early sale of the receivables, (b) to require termination of the trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the trust.

In addition, if a servicer default occurs solely because the servicer is insolvent or a conservator or receiver is appointed for the servicer, the conservator or receiver might have the power to prevent either the trustee or the certificateholders from appointing a new servicer under the pooling and servicing agreement. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Receivership and Conservatorship" in this prospectus. If the FDIC were to take any of those actions, your payments could be delayed or reduced.

CHANGES TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the seller can charge on credit card account balances. For example, if the seller were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the accounts' effective yield, this could lead to a pay out event, resulting in the payment of principal sooner than expected. See "Description of the Certificates -- Pay Out Events" in this prospectus.

The seller makes representations and warranties relating to the validity and enforceability of the receivables. Subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus, the seller must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time the seller has to correct the violation, is that the seller must accept reassignment of the receivables affected by the violation (subject to certain conditions described under "Description of the Certificates -- Representations and Warranties" in this prospectus). See also "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in this prospectus.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

THE EFFECT ON CERTIFICATEHOLDERS OF CERTAIN LITIGATION AGAINST THE SELLER IS UNCLEAR

In October 1998, the U.S. Justice Department sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserts that joint control of both the MasterCard and VISA associations by the same group of banks lessens competition and therefore violates the antitrust laws. The government contends that banks should not be permitted to participate in the governance of both associations. The government is also challenging the rules of the associations that restrict banks from issuing American Express or Discover cards. MasterCard and VISA have both stated that they believe the suit to be without merit, and have denied the allegations. However, we cannot predict the outcome of the litigation, or its effect on the competitive environment in the credit card industry.

CREDIT RATINGS ASSIGNED TO YOUR CERTIFICATES ARE LIMITED IN NATURE

Each credit rating assigned to your certificates reflects the rating agency's assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. These ratings are based on the rating agencies' determination of the value of receivables in the trust and the availability of any credit enhancement.

The ratings do not address the following:

     - the likelihood that the principal or interest on your certificate will be prepaid, paid on a scheduled date or paid on any particular date before the termination date of your series;

     - the possibility that your certificates will be paid early or possibility of the imposition of United States withholding tax for non-U.S. Certificateholders;

     - the marketability of the certificates, or any market price; or

     - that an investment in the certificates is a suitable investment for you.

A rating is not a recommendation to purchase, hold or sell certificates of a series or class of a series.

PAYMENT PATTERN OF RECEIVABLES COULD REDUCE COLLECTIONS

The receivables may be paid at any time. We cannot assure the creation of additional receivables in the accounts or that any particular pattern of cardholder payments will occur. The commencement and continuation of a revolving period, a scheduled amortization period, a principal amortization period or a controlled accumulation period for a series or class of the series depend upon the continued generation of new receivables to be conveyed to the trust. A significant decline in the amount of receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the early amortization period or, if applicable, the rapid accumulation period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. The seller's ability to compete in the current industry environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "Maturity Considerations" in this prospectus.

THE INTEREST RATE ON RECEIVABLES MAY FLUCTUATE DIFFERENTLY THAN THE INTEREST RATE ON THE CERTIFICATES, RESULTING IN REDUCED PAYMENTS TO YOU

Some accounts may have finance charges set at a variable rate based on a designated index, for example, the prime rate. A series of certificates may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payment to you.

YOU WILL NOT BE RECOGNIZED AS THE OWNER OF CERTIFICATES ON THE RECORDS OF THE TRUSTEE AND WILL NOT BE ABLE TO EXERCISE RIGHTS DIRECTLY AS A CERTIFICATEHOLDER

If so stated in the accompanying prospectus supplement, the certificates of the series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the certificate owners or their nominees. Unless certificate owners are the registered holders, such owners of that series will not be recognized by the trustee as certificateholders, as that term is used in the governing documents. As a result you will only be able to exercise the rights of certificateholders indirectly through DTC, Clearstream or Euroclear and their participating organizations. See "Description of the Certificates -- Book-Entry Registration" in this prospectus.

SOCIAL, ECONOMIC AND GEOGRAPHIC FACTORS AFFECT CREDIT CARD PAYMENTS AND ARE UNPREDICTABLE AND MAY CAUSE A DELAY OR DEFAULT IN PAYMENT

Changes in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitude toward incurring debt, the public's perception of the use of credit cards and changing attitudes regarding the stigma of personal bankruptcy. Economic factors include the rate of inflation, the unemployment rates and relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series. See "The Bank's Credit Card Activities" in this prospectus and "The Bank Portfolio" in the accompanying prospectus supplement.

COMPETITION IN THE CREDIT CARD INDUSTRY COULD LEAD TO EARLY PAYMENT OF YOUR CERTIFICATES

The bank credit card industry is highly competitive. As the bank's competitors strive to expand their market share, the bank's use of effective advertising, target marketing and pricing strategies becomes extremely important. The bank has remained competitive by offering low rate balance transfer options, lower fixed annual percentage rate cards, no-annual-fee cards, and other cards that offer savings or other rewards to the borrower.

In light of recent mergers and consolidations of banking and financial services companies, there are fewer card issuers with
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

greater economies of scale and brand recognition. Also, the use of debit cards associated with the VISA or MasterCard logo competes with traditional credit card usage.

The increase in competition and the use of lower annual percentage rate offers may lead to a reduction in yield on the bank's portfolio. The lower rates also may reduce the amount of finance charge collections available to pay interest on the certificate. Increased competition resulting from consolidations and mergers may also impact the bank's ability to originate new accounts and generate new receivables. If the origination of new accounts or the generation of new receivables decreases significantly, the bank may not be able to designate additional accounts to the trust when required and a pay out event and early amortization may occur. If your series provides for early amortization upon the occurrence of a series pay out event, these events may cause your principal to be paid back earlier than expected.

THE SELLER MAY CHANGE THE TERMS OF THE ACCOUNTS IN A WAY THAT REDUCES
COLLECTIONS

The seller transfers the receivables to the trust but continues to own the accounts. As owner of the accounts, the seller retains the right to change various account terms (including finance charges and other fees it charges and the required monthly minimum payment). A pay out event could occur if the seller reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted. In addition, changes in the account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

The seller will not reduce the interest rate it charges on the receivables or other fees if that action would result in a pay out event unless the seller is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

The seller will not change the terms of the accounts or its servicing practices (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless the seller reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

The seller has no restrictions on its ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the seller to change account terms.

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

SUBORDINATED CLASSES BEAR ADDITIONAL RISKS

Where one or more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior certificates, the invested amount for the subordinated certificates might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated certificates. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

THE BANK MAY TRANSFER ITS OBLIGATIONS TO ANOTHER ENTITY

The bank may, subject to certain conditions, transfer its respective interests and obligations with respect to the trust and under the pooling and servicing agreement to an assuming entity that is not affiliated with the bank without obtaining certificateholder consent to the transfer. See "Assumption of the Bank's Obligations."

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

                                   THE TRUST

     National City Credit Card Master Trust was formed, in accordance with the laws of the State of New York, pursuant to a pooling and servicing agreement dated as of June 1, 1995. The pooling and servicing agreement was amended and restated on June [-], 2000. The pooling and servicing agreement is between National City Bank, the bank, as seller and servicer, and The Bank of New York, as trustee. The pooling and servicing agreement, as originally executed, was between First of America Bank of Michigan, N.A., as seller and servicer, First of America Bank of Illinois, N.A., as seller, and the trustee. First of America Bank of Michigan, N.A., was succeeded, as described in this prospectus, as seller on September 1, 1998 by the bank and as servicer on January 1, 1999 by the bank and First of America Bank of Illinois, N.A. was succeeded, as described in this prospectus, as seller on September 1, 1998 by the bank. The pooling and servicing agreement, as amended and restated, and any series supplement are sometimes together referenced to as the pooling and servicing agreement.

     The trust, from time to time, issues series of asset backed certificates. Each series is issued pursuant to the terms of a series supplement to the pooling and servicing agreement. The trust will only engage in the following business activities:

     - acquiring and holding trust assets;

     - issuing series of certificates and other interests in the trust;

     - making payments on the certificates and other interests; and

     - engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

     As a consequence, the trust is not expected to have any need for additional capital resources other than the assets of the trust.

     To assist you in understanding this prospectus and the accompanying prospectus supplement, the terms that are defined in the "Glossary of Defined Terms" appear in bold typeface the first time they appear in each section and subsection.

                            TRANSFER AND ASSUMPTION

THE TRANSFER

     The trust was created in 1995 and from this formation until [-][-], [-] was known as First of America Credit Card Master Trust, and First of America Bank of Michigan, N.A., was a seller and the servicer and First of America Bank of Illinois, N.A. was a seller under the pooling and servicing agreement. On September 1, 1998, First of America Bank of Michigan, N.A. and First of America Bank of Illinois, N.A. transferred to the bank certain assets and liabilities relating to their respective credit card businesses including their credit card accounts and the assets and liabilities of First of America Bank of Michigan, N.A. and First of America Bank of Illinois, N.A. relating to the trust.

ASSUMPTION AGREEMENTS AND AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     Under the terms of an Assumption Agreement and Amendment to the Pooling and Servicing Agreement dated as of September 1, 1998, the bank accepted and assumed all of First of America Bank of Michigan's and First of America Bank of Illinois' liabilities under and assumed and agreed to perform each and every covenant and obligation of the seller contained in the pooling and servicing agreement and the series supplements. Pursuant to the assumption agreement and amendment, the SELLER INTEREST was assigned and transferred to the bank.

     In addition, under the assumption agreement and amendment, ownership of the ACCOUNTS was transferred to the bank, and the bank sold, transferred, assigned, set over and otherwise conveyed to the trustee on behalf of the trust, for the benefit of the certificateholders, all of the bank's right, title and interest in and to the receivables in the accounts. The bank has also granted to the trustee on behalf of the

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

trust for the benefit of the certificateholders, a first priority perfected security interest in all of the bank's right, title and interest in and to the receivables in the accounts.

     Under the terms of an Assumption Agreement and Amendment to the Pooling and Servicing Agreement dated as of [-][-],[-], the bank accepted and assumed all of First of America Bank of Michigan's liabilities under and assumed and agreed to perform each and every covenant and obligation of the servicer contained in the pooling and servicing agreement and the series supplements.

     Pursuant to the assumption agreements and amendments described above:

     - First of America Bank of Michigan was released as a seller and as servicer and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

     - First of America Bank of Illinois was released as a seller and has no further obligations or liabilities under the pooling and servicing agreement or the series supplements;

     - the bank has become the sole seller and servicer.

     Additionally, in connection with transfers described above, the pooling and servicing agreement will be amended to change the name of the trust from the First of America Credit Card Master Trust to the National City Credit Card Master Trust.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The bank portfolio is serviced at offices located in Michigan and Ohio. The primary servicing center is located in Kalamazoo, Michigan, where collection, customer service, settlement and finance departments are housed. Additional services such as credit processing and relationship management are done through the Columbus, Ohio location.

     Certain data processing and ministerial functions associated with the servicing of the bank portfolio are performed on behalf of the bank by First Data Resources, Inc. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur and the replacement of the services FDR currently provides to the bank could be time consuming. As a result, delays in payments to certificateholders could occur.

     FDR was established in 1968 as the data processing unit of MidAmerica Bankcard Association. In 1980, American Express acquired First Data Resources, Inc. and in 1992, First Data Resources, Inc. became an independent company as a subsidiary of First Data Corp. According to First Data Resources, Inc., it is a leading global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card issuers. First Data Resources, Inc.'s home office in the United States is located in Omaha, Nebraska.

     The bank uses a variety of the services provided by FDR in originating and servicing the bank's VISA and MasterCard accounts, including a provision of network interface to other card processors through VISA USA, Inc. and MasterCard International, Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

NEW ACCOUNTS AND UNDERWRITING

     Substantially all of the bank portfolio has been generated through direct mailings, telemarketing and branch take-ones. The bank identifies potential cardholders for pre-approved solicitations by supplying a list of credit criteria to a credit bureau, which generates a list of individuals who meet such criteria. When the bank receives an acceptance certificate from an individual who received a pre-approved solicitation, the bank obtains a credit report on such individual issued by an independent credit reporting agency, and the issuance of a credit card to such individual and the credit limit and terms of the account are subject to

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

limited post-screening review by the bank. Generally, the bank issues classic, gold and platinum credit cards, each with a corresponding higher credit limits.

     The bank's underwriting approach to non pre-approved account approval uses computerized credit scoring systems. Additionally, variables such as outstanding debt and credit bureau risk score of credit history are also considered. Furthermore, the bank reviews a credit report on each applicant issued by an independent credit reporting agency and, for certain applicants, independently verifies employment, income or other information contained in the credit application.

     If an application is approved, the bank establishes an initial credit limit on the cardholder's account based on a scored evaluation of the cardholder's creditworthiness. This credit limit is adjusted from time to time based on the bank's continuing evaluation of the cardholder's repayment ability as evidenced by the cardholder's repayment history and other factors. The bank also may increase the credit limit at the cardholder's request after completion of an evaluation comparable to that performed during the initial underwriting.

     The bank reviews credit losses on a monthly basis. From time to time, based on such review and other factors, the bank adjusts its underwriting standards appropriately. The bank also performs an ongoing credit review of each account which may result in closing the account.

USE OF CREDIT CARDS

     Each cardholder is subject to an agreement with the bank governing the terms and conditions of the related MasterCard or VISA account. Under each such agreement, the bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that the bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to the bank and by not using the account.

     A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by the bank to draw against their MasterCard or VISA credit lines. Cardholders may draw against their credit lines with the bank as a cash advance by transferring balances owed to other creditors to their accounts with the bank.

BILLING AND PAYMENTS

     The ACCOUNTS in the trust portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

     Cardholders receive monthly billing statements summarizing the activity in their accounts. Currently, a cardholder must make a monthly minimum payment generally equal to the greater of 2.5% of the outstanding account balance (plus the full amount, if any, in excess of the applicable credit limit, and any amount past due) or $10. Balances of $10 or less must be paid in full. Other charges currently assessed by the bank include a late charge (generally between $25 and $29, assessed by the bank if they do not receive the required minimum payment on or before the last day of the billing cycle), a fee for exceeding the applicable credit limited (generally between $25 and $29) and a return check charge (generally between $25 and $29). The bank has reserved the right to assess cash advance fees (generally equal to 3% of the cash advance subject to a $3 minimum). Cardholders may also purchase credit life, unemployment and disability insurance covering their account. All fees, charges and insurance premiums assessed by the bank are automatically charged to the account and are included in the account balance.

     The bank assesses interest based on the average daily account balance. To calculate this balance, the bank first takes the beginning account balance each day, adds any new purchases or cash advances and
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

subtracts any payments or credits. This computation yields the daily account balance. The bank then adds all the daily account balances for the billing cycle and divides the total by the number of days in the billing cycle. This produces the average daily account balance. The total periodic charge for a billing cycle is calculated by multiplying the average daily account balance by the daily periodic rate and by the number of days in the billing cycle. Periodic charges for purchases are not assessed if all balances shown in the billing statement are paid by the due date each month, which is normally 27 days after the statement closing date, or if the previous purchase balance on the most recent prior monthly statement was zero. Cash advances accrue periodic charges on the outstanding balance of the advance from the date of the advance until the date full payment is received.

     Currently, substantially all of the accounts in the trust portfolio incur periodic finance charges at variable annual percentage rates. The bank makes use of introductory periodic finance charge rates. The introductory periodic finance charge rates are generally fixed for some initial period, and at the conclusion of this period rise to a higher, variable periodic finance charge rate.

DELINQUENCIES

     An account is contractually delinquent if the minimum payment indicated on the cardholder's statement is not received by the payment due date. In addition, a late fee is assessed at the due date. Efforts to collect contractually delinquent credit card receivables are made by the bank's service center personnel or the bank's designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become from one to sixty days contractually delinquent depending on the risk associated with the cardholder as indicated by an adaptive control system. In the event that initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. In certain situations, the bank may enter into arrangements with the cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collection managers and information is reported regularly to senior management of the bank. Accounts are generally charged off when they become 120 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder). At that time, they are generally referred to the internal recovery department or, in appropriate circumstances, to outside collection agencies.

     The bank's account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the bank's business judgement, industry practice, applicable laws and regulations and other factors. These changes may affect the performance of the trust portfolio and the collectability of the receivables.

INTERCHANGE

     Issuing banks participating in the VISA and MasterCard associations receive certain fees from VISA and MasterCard, called INTERCHANGE, as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, interchange in connection with cardholder purchases for goods and services is passed from acquiring banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The seller may be required, as described in the accompanying prospectus supplement, to transfer to the trust a percentage of the interchange attributed to cardholder charges for goods and services in the related accounts. If so required to be transferred, interchange arising under the related accounts will be allocated to the related certificates of any series in the manner provided in the accompanying prospectus supplement, and, unless otherwise provided in the accompanying prospectus supplement, will be treated as collections of finance charge receivables and will be used to pay required monthly payments, including interest on the related series of certificates, and, in some cases, to pay all or a portion of the servicing fee paid to the servicer.

                     THE BANK AND NATIONAL CITY CORPORATION

     The bank is a national banking association and wholly owned subsidiary of National City Corporation. As of May 16, 2000, the Corporation became a financial holding company under the terms of the Financial Modernization law, also known as the Gramm-Leach-Bliley Act. Prior to becoming a financial holding company, the Corporation was a bank holding company organized under the Bank Holding Company Act of 1956, as amended. The executive offices of the bank and the Corporation are located at 1900 East 9th Street, Cleveland, Ohio and the telephone number is (216) 575-2000.

                      ASSUMPTION OF THE BANK'S OBLIGATIONS

     The bank, from time to time, may consider a transfer of all or a portion of its consumer revolving credit card accounts and the receivables in these accounts to another entity which may or may not be affiliated with the bank. This may include all, but not less than all, of the accounts and the following:

     - the bank's remaining interest in the receivables in the accounts;

     - the bank's interest in assigned assets; and

     - all of the bank's assumed obligations including servicing functions and related obligations under the pooling and servicing agreement.

     Under the pooling and servicing agreement, the bank is permitted to assign, convey and transfer the assigned assets and assumed obligations to this assuming entity, without the consent or approval of the holders of any certificates, if the following conditions are satisfied:

          (i) the assuming entity, the bank and the trustee have entered into an assumption agreement providing for the assuming entity to assume the assumed obligations, inducing the obligation under the pooling and servicing agreement to transfer the receivables arising under the accounts and receivables arising under any additional accounts to the trust;

          (ii) each provider of SERIES ENHANCEMENT, if any, shall have consented to the transfer and assumption;

          (iii) all filings required to perfect the interest of the trustee in the receivables under the accounts are made and copies have been delivered by the bank to the trustee;

          (iv) the bank received written notice from each rating agency that the transfer and assumption will not cause any rating agency to reduce or withdraw its rating of the certificates of any outstanding series;

          (v) the trustee received an opinion of counsel regarding clause (iii) above and as to other matters specified in the pooling and servicing agreement; and

          (vi) the trustee received a TAX OPINION.

     The pooling and servicing agreement provides that the bank, the assuming entity and the trustee may enter into amendments to the pooling and servicing agreement to permit the transfer and assumption described above without the consent of the holders of any certificates. After any permitted transfer and assumption, the assuming entity will be considered to be the "seller" for all purposes, and the bank will have no further liability or obligation under the pooling and servicing agreement, other than those liabilities that arose prior to this transfer. Additionally, any seller may transfer, from time to time, to any other seller upon satisfaction of clauses (i) and (iii) above.

                                THE RECEIVABLES

     The receivables in the trust, called the trust portfolio, will arise in ACCOUNTS selected from the bank portfolio on the basis of criteria set forth in the pooling and servicing agreement as applied on the CUT-OFF

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

DATE specified in the accompanying prospectus supplement and, with respect to additional accounts, as of the date of their designation. The seller will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to the trust all receivables of these additional accounts, whether the receivables are then existing or thereafter created, or to transfer to the trust, undivided interests, called participations, in receivables primarily consisting of revolving credit card accounts owned by the seller instead. Any additional accounts designated by the seller must meet certain eligibility requirements on the date of designation. The seller also has the right (subject to certain limitations and conditions) to designate certain accounts and to require the trustee to reconvey all receivables in these accounts to the seller, whether the receivables are then existing or created in the future. Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the seller on the cut-off date plus any additional accounts minus any removed accounts. With respect to each series of certificates, the seller will represent and warrant to the trust that, as of the date of issuance of the related series and the date receivables are conveyed to the trust, the receivables meet certain eligibility requirements. See "Description of the Certificates -- Representations and Warranties" in this prospectus.

     The prospectus supplement relating to each series of certificates will provide certain information about the trust portfolio as of the date specified. The information will include, but not be limited to, the amount of PRINCIPAL RECEIVABLES, the amount of FINANCE CHARGE RECEIVABLES, the range and average of principal balances of the accounts, the range and average of credit limits of the accounts, the range and average of ages of the accounts, the geographic distribution of the accounts, the types of accounts and delinquency statistics relating to the accounts.

                            MATURITY CONSIDERATIONS

     For each series, following the revolving period, collections of PRINCIPAL RECEIVABLES are expected to be:

     - distributed to holders of specified classes of certificates on each specified distribution date during the scheduled amortization period or the principal amortization period; or

     - accumulated for payment to certificateholders of specified classes during an accumulation period and, under certain limited circumstances if so specified in the accompanying prospectus supplement, a rapid accumulation period, and distributed on a scheduled payment date.

     If the early amortization period commences, collections of principal receivables will be paid to certificateholders in the manner described in this prospectus and in the accompanying prospectus supplement. The accompanying prospectus supplement will specify:

     - when the amortization period or accumulation period will commence;

     - the principal payments expected or available to be received or accumulated during that amortization period or accumulation period, or on the scheduled payment date, as applicable;

     - the manner and priority of principal accumulations and payments among the classes of a series;

     - the payment rate assumptions on which such expected principal accumulations and payments are based; and

     - the PAY OUT EVENTS which, if any were to occur, would lead to the commencement of an early amortization period or, if so specified in the accompanying prospectus supplement, a rapid accumulation period.

     We cannot assure you, however, that the principal receivables allocated to be paid to you will be available for distribution or accumulation for payment on each distribution date during the amortization period or accumulation period, or on the scheduled payment date, as applicable. In addition, we cannot assure you that the payment rate assumptions for any series will prove to be correct. The accompanying prospectus supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the bank portfolio. There can be no assurance that future events will be consistent with the historical data.

     Cardholders' use of credit and payment patterns may change due to:

     - seasonal variations;

     - the payment habits of individual cardholders; or

     - a variety of social, technological, legal and economic factors.

     As a result, the amount of collections of receivables may vary from month to month. Economic factors include the rate of inflation, unemployment levels and relative interest rates.

     While the addresses of the cardholders in the portfolio suggest a wide geographic distribution, the seller is unable to determine the extent to which these factors may affect future credit use or payment patterns.

     We cannot assure you that collections of principal receivables with respect to the trust portfolio, and thus the rate at which certificateholders could expect to receive or accumulate payments of principal on their certificates during an amortization period or accumulation period, or on any scheduled payment date, as applicable, will be similar to any historical experience set forth in the accompanying prospectus supplement. If a pay out event occurs and the early amortization period commences, the average life and maturity of your certificates could be significantly reduced.

     We cannot assure you that the actual number of months elapsed from the date of issuance of a series of certificates to the final distribution date for the certificates will equal the expected number of months, because, for any series:

     - there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of principal receivables scheduled or available to be distributed or accumulated for later payment to certificateholders during an amortization period or an accumulation period, or on any scheduled payment date, as applicable; or

     - a pay out event may occur which could initiate the early amortization period.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series of certificates offered hereby will be paid to the seller. The seller will use these proceeds for its general corporate purposes.

                        DESCRIPTION OF THE CERTIFICATES

     The certificates will be issued in series. Each series will represent an interest in the trust other than the interests represented by any other series of certificates issued by the trust (which may include series offered pursuant to this prospectus) and the SELLER INTEREST. Each series will be issued pursuant to the pooling and servicing agreement and a series supplement to the pooling and servicing agreement, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions which may differ materially from the exhibits filed with the registration statement.

     The following summaries describe certain provisions common to each series of certificates.

GENERAL

     The certificates of each series will represent an interest in certain assets of the trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the trust. For

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

each series of certificates, unless otherwise specified in the accompanying prospectus supplement, the INVESTED AMOUNT on any date will be equal to:

     (1) the initial invested amount as of the related closing date for such series (increased by the principal balance of any certificates of such series issued after the closing date for such series); minus

     (2) the amount of principal paid to the related certificateholders prior to such date; minus

     (3) the amount of unreimbursed INVESTOR CHARGE-OFFS with respect to such certificates prior to such date.

     If so specified in the prospectus supplement relating to any series of certificates, under certain circumstances the invested amount may be further adjusted by the amount of principal allocated to certificateholders, the funds on deposit in any specified ACCOUNT, and any other amount specified in the accompanying prospectus supplement.

     Each series of certificates may consist of one or more classes, one or more of which may be senior certificates and one or more of which may be subordinated certificates. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The invested amount with respect to a series with more than one class will be allocated among the classes as described in the accompanying prospectus supplement. The certificates of a class may differ from certificates of other classes of the same series in, among other things, the amounts allocated to principal payments, maturity date, certificate rate and the availability of enhancement.

     For each series of certificates, payments and deposits of interest and principal will be made on distribution dates to certificateholders in whose names the certificates were registered on the record dates specified in the accompanying prospectus supplement. Interest will be distributed to certificateholders in the amounts, for the periods and on the dates specified in the accompanying prospectus supplement.

     The seller initially will own the SELLER INTEREST. The holder of the seller interest, subject to certain limitations, will have the right to a percentage of all cardholder payments from the receivables in the trust. The seller interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling and servicing agreement. At the discretion of the seller, the seller interest may be held either in an uncertificated form or by a SELLER CERTIFICATE. See " -- Certain Matters Regarding the Seller and the Servicer" in this prospectus.

     With respect to each series of certificates, during the revolving period, the amount of the invested amount in the trust will remain constant except under certain limited circumstances. See " -- Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus. The amount of PRINCIPAL RECEIVABLES in the trust, however, will vary each day as new principal receivables are created and others are paid. The amount of the seller interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the aggregate unpaid principal amount of that series will decline as customer payments of principal receivables are collected and distributed to or accumulated for distribution to the certificateholders. As a result, the seller interest will generally increase to reflect reductions in the invested amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The seller interest may also be reduced as the result of the issuance of a new series. See " -- New Issuances" in this prospectus.

     Unless otherwise specified in the accompanying prospectus supplement, certificates of each series initially will be represented by certificates registered in the name of the nominee of DTC, called together with any successor depository selected by the seller, the depository, except as set forth below. Unless otherwise specified in the accompanying prospectus supplement, with respect to each series of certificates, beneficial interests in the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof only through the book-entry procedures of a depository and its participants. The seller has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of each series of certificates. No CERTIFICATE OWNER acquiring an interest in the certificates will be entitled to receive a certificate representing such person's interest in the certificates. Unless and until certificates in fully registered, certificated form are issued for any series under the limited circumstances described in this prospectus:

     - all references in this prospectus or any related prospectus supplement to actions by certificateholders shall refer to actions taken by DTC upon instructions from its participants; and

     - the trustee will not consider a certificate owner to be a certificateholder (as that term is used in the pooling and servicing agreement) and all references in this prospectus or any related prospectus supplement to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, as the case may be, for distribution to certificate owners in accordance with DTC procedures.

     Therefore, until such time, a certificate owner will only be able to exercise its rights as certificateholders indirectly through DTC, Clearstream Banking, societe anonyme or the Euroclear System and their participating organizations. See " -- Book-Entry Registration" and " -- Definitive Certificates" in this prospectus.

     If so specified in the prospectus supplement relating to a series, application will be made to list the certificates of the series, or all or a portion of any class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through DEPOSITARIES, which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream customer or Euroclear participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     CERTIFICATE OWNERS that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the certificates from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, certificate owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee for DTC. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or certificate owners. It is anticipated that the only certificateholder will be Cede, as nominee of DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal and interest on the certificates. Participants and indirect participants with which certificate owners have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, certificate owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of these certificates, may be limited due to the lack of a physical certificate for these certificates.

     DTC has advised the seller that it will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of the INVESTED AMOUNT only at the direction of and on behalf of participants whose holdings include interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other interests to the extent that such actions are taken on behalf of participants whose holdings include such interests.

     Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of certificates. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office as the Euroclear operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

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

DEFINITIVE CERTIFICATES

     The certificates of each series will be issued in fully registered, certificated form to CERTIFICATE OWNERS or their nominees rather than to DTC or its nominee, only if:

          (1) the seller advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such series, and the trustee or the seller is unable to locate a qualified successor;

          (2) the seller, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC; or

          (3) after the occurrence of a SERVICER DEFAULT, certificate owners representing not less than 50% (or such other percentage specified in the accompanying prospectus supplement) of the INVESTED AMOUNT advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificate owners.

     Upon the occurrence of any of these events, DTC is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificate representing the certificates and instructions for re-registration, the trustee will issue the certificates as definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as holders of certificates under the pooling and servicing agreement.

     Distribution of principal and interest on the certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in this prospectus and in the pooling and servicing agreement. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee. The final payment on any certificate (whether definitive certificates or the certificates registered in the name of Cede representing the certificates), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide the notice to registered certificateholders not later than the fifth day of the month of the final distributions.

     Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The transfer agent and registrar shall not be required to register the transfer or exchange of definitive certificates for a period of fifteen days preceding the due date for any payment with respect to such definitive certificates.

INTEREST

     Interest will accrue on the certificates from the relevant closing date at the applicable certificate rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed or deposited with respect to certificateholders on the distribution dates. Interest payments or deposits on any distribution date will be funded from collections of FINANCE CHARGE RECEIVABLES allocated to the INVESTED AMOUNT during the preceding monthly period or periods and may be funded from certain investment earnings on funds held in ACCOUNTS of the trust and, from any applicable credit enhancement, if necessary, or certain other amounts as specified in the accompanying prospectus supplement.

     If the distribution dates for payment or deposit of interest for a series or class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to a class) may be deposited in one or more interest funding accounts pending distribution to the certificateholders of such series or class, as described in the accompanying prospectus supplement. If a series has more than one class, each such class may have a separate interest funding account.

     The prospectus supplement relating to each series of certificates will describe:

     - the amounts and sources of interest payments to be made;

     - the certificate rate; and

     - for a series or class thereof bearing interest at a floating certificate rate:

          (i) the initial certificate rate or the date and manner for determining the initial certificate rate;

          (ii) the dates and the manner for determining subsequent certificate rates; and

          (iii) the formula, index or other method by which such certificate rates are determined.

PRINCIPAL

     During the revolving period for each series of certificates, no principal payments will be made to the certificateholders of the related series.

     During the scheduled amortization period or principal amortization period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the accompanying prospectus supplement, and during the early amortization period, which will begin upon the occurrence of a PAY OUT EVENT or, if so specified in the accompanying prospectus supplement, the rapid accumulation period, principal will be paid to the certificateholders in the amounts and on the dates specified in the accompanying prospectus supplement.

     During an accumulation period, principal will be accumulated in a principal funding account established for the benefit of the certificateholders for later distribution to certificateholders on the scheduled payment date in the amounts specified in the accompanying prospectus supplement.

     Principal payments for any series or class will be funded from collections of PRINCIPAL RECEIVABLES received during the related monthly period or periods as specified in the accompanying prospectus supplement and allocated to the series or class and from certain other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class, the certificateholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to certificateholders of each class.

     Funds on deposit in any principal funding account applicable to a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the accompanying prospectus supplement intended to assure a minimum rate of return on the investment of these funds. In order to enhance the likelihood of the payment in full of the principal amount of a series or class of certificates at the end of an accumulation period, the series or class may be subject to a principal guaranty or other similar arrangement specified in the accompanying prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The seller has transferred and assigned all of its right, title and interest in and to the receivables in the ACCOUNTS and all future receivables created in the accounts.

     In connection with each previous transfer of the receivables to the trust, the seller indicated, and in connection with each subsequent transfer of receivables to the trust, the seller will indicate, in its computer files that the receivables have been conveyed to the trust. In addition, the seller has provided to the trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. The seller will not deliver to the trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated above, the records and agreements relating to the accounts and the receivables in the trust maintained by the seller or the servicer are not and will not be segregated by the seller or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to the trust, but the computer records of the seller are and will be required to be marked to evidence such transfer. The seller has filed Uniform Commercial Code financing statements with respect to the receivables in the trust meeting the requirements of the applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables" in this prospectus.

ADDITION OF TRUST ASSETS

     The seller will have the right to designate for the trust, from time to time, additional accounts to be included as ACCOUNTS transferred to the trust. In addition, the seller will be required to designate additional accounts under the circumstances and in the amounts specified in the accompanying prospectus supplement. The seller will convey to the trust its interest in all receivables of the additional accounts, whether the receivables are then existing or thereafter created.

     If, as of the close of business on the last business day of any monthly period, either:

          (1) the SELLER AMOUNT is less than the REQUIRED SELLER AMOUNT, or

          (2) the amount of PRINCIPAL RECEIVABLES in the trust is less than the REQUIRED PRINCIPAL BALANCE,

then the seller shall on that day or before 10 business days following that day make an addition to the trust. As a result of the addition, the seller amount should be at least equal to the required principal balance.

     Each additional account must be an ELIGIBLE ACCOUNT at the time of its designation. However, additional accounts may not be of the same credit quality as the initial accounts transferred to the trust. Additional accounts may have been originated by the seller using credit criteria different from those which were applied by the seller to the initial accounts transferred to the trust or may have been acquired by the seller from an institution which may have had different credit criteria.

     In addition to or in lieu of additional accounts, the seller is permitted to add to the trust participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by the seller and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by the seller which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified in the agreement. Participations may have their own credit enhancement, PAY OUT EVENTS, servicing obligations and SERVICER DEFAULTS, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the trust as the holder of a participation (and therefore the certificateholders) will be subject to all the terms and provisions of the related participation agreement.

     A conveyance by the seller to the trust of receivables in additional accounts or participations is subject to the following conditions, among others:

        (1) the seller shall give the trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included in the trust, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

        (2) the seller shall have delivered to the trustee a written assignment (including an acceptance by the trustee on behalf of the trust for the benefit of the certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the trust;

        (3) the seller shall represent and warrant that:

           (x) an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a pay out event in any series; and

           (y) no selection procedures believed by the seller to be materially adverse to the interests of the certificateholders were utilized in selecting the additional accounts from the available eligible accounts from the bank portfolio;

        (4) in the case of an addition, other than a required addition or an automatic account addition as described below, the seller received confirmation from each rating agency that the addition will not cause the rating agency to reduce or withdraw the rating of any outstanding certificates; and

        (5) in the case of a required addition that exceeds the AGGREGATE ADDITIONAL LIMIT, the seller provided to each rating agency with 15 days prior written notice and each rating agency has not notified the seller that the addition would cause the rating to be reduced or withdrawn.

     Affiliates of the seller or third parties may originate or acquire portfolios of revolving credit card accounts. The receivables or participations of these portfolios may be transferred to the seller and sold to the trust. This sale of receivables to the trust will be subject to the conditions described above relating to additions.

     Additional accounts or participations may include accounts originated using criteria different from those that were applied to the accounts initially selected for the trust portfolio. These accounts may have originated at a later date or were part of a portfolio of revolving credit card accounts which were not part of the designated portfolio as of the TRUST CUT-OFF DATE or which were acquired from another institution. Moreover, additional accounts and accounts included in participations may not be accounts of the same type previously included in the trust. See "Description of the Certificates -- Representations and Warranties." Consequently, there can be no assurance that these additional accounts or participations will be of the same credit quality or have the same payment characteristics as the accounts initially selected for the trust portfolio or the additional accounts previously included in the trust.

     Additional accounts of types different than the accounts initially selected for the trust portfolio may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as FINANCE CHARGE RECEIVABLES and principal receivables and participations may be added to the trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of these receivables or participations to be treated for purposes of the pooling and servicing agreement as principal receivables and finance charge receivables.

AUTOMATIC ACCOUNT ADDITIONS

     Provided each rating agency initially consents, the seller may from time to time after obtaining such initial consent, at its sole discretion, subject to and in compliance with the limitations and conditions specified in clauses (1) through (4) below, designate ELIGIBLE ACCOUNTS, called automatic additional accounts, to be included as ACCOUNTS as of the applicable ADDITION DATE. For purposes of this paragraph, eligible accounts shall be deemed to include only consumer revolving credit card accounts which are originated by the seller or any affiliate of the seller.

     An automatic conveyance by the seller to the trust of receivables in additional accounts or participations is subject to the following conditions, among others:

        (1) the seller shall have delivered to the trustee a written assignment (including an acceptance by the trustee on behalf of the trust for the benefit of the certificateholders) and a computer file or microfiche list, dated the date of the assignment, containing a true and complete list of the additional accounts or participations transferred to the trust;

        (2) the seller shall represent and warrant that:

             (x) an addition will not be based on facts known by the authorized representative of the seller at the time of certification, cause a pay out event in any series, and

             (y) no selection procedures believed by the seller to be materially adverse to the interests of the certificateholders were utilized in selecting the additional accounts from the available eligible accounts from the bank portfolio;

        (3) unless each rating agency otherwise consents, the number of accounts contained in the automatic account addition shall not exceed the AGGREGATE ADDITIONAL LIMIT; and

        (4) any other condition the rating agencies may require at the time of its initial consent to the inclusion in the trust of automatic additional accounts.

REMOVAL OF ACCOUNTS

     The seller may, but shall not be obligated to, through random selection designate from time to time (which may be restricted to certain periods if so specified in the accompanying prospectus supplement) ACCOUNTS to be removed accounts, all receivables in which shall be subject to deletion and removal from the trust. The seller, however, may not make more than one such designation in any monthly period. The seller will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions:

        (1) the removal of any receivables of any removed accounts shall not, in the reasonable belief of the seller, cause a PAY OUT EVENT to occur;

        (2) the seller shall have delivered to the trustee for execution a written assignment and a computer file or microfiche list, dated the removal date containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

        (3) the seller shall represent and warrant that no selection procedures believed by the seller to be materially adverse to the interests of the holders of any series of certificates outstanding under the trust were utilized in selecting the removed accounts to be removed from the trust;

        (4) each rating agency then rating each series of certificates outstanding under the trust shall have received notice of such proposed removal of accounts and the seller shall have received notice from each such rating agency that such proposed removal will not result in a downgrade of its then-current rating for any such series;

        (5) on or before the tenth business day prior to the removal date the seller shall have given the trustee, servicer, each rating agency and some providers of SERIES ENHANCEMENT written notice of the removal including the removal date;

        (6) such other conditions as may be specified in the accompanying prospectus supplement; and

        (7) the seller shall have delivered to the trustee an officer's certificate confirming the items set forth in clauses (1) through
            (6) above.

     Upon satisfaction of the above conditions, the trustee shall execute and deliver to the seller a written reassignment and shall be deemed to sell, transfer, assign, set over and otherwise convey to the seller or its designee, without recourse, representation or warranty, all the right, title and interest of the trust in and to the receivables arising in the removed accounts or the participations, all monies due and to become due and all amounts and proceeds received.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and in accordance with the CREDIT CARD GUIDELINES.

     Servicing activities to be performed by the servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records, if any, to cardholders and maintaining internal records with respect to each ACCOUNT. Managerial and custodial services performed by the servicer on behalf of the trust include:

        (a) providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the pooling and servicing agreement; and

        (b) maintaining the agreement, documents and files relating to the accounts and receivables as custodian for the trust; and providing related data processing and reporting services for certificateholders of any series and on behalf of the trustee.

     Pursuant to the pooling and servicing agreement, the bank, as servicer, has the right to delegate any of its responsibilities and obligations as servicer to any of its affiliates and to certain third-party service providers that agree to conduct these duties in accordance with the pooling and servicing agreement and the credit card guidelines. The bank currently contracts with FDR and intends to continue to contract with FDR (and possibly one or more other third-party service providers) to perform certain of its servicing activities as described under "The Bank's Credit Card Activities -- General." Notwithstanding this delegation to any entity, the servicer will continue to be liable for all of its obligations under the pooling and servicing agreement.

DISCOUNT OPTION

     The seller has the option to reclassify a percentage, called the DISCOUNT PERCENTAGE of collections of PRINCIPAL RECEIVABLES in the trust portfolio as collections of FINANCE CHARGE RECEIVABLES. The seller may use this discount option to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of the discount option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, the seller would reduce the likelihood that a PAY OUT EVENT would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that the seller will have to add principal receivables to the trust.

     If the discount percentage is greater than zero, an amount of collections of principal receivables in the trust for each monthly period equal to the product of:

     - the discount percentage times

     - total collections of principal receivables in the trust

will be considered collections of finance charge receivables in the trust and allocated with all other collections of finance charge receivables in the trust.

     To exercise the discount option, the seller must satisfy the conditions in the pooling and servicing agreement, including written confirmation from each rating agency that use of the discount option will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class.

NEW ISSUANCES

     Under any one or more series supplements, the seller may direct the trustee to authenticate from time to time new series or issuances subject to the conditions described below. Each new issuance will decrease

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

the SELLER AMOUNT to the extent of the INVESTED AMOUNT of the new series. The seller may designate, with respect to any newly issued series:

        (a) its name or designation;

        (b) its initial principal amount (or method for calculation such amount) and its invested amount in the trust;

        (c) its certificate rate (or formula for the determination of it);

        (d) the INTEREST PAYMENT DATE or dates and the date or dates from which interest shall accrue;

        (e) the method for allocating collections to certificateholders of the series;

        (f) any bank accounts to be used by the series and the terms governing the operation of the bank accounts;

        (g) the percentage used to calculate MONTHLY INVESTOR SERVICING FEES;

        (h) the provider and terms of any form of SERIES ENHANCEMENTS in the series;

        (i) the terms on which certificates of the series may be repurchased or remarketed to other investors;

        (j) the SERIES TERMINATION DATE;

        (k) the number of classes of certificates of the series, and if the series consists of more than one class, the rights and priorities of each class;

        (l) the extent to which the certificates of the series will be issuable in temporary or permanent global form (and, in this case, the depositary for the global certificate or certificates, the terms and conditions, if any, upon the global certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on a global certificate will be paid);

        (m) whether the certificates of the series may be issued in bearer form and any limitation imposed thereon;

        (n) the priority of the series with respect to any other series;

        (o) the GROUP, if any, in which the series will be included; and

        (p) any other principal terms of the series.

     None of the seller, the servicer, the trustee or trust is required or intends to obtain the consent of any certificateholder of any outstanding series to issue any additional series. The seller may offer any series to the public under the prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933 or exempt from registration directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution" in this prospectus. Any series may be issued in fully registered or book-entry form in minimum denominations determined by the seller. The seller intends to offer, from time to time, additional series.

     The seller may designate principal terms of a series so each series has an accumulation period or scheduled amortization period that may have a different length and begin on a different date than periods for any other series. Further, one or more series may be in their accumulation period or scheduled amortization period while other series are not. Collections of PRINCIPAL RECEIVABLES otherwise allocable to series that is not amortizing or accumulating principal will be treated as SHARED PRINCIPAL COLLECTIONS and reallocated to series that is amortizing or accumulating principal. Moreover, each series may have the benefits of series enhancements issued by enhancement providers different from the providers of series enhancement with respect to any other series. The trustee shall hold any series enhancement only on behalf of the certificateholders of the series to which the series enhancements relates. With respect to each series enhancement, the seller may deliver a different form of series enhancement agreement. The seller also has the option to vary among series the terms upon which a series may be repurchased by the seller or the remarketed to other investors. There is no limit to the number of new issuances the seller may cause. The trust will terminate only as provided in the pooling and servicing agreement. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

     A new issuance may only occur upon the satisfaction of certain conditions provided in the pooling and servicing agreement. The obligation of the trustee to authenticate the certificates of the new series and to execute and deliver the related series supplement is subject to the satisfaction of the following conditions:

        (a) on or before the tenth business day immediately preceding the date upon which the new issuance is to occur, the seller shall have given the trustee, the servicer, each rating agency and certain providers of series enhancement written notice of the new issuance and the date upon which the new issuance is to occur;

        (b) the seller shall have delivered to the trustee the related series supplement, in form satisfactory to the trustee, executed by each party to the pooling and servicing agreement other than the trustee;

        (c) the seller shall have delivered to party to the trustee any related series enhancement agreement executed by each of the parties to this agreement;

        (d) the trustee shall have received confirmation from each rating agency that the new issuance will not result in a reduction or withdrawal of the rating;

        (e) the seller shall have delivered to the trustee and certain providers of series enhancements a certificate of an authorized representative, dated the date upon which the new issuance is to occur, to the effect that the seller reasonably believes that the issuance will not, based on the facts known to the representative at the time of such certification, cause a PAY OUT EVENT to occur with respect to any series;

        (f) the seller shall have delivered to the trustee, each rating agency and certain providers of series enhancement a TAX OPINION;

        (g) the seller amount shall not be less than 2% of the total amount of principal receivables, in each case as of the date upon which the new issuance is to occur after giving effect to the issuance;

        (h) the balance of the principal receivables in the trust as of the end of the next preceding monthly period shall not be less than the REQUIRED PRINCIPAL BALANCE, as of the date upon which the new issuance is to occur and after giving effect to the issuance; and

        (i) any other conditions specified in any series supplements.

REPRESENTATIONS AND WARRANTIES

     As of the series closing date specified in the accompanying prospectus supplement, the seller will make representations and warranties to the trust relating to the ACCOUNTS owned by it and the receivables transferred by it to the effect, among other things that:

        (a) as of the TRUST CUT-OFF DATE or the ADDITION DATE each account or each additional account was an ELIGIBLE ACCOUNT;

        (b) as of the trust-cut off date or the addition date, each of the receivables in any account or addition of account that is conveyed to the trust on that day is an ELIGIBLE RECEIVABLE; and

        (c) as of the date of creation of any new receivable, the receivable is an eligible receivable.

     If a seller breaches any representation and warranty described herein, the breach remains uncured for 60 days, or the longer period as may be agreed to by notice of the breach of the seller, and as a result of the breach any receivables in the related account become DEFAULTED RECEIVABLES or the trust's rights in, to or under the receivables or the proceeds of the receivables are impaired or the proceeds are not available for any reason to the trust free and clear of any lien, then the certificateholders' interest in all receivables in the affected account will be reassigned to the seller on the terms and conditions set forth below and the account shall no longer be included as an account. However, the receivables will not be deemed ineligible receivables and will not be reassigned to the seller if, on any day prior to the end of the 60-day or longer period:

        (a) the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

        (b) the seller shall have delivered to the trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     An ineligible receivable shall be reassigned to the relevant seller on or before the end of the monthly period in which the assignment obligation arises by the seller directing the servicer to deduct the portion of the ineligible receivable that is a PRINCIPAL RECEIVABLE from the aggregate amount of the principal receivables used to calculate the SELLER AMOUNT. In the event that the exclusion of an ineligible receivable from the calculation of the seller amount would cause the seller amount to be less than the REQUIRED SELLER AMOUNT, on the distribution date following the monthly period in which the reassignment obligation arises, the seller will make a deposit into the SPECIAL FUNDING ACCOUNT in immediately available funds in an amount equal to the amount by which the seller amount would be reduced below the required seller amount. Any deposit into the special funding account, together with the reduction in the SELLER INTEREST, in connection with the reassignment of an ineligible receivable shall be considered a payment in full of the ineligible receivable. The reassignment of any ineligible receivable to a seller is the sole remedy for breaching the above-described representations and warranties with respect to the receivable available to certificateholders of any series, or the trustee on behalf of the certificateholders, or any provider of SERIES ENHANCEMENT.

     The seller will also make representations and warranties to the trust to the effect, among other things, that as of each series closing date:

        (a) it is a banking association or corporation, as applicable, validly existing under the laws of the jurisdiction of its organization, it has the authority to consummate the transactions contemplated by the validly binding and enforceable pooling and servicing agreement and the related series supplement of the seller;

        (b) the pooling and servicing agreement constitutes either:

           (i) a valid sale, transfer and assignment to the trust of the right, title and interest of the seller in the receivables, whether then existing or later created and in the proceeds, including proceeds in any of the accounts established for the benefit of the certificateholders, or

           (ii) the grant of a first priority perfected security interest under the UCC as in effect in Ohio in the receivables and the proceeds, including proceeds in any of the accounts established for the benefit of the certificateholders, which is effective as to each receivable then existing on the date of this transfer to the trust or, as to each future receivable, upon the creation of and until the determination of the trust.

     If the breach of either of the representations and warranties described in clauses (a) and (b) above has a material adverse effect on the certificateholders' interest of all series in the receivables transferred to the trust by the seller, either the trustee or the certificateholders evidencing not less than 50% of the aggregate unpaid principal amount of the certificates of all series, by written notice to the seller and the servicing, and to the trustee if given by the holders of the requisite percentage of certificates of all series, may direct the seller to accept the reassignment of the receivables transferred to the trust by the seller within 60 days of the notice, or within the longer specified period in the notice. However, these receivables will not be reassigned to the seller if, on any day prior the end of the 60-day or longer period:

        (a) the relevant representation and warranty shall be true and correct in all material respects as if made on that day; and

        (b) the seller shall have delivered to the trustee a certificate of an authorized representative describing the nature of the breach and the manner in which the relevant representation and warranty became true and correct.

     The seller will be obligated to accept the reassignment of the receivables on the distribution date following the monthly period in which the reassignment obligation arises. The price of the reassignment, will generally be equal to the product of:

        (A) the aggregate INVESTED AMOUNTS and enhancement investment amounts of all series on the distribution date on which the purchase is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on the overdue interest amounts, if the applicable series supplement so provides, as the applicable certificate rates through the day preceding the distribution date; and

        (B) a fraction, the numerator of which is equal to the aggregate amount of principal receivables in the trust on the distribution date that were transferred to the trust by the seller and the denominator of which is equal to the aggregate amount of the principal receivables in the trust on the distribution date.

     The payment of the reassignment price, in immediately available funds, will be considered a payment in full of the receivables and the principal portion of the fund and the interest portion of the funds will be deposited into the special funding account and the COLLECTION ACCOUNT, respectively. If the trustee or the requisite percentage of certificateholders of all the series gives a notice as provided above, the obligation of the seller to make any deposit will constitute the sole remedy after a breach of the representations and warranties available to the certificateholders of all series, or the trustee on behalf of the certificateholders, or any provider of series enhancement.

     It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with the seller's representations and warranties or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement) an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and certain other components of the trust.

FUNDING PERIOD

     For any series of certificates, the accompanying prospectus supplement may specify that for a FUNDING PERIOD beginning on the closing date and ending on a specified date before the commencement of an amortization period or accumulation period with respect to such series, the aggregate amount of PRINCIPAL RECEIVABLES in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series. This pre-funding amount will be held in a PRE-FUNDING ACCOUNT for the series pending the transfer of additional receivables to the trust or pending the reduction of the INVESTED AMOUNTS of other series issued by the trust. The accompanying prospectus supplement will specify the initial invested amount with respect to the series, the aggregate principal amount of the certificates of the series and the date by which the invested amount is expected to equal this aggregate principal amount. The invested amount will increase as receivables are delivered to the trust or as the invested amounts of other series of the trust are reduced. The invested amount may also decrease due to INVESTOR CHARGE-OFFS or the occurrence of a PAY OUT EVENT with respect to the series as provided in the accompanying prospectus supplement.

     During the funding period, funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the seller to the extent of any increases in the invested amount. In the event that the invested amount does not for any reason equal the targeted aggregate principal amount by the end of the funding period, any amount remaining in the pre-funding account and any additional amounts specified in the accompanying prospectus supplement will be payable to the certificateholders of the series in the manner and at such time as set forth in the accompanying prospectus supplement.

     Monies in the pre-funding account will be invested by the trustee in ELIGIBLE INVESTMENTS or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each distribution date during the funding period, investment earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the finance charge account for distribution in respect of interest on the certificates of the related series in the manner specified in the accompanying prospectus supplement.

COLLECTION ACCOUNT

     The servicer will establish and maintain for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, a COLLECTION ACCOUNT. The collection account will initially be controlled by The Bank of New York. If at any time the collection account ceases to be an ELIGIBLE DEPOSIT ACCOUNT, the collection account shall be moved so that it will again be qualified as an eligible deposit account. Funds in the collection account generally will be invested in ELIGIBLE INVESTMENTS. These funds may be invested in obligations of the bank or its affiliates, or investment companies for which the bank or one of its affiliates serves as investment advisor, so long as the obligations qualify as eligible investments. Any earnings (net of losses and investment expenses) on funds in the collection account will be treated as collections of FINANCE CHARGE RECEIVABLES with respect to the last day of the related monthly period except as otherwise specified in any series supplement. The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the pooling and servicing agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the certificateholders. The paying agent shall initially be the trustee.

ALLOCATION PERCENTAGES

     Pursuant to the pooling and servicing agreement, the servicer will allocate among the certificateholders' interest of each series and the SELLER INTEREST all amounts collected with respect to FINANCE CHARGE RECEIVABLES and PRINCIPAL RECEIVABLES and the DEFAULTED AMOUNT for each business day during any monthly period as follows:

        (a) collections of finance charge receivables and the defaulted amount will at all times be allocated to the certificateholders' interest of a series based on the floating allocation percentage of the series; and

        (b) collections of principal receivables will at all times be allocated to the certificateholders' interest of the series based on the principal allocation percentage of the series.

     The floating allocation percentage and the principal allocation percentage for any series will be determined as set forth in the related series supplement and, for each series offered in this prospectus and the accompanying prospectus supplement. Amounts not allocated to the certificateholders' interest of any series as described above will be allocated to the seller interest.

DEPOSITS IN COLLECTION ACCOUNT

     For so long as (a) the bank is the servicer under the pooling and servicing agreement and (b) either:

        (i) the bank, as the servicer, provides to the trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency (as evidenced by a letter from each rating agency to the effect that no withdrawal or reduction in the rating of the series will occur) or

        (ii) the bank has and maintains a certificate of deposit rating of at least "A-1" and "P-1" (or their equivalent) by Moody's and Standard & Poor's, respectively,

the bank may use for its own benefit all collections received with respect to the receivables in each monthly period until the business day preceding the related distribution date. At that time, the bank will deposit all of the collections, to the extent described below, into the COLLECTION ACCOUNT, and the servicer will make the deposits and payments to the ACCOUNTS and parties described in this prospectus and in the related prospectus supplement on the date of the deposit. In the event of the insolvency or receivership of the bank, or, in certain circumstances, the lapse of certain time periods, the trust may not have a perfected security interest in the collections. If the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or the required certificate of deposit rating, the servicer will make the deposits, as described below, not later than two business days after the business day on which a record of any transaction is first recorded pursuant to the servicer's data processing procedures. Whether the servicer is required to make deposits of collections pursuant to the first or the second preceding sentence:

          (a) the servicer will only be required to deposit collections into the collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on the related distribution date or payment date to certificateholders of any series or to the issuer of any SERIES ENHANCEMENT pursuant to the terms of any series supplement or series enhancement agreement; and

          (b) if at any time prior to the distribution date or payment date the amount of collections deposited in the collection account exceeds the amount required to be deposited pursuant to clause (a) above, the servicer will be permitted to withdraw the excess from the collection account.

     On the earlier of:

        (a) the second business day after the business day on which a record of any transaction is first recorded pursuant to the servicer's data processing procedures; and

          (b) the date on which the servicer deposits any collections into the collection account,

the servicer will pay to the holder of the SELLER INTEREST:

        (i) the holders' allocable portion of the collections of PRINCIPAL RECEIVABLES; provided that the SELLER AMOUNT on that day (after giving effect to any new receivables transferred to the trust on that day) is greater than zero; and

        (ii) the holders' allocable portion of the collections of FINANCE CHARGE RECEIVABLES.

Any amount not allocated to the holder of the seller interest because the seller amount is zero will be deposited in the SPECIAL FUNDING ACCOUNT until the seller amount is greater than zero (at which time the amount will be allocated to the holder of the seller interest) or until an accumulation period, controlled accumulation period, rapid accumulation period, controlled amortization period, scheduled amortization period or early amortization period commences for any series (after which the amount will be treated as SHARED PRINCIPAL COLLECTIONS to the extent needed to cover principal payments due to or for the benefit of the series.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Any series offered hereby may be included in a GROUP of series. If so specified in the accompanying prospectus supplement, the certificateholders of a series within a group or any class within a series may be entitled to receive all or a portion of EXCESS FINANCE CHARGE COLLECTIONS with respect to another series within the group or class within the series to cover any shortfalls with respect to amounts payable from collections of FINANCE CHARGE RECEIVABLES allocable to the series or class. However, the sharing of excess finance charge collections among series in any group will cease if the seller shall deliver to the trustee a certificate of an authorized representative to the effect that, in the seller's reasonable belief, the continued sharing would have adverse regulatory implications to the seller. After covering the shortfalls, any excess finance charge collection will be paid to the holder of the SELLER INTEREST. There can be no assurance that:

        (a) any other series will be included in the group;

          (b) there will be any excess finance charge collections with respect to the group for any monthly period; or

          (c) the seller will not at any time deliver a certificate as described above.

See "Description of the Certificates -- Deposits in Collection Account,"
"-- Shared Excess Finance Charge Collections," "-- Defaulted Receivables; Rebates and Fraudulent Charges" and "Credit Enhancement" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

     If so specified in the accompanying prospectus supplement, to the extent that collections of PRINCIPAL RECEIVABLES and certain other amounts that are allocated to the INVESTED AMOUNT of any series are not needed to make payments or deposits with respect to the series, these SHARED PRINCIPAL COLLECTIONS will be applied to cover principal payments due to or for the benefit of certificateholders of other series. If so specified in the accompanying prospectus supplement, the allocation of shared principal collections may be among series within a GROUP. This reallocation will not result in a reduction in the invested amount of the series to which the collections were initially allocated. There can be no assurance that there will be any shared principal collections for any monthly period.

SPECIAL FUNDING ACCOUNT

     Funds on deposit in the SPECIAL FUNDING ACCOUNT will be withdrawn and paid to the holder of the SELLER INTEREST on any distribution date to the extent that, after giving effect to that payment, the SELLER AMOUNT exceeds the REQUIRED SELLER AMOUNT and the amount of PRINCIPAL RECEIVABLES in the trust exceeds the REQUIRED PRINCIPAL BALANCE on that date. However if an accumulation period, rapid accumulation period, scheduled amortization period or early amortization period commences with respect to any series, then any funds on deposit in the special funding account will be released from the special funding account, deposited in the COLLECTION ACCOUNT and treated as SHARED PRINCIPAL COLLECTIONS to the extent needed to make principal payments due to or for the benefit of the certificateholders of the series.

     Funds on deposit in the special funding account will be invested by the trustee at the direction of the servicer, in ELIGIBLE INVESTMENTS. Any earnings, net of losses and investment expenses, earned on amounts on deposit in the special funding account during any monthly period will be withdrawn from the special funding account and treated as collections of FINANCE CHARGE RECEIVABLES for the monthly period.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     Receivables in any account will be charged-off as uncollectible in accordance with the CREDIT CARD GUIDELINES and the servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the receivables. The current policy of the bank is to charge off receivables in an account at the end of the month in which that account becomes

120 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder).

     If the servicer adjusts the amount of any PRINCIPAL RECEIVABLE because of transactions occurring in respect of a rebate or refund to a cardholder, or because such principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the principal receivable in the trust with respect to the monthly period in which the adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any of these receivables would cause the SELLER AMOUNT of that time to be less than the REQUIRED SELLER AMOUNT, the seller that transferred the PRINCIPAL RECEIVABLES to the trust shall be required to pay an amount equal to the deficiency into the SPECIAL FUNDING ACCOUNT.

RECORD DATE

     Payments on the certificates of a series offered hereby will be made as described in this prospectus and in the relevant prospectus supplement to the certificateholders in whose names and certificates were registered (expected to be Cede, as nominee of DTC) on the last day of the preceding monthly period. However, the final payment on the certificates of a series offered hereby will be made only upon presentation and surrender of the certificates. Distributions will be made to DTC in immediately available funds. See "Description of the Certificates -- Book-Entry Registration" in this prospectus.

DEFEASANCE

     Under the pooling and servicing agreement, the seller may terminate its substantive obligations in respect of the series or the trust by depositing with the trustee, from amounts representing, or acquired with, collections of receivables, money or ELIGIBLE INVESTMENTS sufficient to make all remaining scheduled interest and principal payments on the series or all outstanding series of certificates of the trust, as the case may be, on the dates scheduled for the payments and to pay all amounts owing to any credit enhancement provider with respect to such series or all outstanding series, as the case may be, if this action would not result in a PAY OUT EVENT for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the seller will deliver to the trustee:

        (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

       (ii) a TAX OPINION.

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

     The certificates of a series will be subject to optional repurchase by the seller on any distribution date after the total INVESTED AMOUNT of the series and the ENHANCEMENT INVESTED AMOUNT, if any, with respect to the series, is reduced to an amount less than or equal to a percentage of the initial invested amount specified in the related prospectus supplement, if certain conditions set forth in the pooling and servicing agreement are met. The repurchase price will be equal to the total invested amount of the series (less the amount, if any, on deposit in any principal funding account with respect to the series), plus the enhancement invested amount, if any, with respect to such series, plus accrued and unpaid interest on the certificates and interest or other amounts payable on the enhancement invested amount or the COLLATERAL INTEREST, if any, through the day preceding the distribution date on which the repurchase occurs.

     The certificates of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the certificateholders, whether as a result of optional reassignment to the seller or otherwise. Each prospectus supplement will specify the SERIES TERMINATION DATE for the related series of certificates. If the invested amount is greater than zero on the series termination date, the trustee or servicer may be required to sell or cause to be sold certain receivables in the manner provided in the pooling and servicing agreement and series supplement and to pay the net proceeds of the sale and any collections on the receivables, in an amount at least equal to the sum of the invested amount and the enhancement invested amount, if any, with respect to the series plus accrued interest due thereon.

     Unless the servicer and the holder of the SELLER INTEREST instruct the trustee otherwise, the trust will cease to exit on the TRUST TERMINATION DATE. Upon the termination of the trust and the surrender of the seller interest, the trustee shall convey to the holder of the seller interest all right, title and interest of the trust in and to the receivables and other funds of the trust.

PAY OUT EVENTS

     Unless otherwise specified in the accompanying prospectus supplement, as described above, the revolving period will continue through the date specified in the accompanying prospectus supplement unless a PAY OUT EVENT occurs prior to that date. A pay out event occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

        (a) an INSOLVENCY EVENT occurs;

        (b) the seller is unable for any reason to transfer receivables to the trust in accordance with the provisions of the pooling and servicing agreement; or

        (c) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the rapid accumulation period will commence. If, because of the occurrence of a pay out event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to a scheduled payment date, certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the certificates.

     In addition to the consequences of a pay out event discussed above, for only so long as the Series 1995-1 certificates are outstanding, if pursuant to certain provisions of federal law, the seller voluntarily enters liquidation or a receiver is appointed for the seller, on the day of such event the seller will immediately cease to transfer PRINCIPAL RECEIVABLES to the trust and promptly give notice to the trustee of such event. Within 15 days, the trustee will publish a notice of the liquidation or the appointment stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in the trust in a commercially reasonable manner. Unless otherwise instructed within ninety days of this notice by certificateholders representing interests aggregating more than 50% of the aggregate unpaid principal amount of each series (or if any series has more than one class, of each class, and any other person specified in the pooling and servicing agreement or a series supplement) issued and outstanding as well as certain holders of interests in the SELLER INTEREST, the trustee will sell, dispose of, or otherwise liquidate the receivables in the trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables and applied as specified above in "-- Deposits in Collection Account" and in the accompanying prospectus supplement. If the sum of:

        (a) the portion of the proceeds allocated to the certificateholders' interest of any series; and

        (b) the proceeds of any collections of the receivables in the COLLECTION ACCOUNT allocated to the certificateholders' interest of the series is not sufficient to pay the INVESTED AMOUNT of the series in full, the certificateholders may incur a loss.

     Once Series 1995-1, a series of certificates previously issued by the trust, is no longer outstanding, the trustee will not liquidate the receivables following an insolvency event.

     If the only pay out event to occur is either the insolvency of the seller or the appointment of a conservator or receiver for the seller, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables in the trust and the commencement of an early amortization period or, if applicable with respect to a series as specified in the accompanying prospectus supplement, a rapid accumulation period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables in the trust and the early retirement of the certificates. See "Risk Factors" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses will be a servicing fee payable monthly on each distribution date in an amount equal to one-twelfth of the product of:

        (a) the weighted average of the applicable servicing fee percentages with respect to each series outstanding (based upon the applicable servicing fee percentage for each series and the amount of receivables serviced on behalf of each series); and

          (b) the amount of PRINCIPAL RECEIVABLES in the trust on the last day of the prior monthly period.

     The servicing fee will be allocated among the SELLER INTEREST, the certificateholders' interests of each series and, after the certificates of a series have been paid in full, the interest represented by the ENHANCEMENT INVESTED AMOUNT, if any, with respect to the series. The share of the servicing fee allocable to the certificateholders' interest, which includes the enhancement invested amount, if any, of a series offered hereby with respect to any distribution date shall equal to one-twelfth of the product of:

        (a) the SERIES SERVICING FEE PERCENTAGE specified in the related prospectus supplement and

        (b) the MONTHLY INVESTOR SERVICING FEE.

     The portion of the servicing fee not so allocated to the certificateholders' interest of a series shall be paid by the holder of the seller interest and in no event shall the trust, the trustee or the certificateholders of any series be liable for the share of the servicing fee to be paid by the holders. Unless otherwise provided in any series supplement, in the case of the first distribution date in a series, the monthly investor servicing fee shall accrue from the series closing date. The monthly investor servicing fee for a series will be funded from collections of FINANCE CHARGE RECEIVABLES allocated to the series (which, if so specified in the related prospectus supplement, may include all or a portion of the INTERCHANGE arising in the ACCOUNTS) or, in certain limited circumstances, from amounts available from SERIES ENHANCEMENT and other sources, if any, and will be paid on the distribution date for each monthly period from the COLLECTION ACCOUNT (unless the amount has been netted against deposits by the servicer to the collection account).

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, expenses related to the enforcement of the receivables, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust, the certificateholders of a series or the seller (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties imposed upon the trust).

CERTAIN MATTERS REGARDING THE SELLER AND THE SERVICER

     In the pooling and servicing agreement, the servicer has covenanted as to each receivable and related account that:

        (a) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the receivable or account, and will maintain in effect all qualifications required in order to service the receivable or account the failure to comply with which would have a material adverse effect on the certificateholders or any provider of SERIES ENHANCEMENT;

        (b) it will not permit any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority or in the ordinary course of business and in accordance with the CREDIT CARD GUIDELINES;

        (c) it will do nothing to substantially impair the rights of the certificateholders in the receivables or ACCOUNTS;

        (d) it will not reschedule, revise or defer payments due on the receivables except in accordance with the credit card guidelines; and

        (e) except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instruments (as defined in the UCC) and if any receivable is so evidenced, it shall be reassigned or assigned to the servicer as provided below.

     Under the terms of the pooling and servicing agreement, in the event of any of the representations, warranties or covenants of the servicer contained in clauses (a) through (e) above with respect to any receivable or the related account is breached, and this breach is not cured within 60 days (or a longer period, not in excess of 150 days, as may be agreed to by the trustee) of the earlier to occur of the discovery of the event by the servicer or receipt by the servicer of written notice of the event given by the trustee, and as a result of the breach the trust's rights in, to or under any receivables or proceeds in the related account are impaired or the proceeds are not available for any reason to the trust free and clear of any lien, then all receivables in the account or accounts to which the event relates shall be reassigned or assigned to the servicer on the terms and conditions set forth below. However, these receivables cannot be reassigned or assigned to the servicer if, on any day prior to the end of the 60-day or longer period:

        (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects; and

        (ii) the servicer shall have delivered to the trustee a certificate of an authorized representative describing the nature of the breach and manner in which the breach was cured.

     This assignment and transfer will be made when the servicer deposits an amount equal to the amount of the receivable in the COLLECTION ACCOUNT on the business day preceding the distribution date following the monthly period during which the obligation arises. The amount of the deposit shall be treated as a portion of SHARED PRINCIPAL COLLECTIONS as described under "-- Shared Principal Collections" in this prospectus. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders of any series if the covenant or warranty of the servicer is not satisfied and the trust's interest in the reassigned receivables shall be automatically assigned to the servicer.

     The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement. The bank, as initial servicer, may delegate some of its servicing duties to an affiliate; however, this delegation will not relieve it of its obligation to perform these duties in accordance with the pooling and servicing agreement.

     The pooling and servicing agreement provides that the servicer will indemnify the trust and trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the trust or the trustee. The servicer, however, will not indemnify:

     (a) the trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement;

     (b) the trust, the certificateholders or the CERTIFICATE OWNERS for liabilities, cost or expenses arising from actions taken by the trustee at the request of certificateholders;

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

     (c) the trust, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of DEFAULTED RECEIVABLES or receivables which are written off as uncollectible; or

     (d) the trust, the certificateholders or the certificate owners for any liabilities, costs or expenses of the trust, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the trust, the certificateholders or the certificate owners in connection with the pooling and servicing agreement to any taxing authority.

     In addition, the pooling and servicing agreement provides that, subject to certain exceptions, the seller will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the New York Uniform Partnership Act in which the seller is a general partner. In the event of a transfer of servicing, the successor servicer will indemnify and hold harmless the seller for any losses, claims, damages and liabilities of the seller as described in this paragraph arising from the actions or omissions of the successor servicer.

     Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, trustee, certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. Neither the seller, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the seller, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. However, the servicer may in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefits of certificateholders of any series with respect to the pooling and servicing agreement and the rights and duties of the parties under it.

     The pooling and servicing agreement provides that the seller may exchange a portion of the SELLER CERTIFICATE, if the seller interest is held in certificated form, for one or more supplemental certificates for transfer or assignment, or transfer or assign a portion of the SELLER INTEREST, to a person designated by the seller upon the execution and delivery of a supplement to the pooling and servicing agreement (which is subject to any amendment to the pooling and servicing agreement; see "-- Amendments" in this prospectus); provided that:

        (a) the transfer will not result in a withdrawal or reduction of the rating;

        (b) the seller and any additional sellers' remaining interest in PRINCIPAL RECEIVABLES shall not be less in the aggregate than 2% of the total amount of principal receivables, in each case as of the date of, and after giving effect to, the exchange; and

        (c) prior to the exchange or transfer, the seller shall have delivered to the trustee a TAX OPINION with respect to the transfer or assignment of the supplemental certificate.

Any transfer or assignment of a supplemental certificate or of an interest in the seller interest is subject to the conditions set forth in clauses (a) and
(c) above. The seller may also transfer a portion of the seller certificate or the seller interest to certain affiliates provided that the condition set forth in clause (c) above has been satisfied.

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

     The seller may designate affiliates of the seller, which may be banks, finance companies or similar organizations, to be included as additional sellers under the pooling and servicing agreement (by means of an amendment to the pooling and servicing agreement which will not require the consent of any certificateholder; see "-- Amendments" in this prospectus) and, in connection with the designation of any additional seller, the seller shall surrendering the seller certificate, if seller currently holds its interest in the seller interest in the form of a seller certificate, to the trustee in exchange for a newly issued seller certificate modified to reflect such additional seller's interest in the seller interest; provided, however, that:

        (i) the conditions set forth in clauses (a) and (c) in the preceding paragraph shall have been satisfied with respect to the designation and issuance; and

        (ii) any applicable conditions described in "Description of Certificates -- Addition of Trust Assets" shall have been satisfied with respect to the transfer of receivables or participations by an additional seller to the trust.

Following the inclusion of an additional seller, the additional seller will be treated in the same manner as the seller and each additional seller generally will have the same obligation and rights as a seller described in this prospectus.

SERVICER DEFAULT

     In the event of any SERVICER DEFAULT, either the trustee or certificateholders representing interests aggregating more than 50% of the aggregate unpaid principal amount for all series of certificates of the trust, by written notice to the servicer (and to the trustee and certain providers of SERIES ENHANCEMENT if given by the certificateholders), may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and the trustee may appoint a new servicer, called a service transfer. The rights and interest of the seller under the pooling and servicing agreement and in the SELLER INTEREST will not be affected by the termination. The trustee shall as promptly as possible appoint a successor servicer. If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to the trustee. If the trustee within 60 days of receipt is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the servicer default which gave rise to a transfer of servicing, and if the trustee is legally unable to act as successor servicer, then the trustee shall give the seller the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the trustee.

     The purchase price for the purchase shall be paid by the seller on a distribution date and shall generally be equal to, with respect to each series, the sum of:

        (a) the REASSIGNMENT AMOUNT on the distribution date of the repurchase; and

        (b) the excess, if any, of:

           (i) a price equivalent to the average of bids quoted on the record date proceeding the date of repurchase (or, if such day is not a business day, on the next business day) by at least two recognized dealers selected by the trustee, for the purchase by these dealers of a security which is similar to the certificates of the series with a remaining maturity approximately equal to the remaining maturity of the certificates of the series rated in the rating category initially assigned to the certificates of the series, over

           (ii) the reassignment amount.

     Upon the occurrence of any servicer default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement. The servicer is required to provide the trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, the seller and the holders of certificates of each series issued and outstanding under the trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations. The servicer shall immediately notify the trustee in writing of any servicer default.

     In the event of a servicer default, if a conservator or receiver is appointed for the servicer and no servicer default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the trustee or the majority of the certificateholders from effecting a service transfer.

EVIDENCE AS TO COMPLIANCE

     On or before March 31 of each calendar year, the servicer is required to cause a firm of nationally recognized independent certified public accountants to furnish a report, to the effect that the firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the ACCOUNTS during the servicer's preceding fiscal year ended December 31. On the basis of these procedures, nothing came to the attention to the firm that caused them to believe that the servicing was not conducted in compliance with the pooling and servicing agreement and the applicable provisions of each series supplement except for the exceptions or errors the firm shall believe to be immaterial and other exceptions as shall be set forth in that statement.

     The servicer is also required to provide for delivery to the trustee, each rating agency and certain providers of service enhancement an annual statement signed by an officer of the servicer to the effect that the servicer has fully performed its obligations under the pooling and servicing agreement throughout the preceding year, or, if there has been a default in the performance of this obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

AMENDMENTS

     The pooling and servicing agreement and any series supplement may be amended (including in connection with (a) the addition of a participation to the trust and (b) the designation of an additional seller) by the seller, the servicer and the trustee, without the consent of certificateholders of any series then outstanding, for purposes including:

          (i) the seller delivers a certificate of an authorized representative to the trustee to the effect that the seller reasonably believes that the amendment will not adversely affect in any material respect the interest of the certificateholders; and

          (ii) the amendment will not result in a withdrawal or reduction of the rating of any outstanding series under the trust.

     The pooling and servicing agreement and any series supplement may also be amended, once Series 1995-1 is no longer outstanding, by the seller, the servicer and the trustee, without the consent of the certificateholders of any series to add, modify or eliminate any provisions necessary or advisable in order to enable the trust or any portion of the trust to (i) qualify as, and to permit an election to be made for the trust to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (ii) avoid the imposition of state or local income or franchise taxes on the trust's property or its income. The following conditions apply for the amendments described in this paragraph:

     - delivery to the trustee of a certificate of an authorized officer of the seller to the effect that the requirements under the pooling and servicing agreement applicable to the proposed amendments have been met;

     - receipt of written confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of its then-existing rating of any outstanding series or class of certificates; and

     - the amendment must not affect the rights, duties or obligations of the trustee under the pooling and servicing agreement.

     The pooling and servicing agreement and the related series supplement may also be amended by the seller, the servicer and the trustee with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% (or such other percentage specified in the accompanying prospectus supplement) of the aggregate unpaid principal amount of certificates for all series of the trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the trust. No such amendment, however, may:

          (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

          (b) change the definition of or the manner of calculating the interest of any certificateholder of the series or any certificateholder of any other series issued by the trust;

          (c) reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of the related series and certificateholders of all series adversely affected; or

          (d) adversely affect the rating of any series or class by any rating agency without the consent of the certificateholders of the series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of the series or class.

     In addition to being subject to amendment as described above, any series supplement may be amended by the seller without the consent of the servicer, the trustee or any certificateholder if the seller provides the trustee with (a) an opinion of counsel to the effect that the amendment or modification would reduce the risk that the trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that the amendment or modification would not materially and adversely affect any certificateholder, except that the amendment shall not be deemed effective without the trustee's consent, if the trustee's rights, duties and obligations under the related series supplement are thereby modified. Promptly after the effectiveness of the amendment, the seller shall deliver a copy of the amendment to each of the servicer, the trustee and each rating agency described in the related series supplement.

     Promptly following the execution of any amendment to the pooling and servicing agreement, the trustee will furnish written notice of the substance of the amendment to each certificateholder.

TERMINATION OF THE TRUST

     Unless the seller instructs the trustee otherwise, the trust will only terminate on the TRUST TERMINATION DATE. Upon termination of the trust, all right, title and interest in the receivables and other funds of the trust (other than amounts in accounts maintained by the trust for the final payment of principal and interest to certificateholders) will be conveyed and transferred to the seller.

LIST OF CERTIFICATEHOLDERS

     Upon written request of certificateholders of record representing interests in the trust aggregating not less than 10% (or such other percentage specified in the accompanying prospectus supplement) of the aggregate unpaid principal amount of certificates of a series, the trustee will afford the certificateholders access during business hours to the current list of certificateholders of the trust for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement. See "-- Book-Entry Registration" and "-- Definitive Certificates" in this prospectus. The pooling and servicing agreement does not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

     The Bank of New York is the trustee under the pooling and servicing agreement. The seller, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee, the seller, the servicer and any of their respective affiliates may hold certificates in their own names. However, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by the certificateholders as a group. For purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of this appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, the seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

CERTIFICATEHOLDERS HAVE LIMITED CONTROL OF ACTIONS

     Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the INVESTED AMOUNT of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a SERVICER DEFAULT, to amend the pooling and servicing agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the seller's representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from the vote.

                               CREDIT ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided with respect to one or more classes within the series. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of such series, a letter of credit, the establishment of a cash collateral guaranty or account, a COLLATERAL INTEREST, a surety bond, an insurance policy, a spread account, a reserve account, swap agreements, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of the foregoing. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement.

     The presence of credit enhancement with respect to a class is intended to enhance the likelihood of receipt by certificateholders of the class of the full amount of principal and interest and decrease the likelihood that the certificateholders will experience losses. However, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

        (a) the amount payable under such credit enhancement;

        (b) any conditions to payment thereunder not otherwise described herein;

        (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced; and

        (d) any material provision of any agreement relating to such credit enhancement.

     Additionally, the accompanying prospectus supplement may set forth certain information with respect to any credit enhancement provider, including:

        (a) a brief description of its principal business activities;

        (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

        (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

        (d) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

SUBORDINATION

     One or more classes of any series may be subordinated to the extent necessary to fund payments with respect to one or more senior classes. The rights of the holders of any subordinated certificates to receive distributions of principal and/or interest on any distribution date will be subordinate in right and priority to the rights of the holders of senior certificates, but only to the extent set forth in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which the subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of the subordinated certificates will be distributed to holders of senior certificates. If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying a cross-support feature.

LETTER OF CREDIT

     Support for a series or one or more classes within the series, may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to the conditions as are specified in the related prospectus supplement.

     The maximum liability of the issuer of a letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial INVESTED AMOUNT of a series or a class of the series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     Support for a series or one or more classes thereof may be provided by a guaranty secured by the deposit of cash or certain ELIGIBLE INVESTMENTS in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

COLLATERAL INTEREST

     Support for a series or one or more classes of a series may be provided initially by COLLATERAL INTEREST in the trust, in an amount specified in the related prospectus supplement. The series may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit, if any, as specified in the related prospectus supplement which will be increased:

        (a) to the extent the seller elects, subject to certain conditions specified in the related prospectus supplement, to apply collections of PRINCIPAL RECEIVABLES allocable to the collateral interest to decrease the collateral interest;

        (b) to the extent collections of principal receivables allocable to the collateral interest are required to be deposited into the cash collateral account as specified in the related prospectus supplement; and

        (c) to the extent excess collections of FINANCE CHARGE RECEIVABLES are required to be deposited into the cash collateral account as specified in the related prospectus supplement.

     The total amount of the credit enhancement available pursuant to the collateral interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of the sum of the collateral interest and the amount on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the collateral interest will be distributed to holders of certificates and, if applicable, the circumstances under which payment will be made under the cash collateral guaranty or under the cash collateral account.

SURETY BOND OR INSURANCE POLICY

     Insurance with respect to a series or one or more classes within the series may be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     A surety bond may be purchased for the benefit of the holders of any series or class or such series to assure distributions of interest or principal with respect to such series or class of certificates in the manner and amount specified in the related prospectus supplement.

SPREAD ACCOUNT

     Support for a series or one or more classes thereof may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the certificates of such class or series in the manner specified in the related prospectus supplement.

RESERVE ACCOUNT

     Support for a series or one or more classes thereof or any enhancement related thereto may be provided by the establishment of a reserve account. The reserve account may be funded, to the extent provided in the related prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of certificates, including the subordinated certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of each. The reserve account will be established to assist with the subsequent distribution of principal or interest on the certificates of a series or class of the series or another amount owing on any enhancement thereto in the manner provided in the related prospectus supplement.

SWAP AGREEMENTS

     If specified in the related prospectus supplement the trustee, on behalf of the trust, may enter into one or more interest rate swap agreements, guaranteed rate agreements, interest rate cap agreements, consent swap agreements or other forms of swap agreements for the benefit of a series or of a class of a series. The terms of the swap agreement will be specified in the related prospectus supplement.

                              CERTIFICATE RATINGS

     Any rating of the certificates by a rating agency will indicate:

        - its view on the likelihood that certificateholders will receive required interest and principal payments; and

        - its evaluation of the receivables in the trust and the availability of any credit enhancement for the certificates.

     Among the things a rating will not indicate are:

        - the likelihood that interest or principal payments will be paid on a scheduled date;

        - the likelihood that a PAY OUT EVENT will occur;

        - the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

        - the marketability of the certificates;

        - the market price of the certificates; or

        - whether the certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the certificates. A rating may be lowered or withdrawn at any time by a rating agency.

     The seller will request a rating of the certificates offered by this prospectus and the accompanying prospectus supplement from at least one nationally recognized rating organization. Rating organizations other than those requested could assign a rating to the certificates and such a rating could be lower than any rating assigned by a rating agency chosen by the seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The seller has represented and warranted in the pooling and servicing agreement that the transfer of receivables by it to the trust is either: a valid transfer and assignment to the trust of all right, title and interest of the seller in and to the related receivables, except for the interest of the seller as holder of the SELLER INTEREST, or the grant to the trust of a security interest in the receivables. In either case, the seller represents and warrants that the transfer and the grant will be free and clear of liens arising from or through the seller except for:

        - certain potential tax, governmental and other nonconsensual liens;

        - the interests of the holder of the seller interest; and

        - the seller's right to receive interest and investment earnings, net of losses and investment expenses, in respect of the COLLECTION ACCOUNT or any series account.

     For a discussion of the trust's rights arising from a breach of these warranties, see "Description of the Certificates -- Representations and Warranties" in this prospectus.

     The seller represents and warrants that the receivables are "accounts" or "general intangibles" for purposes of the Uniform Commercial Code. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. In addition, a transfer of general intangibles as security for an obligation is subject to provisions of
Article 9 of the UCC. Therefore, the seller will file appropriate UCC financing statements to perfect the trust's security interest in the receivables. Article 9 of the UCC, however, does not apply to the sale of general intangibles. As a consequence, some other action under applicable state law may be required in order to perfect this type of sale against the interests of third parties.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of receivables coming into existence after the closing date could have an interest in the receivables with priority over the trust's interest. Under the pooling and servicing agreement, however, the seller has represented and warranted that it transferred the receivables to the trust free and clear of the lien of any third party except those described above. In addition, the seller has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable in the trust (or any interest therein) other than to the trust or in connection with any transfer of the accounts selected for the trust.

     Nevertheless, a tax or governmental lien or other nonconsensual lien on property of the seller arising prior to the time a receivable comes into existence may have priority over the interest of the trust in the receivable. In addition, if the FDIC were appointed as conservator or receiver of the seller, certain administrative expenses of the conservator or receiver may have priority over the interest of the trust in the receivable. While the seller is the servicer, cash collections on the receivables may be held by the seller and commingled with its funds for brief periods. If insolvency or similar proceedings were commenced by or against the seller or, in certain circumstances, if certain time period were to pass the trust may not have a first-priority perfected security interest in these collections. If any of those events were to occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

CERTAIN MATTERS RELATING TO RECEIVERSHIP AND CONSERVATORSHIP

     The seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the seller if certain events occur relating to the seller's financial condition or the propriety of its action. In addition the FDIC could appoint itself as conservator or receiver for the bank.

     The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, provides that the security interest granted by the seller in the receivables should be respected to the extent that:

        - the pooling and servicing agreement complies with the regulatory requirements of the FDIA;

        - the security interest granted under the pooling and servicing agreement is perfected before the FDIC is appointed as conservator or receiver for the seller; and

        - the security interest was not taken in contemplation of the seller's insolvency or with the intent to hinder, delay or defraud the seller or its creditors.

     In addition, opinions and policy statements issued by the FDIC suggest that, because of the manner in which these transactions are structured, the FDIC would respect the security interest granted by the seller in the receivables. Nevertheless, delays or reductions in payments on outstanding series of certificates could occur if the FDIC were:

        - to assert a contrary position;

        - to require the trustee to go through the administrative claims procedure established by the FDIC in order to obtain payments on the certificates; or

        - to request a stay of any actions by the trustee to enforce the pooling and servicing agreement or the certificates against the seller.

     In addition, the FDIC as conservator or receiver for the seller could repudiate the pooling and servicing agreement. The FDIA would limit the damages for this repudiation to the trust's "actual direct compensatory damages" determined as of the date that the FDIC is appointed as conservator or receiver for the seller. The FDIC, moreover, could delay its decision whether to repudiate the pooling and servicing agreement for a reasonable period following its appointment as conservator or receiver for the seller. Therefore, if the FDIC as conservator or receiver for the seller were to repudiate the pooling and servicing agreement, the amount payable to you could be lower than the outstanding principal and accrued interest on the certificates, thus resulting in losses to you.

     Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to the seller, the seller will promptly give notice thereof to the trustee and a PAY OUT EVENT will occur with respect to all series then outstanding under the trust. Newly created PRINCIPAL RECEIVABLES will not be transferred to the trust on and after any such appointment or voluntary liquidation, and, so long as Series 1995-1 remains outstanding, the trustee will sell or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing interests aggregating more than 50% of the aggregate unpaid principal balance of each series (or if any series has more than one class, of each class, and any other person specified in the pooling and servicing agreement or a series supplement), or unless otherwise required by the FDIC as receiver or conservator of the seller. The proceeds from the sale of the receivables would be treated as collections of the receivables and allocated as specified in the pooling and servicing agreement and each series supplement. This procedure could be delayed, as described above.

     If the only pay out event to occur is either the insolvency of the seller or the appointment of a conservator or receiver for the seller, the conservator or receiver may have the power, notwithstanding the terms of the pooling and servicing agreement, the decisions of the trustee or the instructions of the certificateholders to:

        - delay the procedure for the liquidation of the receivables;

        - prevent the commencement of an early amortization;

        - prevent or limit the early liquidation of the receivables and the termination of the trust; or

        - require the continued transfer of new principal receivable to the trust.

     See "Description of the Certificates -- Pay Out Events" in this prospectus.

     On the other hand, regardless of the terms of the pooling and servicing agreement and any instructions of those authorized to direct the trustee's action, the FDIC as conservator or receiver for the bank may have the power to:

        - require the early liquidation of the receivables;

        - require the early termination of the trust and the retirement of the certificates; or

        - prohibit or limit the continued transfer of new principal receivables to the trust.

     In addition, the FDIC as conservator or receiver for the servicer may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer under the pooling and servicing agreement. See "Description of Certificates -- Servicer Default" in this prospectus.

CONSUMER PROTECTION LAWS

     The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the seller, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts as well as applicable Ohio laws and, to the extent applicable, comparable statutes in the other states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is applied for, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     Certain laws, including the laws described above, may limit the bank's ability to collect amounts owing with respect to the receivables regardless of any act or omission on the part of the bank. For example, under the federal Fair Credit Billing Act, a credit card issuer is subject to all claims (other than tort claims) and defenses arising out of certain transactions in which a credit card is used as a method of payment or extension of a credit if the obligor has made a good faith attempt to obtain satisfactory resolution of a disagreement or problem relative to the transaction from the person honoring the credit card, and except in cases where there is a certain relationship between the person honoring the card and the credit card issuer, the amount of the initial transactions exceeds $50 and the place where the initial transaction occurred was in the same state as the cardholder's mailing address or within 100 miles of that address. These statutes further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

     Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the receivables. In addition, failure of the servicer to comply with these requirements could adversely affect the servicer's ability to enforce the receivables.

     The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the seller with respect to obligations arising before transfer of the receivables to the trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing. The seller has represented and warranted in the pooling and servicing agreement that all of the receivables have been and will be created in compliance with the requirements of these laws. For a discussion of the trust's rights arising from the breach of these warranties, see "Description of the Certificates -- Representations and Warranties" in this prospectus.

     Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with the jurisdiction's consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on the seller's credit card operations or the yield on the receivables in the trust.

     If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See "Description of the Certificates -- Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

     The UCC, the provisions of which would be applicable to the trust if it were deemed to have acquired a security interest in the receivables transferred to the trust (see " -- Transfer of Receivables"), provides that:

        (a) unless a cardholder has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trust, as assignee, are subject to all the terms of the cardholder agreement between the bank and the cardholder and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the cardholder against the bank that accrues before the cardholder receives notification of the assignment; and

        (b) any cardholder is authorized to continue to pay the bank until:

            (i) the cardholder receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer; and

           (ii) if requested by the cardholders the trustee or successor servicer has furnished reasonable proof of assignment.

     No such agreement not to assert defenses has been entered into and no notice of the assignment of the receivables to the trust will be sent to the cardholders obligated on the ACCOUNTS in connection with the transfer of the receivables to the trust.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular CERTIFICATE OWNER in light of that certificate owner's circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     For purposes of this discussion, "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. CERTIFICATE OWNER" means any U.S. person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

     The seller expresses in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The seller, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, the pooling and servicing agreement generally refers to the transfer of receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the seller will treat the pooling and servicing agreement and any participations for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the seller, is of the opinion that, under current law as in effect on the closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The pooling and servicing agreement permits the issuance of certificates and certain other interests (including certain COLLATERAL INTERESTS) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests in the trust (other than the SELLER INTEREST) were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the seller (or other holder of the seller interest). Under this view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the certificates or other interests in the trust (other than the seller interest) were characterized as equity, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the seller (or other holder of the seller interest) and the other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under current law as in effect on the closing date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, special federal income tax counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the Internal Revenue Service and thus, no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the Internal Revenue Service were to contend successfully that some or all of the certificates or any other interest in the trust (other than the seller interest) were not debt obligations for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special federal income tax counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of any other interest in the trust (other than the seller interest) generally will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department under the publicly traded partnership provisions of the Internal Revenue Code could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of then-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the trust would qualify for this grandfather provision. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the trust would be so classified is unclear.

     Under the Internal Revenue Code and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The seller intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. Although the seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the seller. As a result, there can be no assurance that the measures the seller intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

     If the trust were treated as a partnership but nevertheless were not treated as a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the seller (or the holder of the seller interest) and any CERTIFICATE OWNERS treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the seller may cause the trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners might not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. CERTIFICATE OWNER'S method of accounting.

     Original Issue Discount. If the certificates are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 will apply to the certificates. Under those provisions, a U.S. certificate owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of such interest should be included in the certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most CERTIFICATE OWNERS, but prospective U.S. certificate owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. certificate owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

     Market Premium. A U.S. certificate owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of
Section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a certificate, a U.S. CERTIFICATE OWNER generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. certificate owner's adjusted basis in its interest in the certificate. The adjusted basis in the interest in the certificate will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any payments of principal or original issue discount previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

FOREIGN CERTIFICATE OWNERS

     In general, a non-U.S. CERTIFICATE OWNER who, for United States federal income tax purposes, is a nonresident alien individual or a foreign corporation (a "foreign person"), generally will not be subject to

U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a certificate unless:

         (i) the foreign person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the seller entitled to vote (or of a profits or capital interest in the trust if characterized as a partnership);

         (ii) the foreign person is a controlled foreign corporation that is related to the seller (or the trust, if treated as a partnership) through stock ownership;

        (iii) the foreign person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A);

         (iv) such interest is contingent interest described in Internal Revenue Code Section 871(h)(4); or

         (v) the foreign person bears certain relationships to any holder of either (x) the SELLER INTEREST (other than the seller) or (y) any other interest in the trust not properly characterized as debt.

     To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. PERSON in the chain of payment prior to payment to a foreign person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

         (i) is signed by the foreign person under penalties of perjury;

         (ii) certifies that the foreign person is not a U.S. person; and

        (iii) provides the name and address of, and certain additional information concerning, the foreign person.

     This statement generally may be made on a Form W-8BEN or substantially similar substitute form, and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person to the organization or institution holding the certificate on behalf of the foreign person. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a non-U.S. certificate owner may establish an exemption from withholding generally beginning January 1, 2001; non-U.S. certificate owners should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

     Generally, any gain or income realized by a foreign person upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that:

         (i) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs; and

        (ii) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied.

Certain exceptions may be applicable, and an individual foreign person should consult a tax adviser.

     If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. certificate owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. certificate owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. certificate owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a certificate, may be subject to "backup withholding" tax under the Internal Revenue Code at a rate of 31 percent if a recipient of these payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. CERTIFICATE OWNERS should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

STATE AND LOCAL TAXATION

     General. Except as is set forth below, the discussion herein does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

     Ohio. No opinion has been requested from the Ohio Tax Commissioner with respect to the purchase, ownership or disposition of the certificates. Each investor should, therefore, consult a tax advisor regarding any Ohio state or local tax consequences.

     Assuming that the certificates are characterized as indebtedness for federal income tax purposes, and the certificates, when issued, will not represent interests in an association taxable as a corporation for federal income tax purposes, CERTIFICATE OWNERS not otherwise subject to the Ohio corporation franchise tax or the Ohio personal income tax will not be subject to such taxes solely because of their ownership of the certificates.

     If, however, the trust is treated as a partnership for federal income tax purposes, and such partnership is determined to be engaged in business in Ohio, certificate owners treated as holding equity interests in the partnership could be subject to the Ohio corporation franchise tax or the Ohio personal income tax by virtue of their ownership of the certificates.

     Further, if the trust is treated as an association taxable as a corporation for federal income tax purposes or fails to qualify as an "investment pass-through entity," and has tax nexus with Ohio, the trust could be subject to the Ohio corporation franchise tax or the direct tax levied on a "qualifying pass-through entity." Such taxes could result in reduced distributions to the certificate owners. Certificate owners not otherwise subject to the Ohio corporation franchise tax or the Ohio personal income tax would not be subject to such taxes because of their ownership of the certificates.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, collectively, "parties in interest," with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and
Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. PLANS that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A violation of the prohibited transaction rules could occur if any series of certificates were to be purchased with "plan assets" of any plan if the seller, the trustee, any underwriters of such series or any of their affiliates were a party in interest with respect to such plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a plan asset regulation issued by the Department of Labor. The seller, the trustee, any underwriters of a series and their affiliates are likely to be parties in interest with respect to many plans. Before purchasing certificates, a plan fiduciary or other plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the plan and the seller, the trustee, any underwriters of such series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the certificates: Department of Labor Prohibited Transaction Class Exemption 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), Prohibited Transaction Class Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), Prohibited Transaction Class Exemption 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), Prohibited Transaction Class Exemption 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and Prohibited Transaction Class Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

     Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a plan holds an equity interest as "plan assets" of such plan. Because the certificates will represent beneficial interests in the trust, and despite the agreement of the seller and the CERTIFICATE OWNERS to treat each series of certificates as debt instruments, the certificates are likely to be considered equity interests in the trust for purposes of the plan asset regulation, with the result that the assets of the trust are likely to be treated as "plan assets" of the investing plans for purposes of ERISA and Section 4975 of the Internal Revenue Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is:

        (a) freely transferable;

        (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another; and

        (c) either is:

            (i) part of a class of securities registered under Section 12(b) or
                12(g) of the Securities Exchange Act of 1934, as amended; or

           (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the accompanying prospectus supplement, each class of certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the trust.

     A second exception applies if equity participation in the entity by "benefit plan investors" (i.e., plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the trust is not significant on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust (excluding interests held by the seller, the trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the seller as to whether the value of each class of equity interests in the trust held by benefit plan investors will be "significant" upon completion of the offering of any series of certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If none of the foregoing exceptions under the plan asset regulation were satisfied with respect to the trust and the trust were considered to hold "plan assets" of plans, transactions involving the trust and parties in interest with respect to a plan that is a certificate owner might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a certificate by a plan.

     The certificates of any series may not be purchased with "plan assets" of a plan if the seller, the servicer, the trustee or any of their affiliates:

        (a) has investment or administrative discretion with respect to such plan assets;

        (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such plan assets, and (ii) will be based on the particular investment needs of such plan; or

        (c) unless Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such plan.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the certificates on behalf or with "plan assets" of any plan should consult their own counsel regarding whether the trust assets represented by the certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

     Finally, plan fiduciaries and other plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the plan's particular circumstances before authorizing an investment of a portion of the plan's assets in the certificates. Accordingly, among other factors, plan fiduciaries and other plan investors should consider whether the investment:

         (i) satisfies the diversification requirement of ERISA or other applicable law;

         (ii) is in accordance with the plan's governing instruments; and

        (iii) is prudent in light of the risk factors and other factors discussed in this prospectus and in the accompanying prospectus supplement.

                              PLAN OF DISTRIBUTION

     The bank may sell certificates:

        (a) through underwriters or dealers, and

        (b) directly to one or more purchaser, or

        (c) through agents.

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

     The related prospectus supplement will set forth the terms of the offering of any certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of the certificates and the proceeds to the bank from the sale, any underwriting discounts and other items constituting underwrites' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any certificates of a series offered hereby, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. These certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of a series offered hereby may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms acting as principals for their own accounts or as agents for the bank. Any remarketing firm will be identified and the terms of its agreement, if any, with the bank and its compensation will be described in the related prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the certificates remarketed.

     Certificates may also be sold directly by the bank or through agents designated by the bank from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the bank to the agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, the agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into the bank to indemnification by the bank against certain civil liabilities, included liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the bank or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the certificates will be passed upon for the seller by Charles H. Spain, Jr., Vice President and Senior Attorney for the bank, and for the seller, the servicer and the trust by Jones, Day, Reavis & Pogue, New York, New York, and for any underwriters, agents or dealers by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters relating to the federal tax consequences of the issuance of the certificates will be passed upon for the seller by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to

Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates -- Book-Entry Registration" and
" -- Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: National City Bank, 1900 East 9th Street, Loc. 2218, Cleveland, Ohio 44114, Attn.: Jeffrey C. Douglas; 1-800-622-4204.

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

                           GLOSSARY OF DEFINED TERMS

     Many of the terms defined below contain terms defined elsewhere in this glossary.

     "ACCOUNTS" means consumer revolving credit card accounts containing the receivables of the trust.

     "ADDITION DATE" means the date the seller delivers to the trustee an assignment related to an addition of accounts or participations.

     "ADDITIONAL INTEREST" means the collection of monthly interest, overdue monthly interest and any interest on overdue monthly interest at the rate specified in the accompanying prospectus supplement.

     "AGGREGATE ADDITIONAL LIMIT" means the for any series:

          (1) for any three consecutive monthly period commencing in January, April, July and October of each calendar year, 15% of the number of accounts as of the first day of the calendar year during which the monthly periods commence; or

          (2) for any twelve-month period, 20% of the number of accounts as of the first day of the twelve-month period.

     "CERTIFICATE OWNER" means an owner of beneficial interests in the certificates.

     "COLLECTION ACCOUNT" means an eligible deposit account bearing a designation clearly indicating that the funds deposited in it are held for the benefit of the certificateholders of each series.

     "COLLATERAL INTEREST" means an uncertificated, subordinated interest in the trust.

     "CREDIT CARD GUIDELINES" means the seller's written policies and procedures relating to the operation of its consumer revolving lending business, including without limitation:

          (1) the written policies and procedures for determining the creditworthiness of credit card customers;

          (2) the extension of credit to credit card customers; and

          (3) the maintenance of credit card accounts and collection of receivables.

These guidelines may be amended, modified or otherwise changed from time to time.

     "CUT-OFF DATE" means the date when receivables are selected from accounts and conveyed to the trust on the basis of criteria set forth in the pooling and servicing agreement.

     "DEFAULTED AMOUNT" means, for any monthly period, an amount (not less than zero) equal to:

          (1) the amount of principal receivables that became defaulted receivables for the monthly period, minus

          (2) the sum of:

             (a) the amount of any defaulted receivables that a seller or the servicer becomes obligated to accept reassignment or assignment during the monthly period (unless an insolvency event has occurred with respect to the seller or servicer, in which event the amount of the defaulted receivables will not be added to the sum so subtracted), and

             (b) the excess, if any, for the immediately preceding monthly period of the sum computed pursuant to this clause (2) over the amount of principal receivables that became defaulted receivables during the monthly period.

     "DEFAULTED RECEIVABLES" means, for any monthly period, the principal receivables that were charged-off as uncollectible in the monthly period.

     "DEPOSITARIES" means the collection of depositaries of Clearstream and Euroclear which hold the books containing the customers' securities accounts in Clearstream's and Euroclear's names, respectively, and which in turn will hold omnibus positions in customers' securities account in the depositaries' names on the books of DTC.

     "DETERMINATION DATE" means the third business day preceding each distribution date when the servicer will calculate the aggregate invested default amount for the preceding monthly period.

     "DISCOUNT OPTION RECEIVABLES" means an amount of receivables arising in the accounts on and after the date the seller's designation of a discount percentage becomes effective that otherwise would have been treated as principal receivables to be treated as finance charge receivables.

     "DISCOUNT PERCENTAGE" means a fixed or variable percentage designated by the seller exercising its discount option, at it sole discretion, of receivables arising in the accounts on and after the date the option is exercised.

     "ELIGIBLE ACCOUNT" means, as of the cut-off date (or, with respect to additional accounts, as of their date of designation for inclusion in the trust), each account owned by the seller:

          (1)(a) which was in existence and maintained with the seller;

             (b) which is payable in the United States;

             (c) has not been identified as an account with credit cards that have been reported lost or stolen;

             (d) has a cardholder who has provided, as his or her billing address, an address located in the United States or its territories or possessions or a military address;

             (e) has not been, and does not have any receivables that have been sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the pooling and servicing agreement);

             (f) except as described below, does not have any defaulted receivables; and

             (g) except as described below, does not have any receivables that have been identified as having been incurred as a result of fraudulent use of any related credit card; or

          (2) with respect to additional accounts, any revolving credit card owned by the seller that comply with the requirements of clause
              (1) above, provided, that the seller provides to the trustee written evidence that in establishing such differences, the ratings will not be withdrawn or reduced by the rating agencies.

     Eligible accounts may include accounts, the receivables of which are defaulted receivables, or receivables which the seller believes the related cardholder is bankrupt or which have been identified by the cardholders as having been incurred as a result of fraudulent use of any credit card, or has been reported to the seller as lost or stolen; provided that:

          (1) the balance of all receivables included in the accounts is reflected on the books and records of the seller (and is treated for purposes of the pooling and servicing agreement) as "zero;" and

          (2) charging privileges for the accounts have been canceled in accordance with the credit card guidelines of the seller and will not be reinstated by the seller or the servicer.

     "ELIGIBLE DEPOSIT ACCOUNT" means either:

          (1) a segregated account with an eligible institution or

          (2) a segregated trust account with the corporate trust department of a depository institution organized under the Federal or state laws of the United States, including the District of Columbia (or any domestic branch of foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of the depository institution shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

     "ELIGIBLE INSTITUTION" means:

          (1) a depository institution (which may be the trustee) organized under the Federal or state laws of the United States, which at all times:

             (a) has either:

                 (i) a long-term unsecured debt rating of "A2" or better by
                     Moody's or

                (ii) a certificate of deposit rating of "P-1" by Moody's,

             (b) has either:

                 (i) a long-term unsecured debt rating of "AAA" by Standard &
                     Poor's or

                (ii) a certificate of deposit rating of "A-1+" by Standard &
                     Poor's and

             (c) is a member of the FDIC or

          (2) any other institution that is acceptable to each rating agency.

     "ELIGIBLE INVESTMENTS" collectively means:

          (1) obligations fully guaranteed by the United States of America;

          (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the commercial paper, if any, of which has the highest rating from Moody's and Standard & Poor's;

          (3) commercial paper (or other short term obligations) having, at the time of the trust's investment therein, a rating in the highest rating category from Moody's and Standard & Poor's;

          (4) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC;

          (5) notes or bankers' acceptances issued by any depository institution or trust company described in (2) above;

          (6) money market funds that have the highest rating from Moody's and Standard & Poor's, or have otherwise been approved in writing by each rating agency;

          (7) time deposits with an entity, the commercial paper of which has the highest rating from Moody's and Standard & Poor's; and

          (8) any other investments approved in writing by each rating agency.

     "ELIGIBLE RECEIVABLE" means each receivable:

           (1) which has arisen under an eligible account;

           (2) which was created in compliance, in all material respects, with all requirements of law applicable to the seller, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the seller;

           (3) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the seller in connection with the creation of such receivable or the execution, delivery, creation and performance by the seller of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

           (4) as to which, at the time of its creation, the seller or the trust had good and marketable title free and clear of all liens and security interests arising under or through the seller (other than certain tax liens for taxes not then due or which the seller is contesting);

           (5) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions);

           (6) which constitutes an "account" or "general intangible" under
               Article 9 of the UCC;

           (7) that, at the time of transfer, has not been waived or modified except as permitted in accordance with the credit card guidelines or as ordered by a court of competent jurisdiction or other governmental authority;

           (8) that, at the time of its transfer to the trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor on the account, other than defenses rising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights;

           (9) as to which, at the time of its transfer to the trust, the seller has satisfied all obligations to be fulfilled at the time it is transferred to the trust; and

          (10) as to which, at the time of its transfer to the trust, the seller has not taken any action that, or failed to take any action the omission of which, would, at the time of its transfer to the trust, impair the rights of the trust or the certificateholders.

     "ENHANCEMENT INVESTED AMOUNT" means, upon the availability of credit enhancement to pay principal of the certificates of a series following a certain pay out event, the interest of the credit enhancement provider in certain cash flows in respect of the receivables in the trust to the extent described in the accompanying prospectus supplement.

     "EXCESS FINANCE CHARGE COLLECTIONS" means, for any monthly period, the excess of collections of finance charge receivables, annual membership fees and certain other amounts allocated to the invested amount of the series or class over the sum of:

          (1) monthly interest and overdue monthly interest on the certificates of the series or class;

          (2) accrued and unpaid investor servicing fees with respect to the series or class payable from collections of finance charge receivables;

          (3) the investor default amount with respect to the series or class;

          (4) unreimbursed investor charge-offs with respect to the series or class; and

          (5) other amounts specified in the accompanying prospectus supplement.

     "FINANCE CHARGE RECEIVABLES" mean the periodic finance charges, cash advance fees late charges, late fees, overlimit fees, discount option receivables, annual fees and any other fees and charges billed on the accounts.

     "FOREIGN PERSON" means a nonresident alien individual or foreign corporation.

     "FUNDING PERIOD" means the period beginning on the closing date and ending on a specified date before the commencement of an amortization period or accumulation period for a series.

     "GROUP" means the group of series each offered by related prospectus and prospectus supplement.

     "INSOLVENCY EVENT" means an event that occurs if:

          (1) the seller and/or any additional sellers or any other holder of the seller interest consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the seller or the holder or of or relating to all or substantially all of its property;

          (2) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of the affairs of the seller, shall have been entered against the seller; or

          (3) the seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     "INTERCHANGE" means specified fees received by the bank as a creditor participating in the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing, attributed to charges for merchandise and services in the accounts.

     "INTEREST PAYMENT DATE" means the date on which interest with respect to the certificates is distributed.

     "INVESTED AMOUNT" means, for each series of certificates, unless otherwise specified in the related prospectus supplement, an amount, on any date, equal to:

          (1) the aggregate initial principal amount of the certificates; minus

          (2) the aggregate amount of principal payments made to the certificateholders prior to such date; minus

          (3) the aggregate amount of investor charge-offs for all prior distribution dates.

     "INVESTOR CHARGE-OFF" means, for any monthly period, and for any series or class within the series, the amount by which:

          (1) the related monthly interest and overdue monthly interest, together with, if applicable, any additional interest as provided for in the applicable prospectus supplement, the accrued and unpaid investor servicing fees payable from collections of finance charge receivables, the investor default amount and any other required fees, exceeds

          (2) amounts available to pay the amounts out of collections of finance charge receivables, available credit enhancement amounts, if any, and other sources specified in the accompanying prospectus supplement, but not more than the investor default amount.

     "INVESTOR SERVICING FEE" means, for any series of certificates or class within a series, the servicing fee allocable to the invested amount with respect to the series or class, as specified in the accompanying prospectus supplement.

     "MONTHLY INVESTOR SERVICING FEE" means the sum of the invested amount with respect to the series (less the amount, if any, on deposit in any principal funding account) and the enhancement invested amount, if any, with respect to the series as of the last day of the preceding monthly period.

     "PAY OUT EVENT" means the events described under "Description of Certificates -- Pay Out Events."

     "PLANS" means certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans.

     "PRE-FUNDING ACCOUNT" means the trust account established with the trustee holding the pre-funding amount for the benefit of the certificateholders.

     "PRE-FUNDING AMOUNT" means the amount of the deficiency between the aggregate principal amount of receivables in the trust allocable to a series and the aggregate principal amount of certificates for that series.

     "PRINCIPAL RECEIVABLES" mean the receivables which include all amounts charged by cardholders for merchandise, services and cash advances.

     "QUALIFIED INSTITUTION" is defined as:

          (1) a depository institution or trust company, which may include the trustee;

          (2) organized under the laws of the United States or any one of the state within it;

          (3) which at all times has a certificate of deposit rating of P-1 by Moody's Investors Service, Inc. and of A-1+ by Standard & Poor's Ratings Services or long-term unsecured debt obligation, other than an obligation with a rating which is based on collateral or on the credit of a person other than the institution or trust company, rating of Aa3 by Moody's; and

          (4) which has deposit insurance provided by either the Bank Insurance Fund or the Savings Association Insurance Fund, each administered by the FDIC.

     "REASSIGNMENT AMOUNT" means, with respect to any distribution date, after giving effect to any deposits and distributions otherwise to be made on the distribution date, the sum of:

          (1) the monthly invested amount on the distribution date, plus

          (2) monthly interest for the distribution date and any monthly interest previously due but not distributed to the certificateholders of the series on a prior distribution date, plus

          (3) the amount of additional interest as described in the related prospectus supplement, if any, for the distribution date and any additional interest previously due but not distributed to the certificateholders of the series on a prior distribution date.

     "REQUIRED PRINCIPAL BALANCE" means, for any date:

          (1) the initial invested amounts of each series outstanding on that day (provided that under certain circumstances some series may be excluded from this calculation), minus

          (2) the aggregate principal amount on deposit in the special funding account on that day.

However, if the only series outstanding are excluded series and a pay out event has occurred to any series, the required principal balance means:

          (1) the invested amounts of each excluded series as of the first date on which a pay out event is deemed to have occurred, minus

          (2) the aggregate principal amount on deposit in the special funding account.

     "REQUIRED SELLER AMOUNT" means, for any date, an amount equal to the product of the required seller percentage and the sum of:

          (1) the aggregate amount of principal receivables in the trust; and

          (2) the aggregate principal amount on deposit in the special funding account on that day.

     "REQUIRED SELLER PERCENTAGE" means 4%. However, the seller, upon 30 days' prior written notice to the trustee, each rating agency and certain providers of series enhancement, may reduce the required seller percentage (but not below 2%), provided that (i) such reduction will not result in a ratings effect and
(ii) the seller shall have delivered an officer's certificate stating that, in the reasonable belief of such officer, such reduction will not, based upon facts known to such officer at the time of such certification, cause a pay out event to occur.

     "SELLER AMOUNT" means the principal amount of the seller interest.

     "SELLER CERTIFICATE" means a certificate representing an interest in the seller interest.

     "SELLER INTEREST" means the interest in the trust not represented by the certificates issued and outstanding under the trust or the rights, if any, of any credit enhancement providers to receive payments under the trust.

     "SERIES ENHANCEMENT" means, for any series or class of certificates, any credit enhancement, guaranteed rate agreements, maturity liquidity facility, tax protection agreement, interest rate cap agreement, interest rate swap agreement or other similar arrangement for the benefit of certificateholders of the series or class.

     "SERIES TERMINATION DATE" means the latest date by which principal and interest for the series of certificates can be paid.

     "SERVICER DEFAULT" means any of the following events:

          (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the pooling and servicing agreement or any series supplement which is not cured within a five business day grace period;

          (b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series or class issue and outstanding under the trust and which continues unremedied for a period of 60 days after written notice shall have been given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all certificates; or the servicer delegates its duties under the pooling and servicing agreement, and it continues unremedied for 15 days after written notice, shall have given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of the certificates;

          (c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice, shall have been given to the servicer by the trustee, or to the servicer and the trustee by certificateholders evidencing not less than 10% of the aggregate unpaid principal amount of all certificates; or

          (d) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Unless otherwise stated in the accompanying prospectus supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five business days, or referred to under clause (b) or (c) for a period of 60 business days, will not constitute a servicer default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

     "SHARED PRINCIPAL COLLECTIONS" means collections of principal receivables and certain other amounts that are allocated to the invested amount of any series which are not needed to make payment or deposits to that series, and can be shared with other series to cover the principal payments due.

     "SPECIAL FUNDING ACCOUNT" means, if the seller amount is less than or equal to the required seller amount or the amount of principal receivables in the trust is less than or equal to the required principal balance, the account established for the servicer to deposit and clearly mark funds from shared principal collections, that might otherwise distributed to holder of the seller interest, for the benefit of certificateholders of each series, in the name of the trustee and on behalf of the trustee.

     "SPECIAL PAYMENT DATE" means each monthly distribution date following the beginning of an early amortization period.

     "TAX OPINION" means an opinion of counsel acceptable to the trustee that for federal income tax purposes:

          (1) following a new issuance, the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation;

          (2) a new issuance will not affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance; and

          (3) a new issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholders.

     "TRUST CUT-OFF DATE" means the date prior to the issuance of the first series when the seller will convey to the trust all existing receivables.

     "TRUST TERMINATION DATE" means the date earliest of:

          (1) the day after the distribution date on which the aggregate invested amount and enhancement invested amount or collateral interest, if any, with respect to each series outstanding is zero;

          (2) June 1, 2025; or

          (3) if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of the seller, immediately following the sale, disposition or liquidation.

     "U.S. CERTIFICATE OWNER" means any U.S. person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person's conduct of a U.S. trade or business.

     "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state within the United States, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered National City Credit Card Master Trust Asset-Backed Certificates to be issued in series from time to time will be available only in book-entry form. Investors in these global securities may hold such global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective DEPOSITARIES of Clearstream and Euroclear (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants (other than Citibank, N.A. ("Citibank") and Morgan Guaranty Trust Company of New York ("Morgan") as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant (other than Citibank and Morgan as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, prior to settlement date 12:30. Clearstream or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the global securities for payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to Citibank or Morgan for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC participant. The seller will send instructions to Clearstream or Euroclear, as the case may be, before settlement date 12:30. In these cases, Clearstream or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. PERSONS, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Federal Income Tax Consequences."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     NATIONAL CITY CREDIT CARD MASTER TRUST
                                     Issuer

                               National City Logo

                               NATIONAL CITY BANK
                              Seller and Servicer

                               SERIES 2000-[ - ]

                                     $[ - ]
                CLASS A FLOATING RATE ASSET BACKED CERTIFICATES

                                     $[ - ]
                CLASS B FLOATING RATE ASSET BACKED CERTIFICATES

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                  ------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                                     A CO.
                                     B CO.
                                     C CO.

                    UNDERWRITER OF THE CLASS B CERTIFICATES

                                     A CO.

            YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR
       INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

            WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

            WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

            DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, UNTIL THE DATE WHICH IS 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee............................................   $    264*
Printing and Engraving Expenses.............................           **
Trustee's Fees and Expenses.................................           **
Legal Fees and Expenses.....................................           **
Accountants' Fees and Expenses..............................           **
Blue Sky Fees and Expenses..................................           **
Rating Agency Fees..........................................           **
Miscellaneous Expenses......................................           **
                                                               --------
          Total.............................................   $       **
                                                               ========

---------------

 * Actual

** To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13 of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys fees), judgements, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that this conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect to any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all of the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover,
Section 1701.13 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under the regulation, agreement, vote of stockholders or disinterested directors or otherwise incurred by him by reason of the fact that he is or was such director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     Article TENTH of National City Bank's Articles of Association provides that any person, his heirs, executors or administrators, may be indemnified or reimbursed by National City Bank for reasonable expenses actually incurred and liabilities imposed in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a Director, officer or employee of National City Bank or of any firm, corporation or organization which he served in any such capacity at the request of National City Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to National City Bank; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of National City Bank, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action suit or proceeding, constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors or administrators, may be entitled as a matter of law.

     National City Bank may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers and other employees to the extent that such indemnification is allowed by Article Tenth, such insurance may, but need not, be for the benefit of all Directors, officers or employees.

ITEM 16. EXHIBITS.

     (a) Exhibits.

           1.1           -- Form of Underwriting Agreement*
           4.1           -- Form of Pooling and Servicing Agreement*
           4.2           -- Form of Series Supplement, including form of
                            Certificates*
           5.1           -- Opinion of Jones, Day, Reavis & Pogue with respect to
                            legality*
           8.1           -- Opinion of Orrick, Herrington & Sutcliffe LLP with
                            respect to tax matters*
          23.1           -- Consent of Jones, Day, Reavis & Pogue (included in
                            Exhibit 5.1)*
          23.2           -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)*
          24.1           -- Powers of Attorney

---------------

* To be filed by amendment.

     (b) Financial Statements.

     All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that:

           (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on June 15, 2000.

                                            NATIONAL CITY BANK,
                                            as originator of the Trust and
                                            Co-Registrant
                                            and on behalf of the Trust as
                                            Co-Registrant

                                            By: /s/ CARLTON E. LANGER
                                              ----------------------------------
                                            Name: Carlton E. Langer
                                            Title:  Senior Vice President and
                                                    Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 15, 2000 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

/s/ WILLIAM E. MACDONALD III*                                      President and Director
-----------------------------------------------------          (Principal Executive Officer)
William E. MacDonald III

/s/ JOHN D. GELLHAUSEN*                                            Senior Vice President
-----------------------------------------------------          (Principal Financial Officer)
John D. Gellhausen

/s/ JANIS E. LYONS*                                                Senior Vice President
-----------------------------------------------------   (Controller or Principal Accounting Officer)
Janis E. Lyons

/s/ STEVE D. BULLOCK*                                                     Director
-----------------------------------------------------
Steve D. Bullock

/s/ CHRISTOPHER M. CONNOR*                                                Director
-----------------------------------------------------
Christopher M. Connor

/s/ DAVID A. DABERKO*                                                     Director
-----------------------------------------------------
David A. Daberko

/s/ VINCENT A. DIGIROLAMO*                                                Director
-----------------------------------------------------
Vincent A. DiGirolamo

/s/ GARY A. GLASER*                                                       Director
-----------------------------------------------------
Gary A. Glaser

/s/ GORDON D. HARNETT*                                                    Director
-----------------------------------------------------
Gordon D. Harnett

                      SIGNATURE                                            TITLE
                      ---------                                            -----
/s/ WILLIAM P. MADAR*                                                     Director
-----------------------------------------------------
William P. Madar

/s/ K. WAYNE SMITH*                                                       Director
-----------------------------------------------------
K. Wayne Smith

/s/ THOMAS C. SULLIVAN*                                                   Director
-----------------------------------------------------
Thomas C. Sullivan

/s/ JOHN R. WERREN*                                                       Director
-----------------------------------------------------
John R. Werren

By: /s/ CARLTON E. LANGER
    ----------------------------------------------------------
Name: Carlton E. Langer
Title:  Senior Vice President and Assistant Secretary
---------------

*Note: Powers of Attorney appointing David L. Zoeller and Carlton E. Langer, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration for additional Asset Backed Certificates that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933 on behalf of the above-named individuals are included herein as Exhibit 24.1.

                                 EXHIBIT INDEX

EXHIBITS                          DESCRIPTION
--------                          -----------
   1.1    -- Form of Underwriting Agreement*
   4.1    -- Form of Pooling and Servicing Agreement*
   4.2    -- Form of Series Supplement, including form of
             Certificates*
   5.1    -- Opinion of Jones, Day, Reavis & Pogue with respect to
             legality*
   8.1    -- Opinion of Orrick, Herrington & Sutcliffe LLP with
             respect to tax matters*
  23.1    -- Consent of Jones, Day, Reavis & Pogue (included in
             Exhibit 5.1)*
  23.2    -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)*
  24.1    -- Powers of Attorney

---------------

*  To be filed by amendment.